THIRD AMENDED AND RESTATED LOAN AGREEMENT


     THIS THIRD AMENDED AND RESTATED LOAN AGREEMENT is entered into as of the 30th day of September, 1997, by and among AMRESCO, INC., a Delaware corporation, and AMRESCO UK Holdings Limited, a corporation formed under the laws of the United Kingdom, as borrowers, and NationsBank of Texas, N.A., a national banking association, for itself and as agent, Bank One, Texas, N.A., a national banking association, as co-agent, and the lending institutions designated as "Lenders" on Schedule I hereto (as modified from time to time).


                     PRELIMINARY STATEMENT


I. Agent, certain of the Lenders and the ABorrowers@ therein named (the "Second Agreement Borrowers") executed that certain Second Amended and Restated Loan Agreement (as modified and amended, the "Second Loan Agreement") dated as of February 7, 1997, wherein certain of the Lenders agreed to make a revolving credit facility and a term facility available to the Second Agreement Borrowers in an aggregate amount not to exceed Three Hundred Fifty Million and No/100 Dollars ($350,000,000).

II. The Second Loan Agreement was modified by (a) that certain First Modification of Second Amended and Restated Loan Agreement dated as of February 25, 1997, by and among the Second Agreement Borrowers and Agent, (b) that certain Second Modification of Second Amended and Restated Loan Agreement dated as of March 31, 1997, by and among Agent, the Lenders (as therein defined), AMRESCO, INC. and the other entities designated as "Borrowers" in
Schedule I attached thereto, and (c) that certain Third Modification of Second Amended and Restated Loan Agreement dated as of May 30, 1997, by and among the Lenders (as therein defined), Agent, AMRESCO, INC. and the other entities designated as "Borrowers" in Schedule I attached thereto.

III. AMRESCO, INC. has requested that Agent and Lenders modify, amend and restate the Second Loan Agreement in order to, in part,
(a) increase the revolving credit facility to an aggregate amount not to exceed Four Hundred Ninety Million and No/100 Dollars ($490,000,000), (b) revise certain financial covenants set forth in the Second Loan Agreement and (c) for AMRESCO INC.'s convenience change the structure to cause AMRESCO, INC. and AMRESCO UK Holdings Limited to be the borrowers thereunder and the other subsidiaries of AMRESCO, INC. (other than certain excluded subsidiaries) to be guarantors rather than borrowers under the credit facilities. Upon and subject to the terms of this Agreement and each of the other Loan Documents, Agent and Lenders are willing to modify, amend and restate the Second Loan Agreement. Accordingly, in consideration of the mutual covenants contained herein, Borrower, Guarantors, Agent and Lenders (each as herein defined) agree as follows:

                           ARTICLE I

                         TERMS DEFINED

     Section 1.1. Definitions. The following terms, as used herein, have the following meanings:

     Account Debtor means, collectively, the "borrower" and each other obligor, guarantor or other liable party under any Assigned
Loan.

     Acquisition means any transaction pursuant to which Borrower or any of its Subsidiaries, (a) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (i)
acquires more than 50% of the equity interest in any Person pursuant to a solicitation by Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions, or a combination of any of the foregoing, or (ii) makes any corporation a Subsidiary of Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of Borrower or such Subsidiary, to be merged into Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of Borrower or such Subsidiary), or (b) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person.

     Acquisition Consideration means consideration given or the amount of the Investment made by Borrower or any Subsidiary of Borrower in an Acquisition, including, without limitation, (a) capital stock or other securities or equity so given or invested, plus (b) the fair market value of any cash, property or services given or invested, plus (c) the amount of any Debt assumed, incurred or guaranteed by Borrower or any Subsidiary of Borrower in connection with such Acquisition.

     Additional Term Loans means any and all Term Loans funded after the Closing Date pursuant to an increase in the Term
Facility as contemplated by Section 2.1(c).

     Adjusted Asset Amount at any time of determination means the sum of the value of Borrower=s assets on a consolidated basis as shown on a consolidated balance sheet for Borrower prepared in accordance with GAAP adjusted by the leverage advance rates therefor as shown on Schedule III attached hereto, as such schedule may be changed from time to time by Borrower and Required Lenders; provided, that, any asset shown on Borrower's balance sheet prepared in accordance with GAAP and not included in Schedule III shall be deemed to have a leverage advance rate of zero.

     Adjusted   EBITDA   means   the   difference   between   (a)
Consolidated EBITDA and (b) any  Net Gains.

     Adjusted LIBOR Rate shall mean on the applicable Effective Date, with respect to a LIBOR Rate Advance or LIBOR Rate Portion, a rate per annum equal to the sum of (a) the quotient of (i) the LIBOR Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement, if any, on the applicable Effective Date, plus (b) the FDIC Percentage in effect on the applicable Effective Date, together with any additional impositions, assessments, fees or surcharges that may be imposed on Agent or any Lender (expressed as a percentage), to the extent such impositions, assessments, fees or surcharges are not reflected in the FDIC Percentage or the LIBOR Reserve Requirement and are generally imposed on banks with capitalization and supervisory risk factors comparable to Agent, plus (c) the LIBOR Margin.

     Adjusted  Net  Worth means the sum of Consolidated  Tangible
Net Worth plus fifty percent (50%) of the outstanding principal balance of Approved Subordinated Debt.

     Administrative Fee means an aggregate annual fee to be paid to Agent as set forth in a separate letter between Agent and Borrower.

     Advance means an Advance made by either the Revolving Lenders (including Revolving Lenders advancing funds under Competitive Bid Notes) or the Term Lenders, as applicable, to Borrower under the applicable Credit Facility pursuant to the terms and conditions of this Agreement.

     Affiliate means, as to any Person, any Subsidiary of such Person, or any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     Agent means NationsBank, in its capacity as agent for the Lenders hereunder, or any successor agent pursuant to Section
10.12 or Section 10.13 or any agreement entered into pursuant  to
Section 10.16.

     Aggregate Loan Percentage means, with respect to each Lender, the fraction, expressed as a percentage, obtained by dividing (a) the sum of (i) the aggregate principal amount outstanding on the date of determination under the Term Note and/or Revolving Note and/or the Competitive Note payable to such Lender, plus (ii) such Lender's portion of the Letter of Credit Exposure, divided by (b) the aggregate principal amount outstanding on the date of determination under the Notes plus the Letter of Credit Exposure.

     Agreement  means  this  Third  Amended  and  Restated   Loan
Agreement and all renewals, extensions, modifications, amendments and rearrangements thereof.

     Alternate Currency means British pounds sterling, Canadian dollars, French francs, Deutsche marks, Italian lira, Spanish peseta, Japanese yen, Australian dollars and Dutch guilders and the currency of any other foreign country agreed to by the Revolving Lenders from time to time.

      Alternate Currency Advance means an Advance which is funded in Alternate Currency and bears interest at the Alternate
Currency Rate.

     Alternate Currency Base Rate means for any Interest Period for each Alternate Currency Advance, the rate of interest determined by Agent at which deposits in the applicable Alternate Currency (except for British pounds sterling or any other Alternate Currency for which there is not a quote available on the Telerate Screen) for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided, that if at least two such offered rates appear on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; provided, further, if (i) the Telerate System ceases to provide the required quotation, or (ii) with respect to any Alternate
Currency Advance made in British pounds sterling or any other Alternate Currency for which there is not a quote available on the Telerate Screen, such rate shall be the per annum rate of interest determined by the arithmetic average (rounded upward, if necessary, to the nearest .01%) of the respective rates per annum at which deposits in British pounds sterling or such other
Alternate Currency would be offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount in British pounds sterling or such other Alternate Currency of the related Alternate Currency Advance to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     Alternate Currency Loss has the meaning set forth in Section 3.6(f).

     Alternate Currency Note has the meaning set forth in Section 3.14.

     Alternate Currency Option has the meaning set forth in Section 2.2(c).

     Alternate Currency Rate shall mean, on the applicable Effective Date with respect to an Alternate Currency Advance, a rate per annum equal to the sum of (a) the quotient of (i) the Alternate Currency Base Rate on the applicable Effective Date, divided by (ii) the remainder of 1.00 minus the LIBOR Reserve Requirement, if any, on the applicable Effective Date, plus
(b) the FDIC Percentage in effect on the applicable Effective Date, together with any additional impositions, assessments, fees or surcharges that may be imposed on Agent or any Lender (expressed as a percentage), to the extent such impositions, assessments, fees or surcharges are not reflected in the FDIC Percentage or the LIBOR Reserve Requirement and are generally imposed on banks with capitalization and supervisory risk factors comparable to Agent, plus (c) the LIBOR Margin.

     AMRESCO means AMRESCO, INC., a Delaware corporation.

     AMRESCO UK means AMRESCO UK Holdings Limited, a corporation formed under the laws of the United Kingdom.

     Applicable Environmental Laws has the meaning set  forth  in
Section 7.7.

     Applicable Lending Office means with respect to each Lender, such Lender's domestic lending office (as designated by such Lender) for Variable Rate Advances or Variable Rate Portions, and such Lender's Eurodollar lending office (as designated by such Lender) for LIBOR Rate Advances, LIBOR Rate Portions, Alternate Currency Advances and Competitive Bid Advances.

      Applicable Rate means at any time, (a) with respect to a Variable Rate Advance or a Variable Rate Portion, a rate per annum equal to the Variable Rate, (b) with respect to a LIBOR Rate Advance or LIBOR Rate Portion, a rate per annum equal to the Adjusted LIBOR Rate, and (c) with respect to an Alternate
Currency  Advance,  a  rate  per annum  equal  to  the  Alternate
Currency Rate.

     Approved Senior Debt means Debt issued by AMRESCO which is unsecured and senior to other unsecured Debt of AMRESCO and the terms of which have been approved in writing by the Required Lenders and shall include, without limitation, the Debt evidenced by promissory notes aggregating $57,500,000 issued pursuant to the terms of the Senior Indenture as Series 1996-A due 1999, and pursuant to that certain Officers' Certificate and Company Order dated as of July 19, 1996.

     Approved Subordinated Debt means Debt issued by AMRESCO which is unsecured and subordinated to payment of the Credit Facilities and the terms of which (including, without limitation, the subordination provisions thereof) have been approved in writing by the Required Lenders, and shall include, without limitation, (a) the Debt evidenced by notes made pursuant to the terms of that certain Indenture (the "January Indenture") dated January 15, 1996, executed by and between AMRESCO and Bank One, Columbus, N.A., as Trustee, and (b) any other promissory notes evidencing subordinated debt issued on terms consistent with those of the January Indenture, provided that (i) Agent has received projections from AMRESCO showing financial covenant compliance following issuance of such notes; (ii) no Default or Event of Default has occurred and has not been cured; and (iii) Agent has approved the terms for the issuance of such promissory notes, including, without limitation, the terms regarding subordination of such promissory notes to the Credit Facilities.

     Arranger means NationsBanc Capital Markets, Inc.

     Asset Portfolio Report means a report showing various information concerning each Asset Portfolio which is included as an Eligible Investment, such report being in form as attached to the Borrowing Base Schedule as Annex A.

     Asset  Portfolios means one or more pools or  portfolios  of
(a)  performing, non-performing or under-performing loans, and/or
(b) real estate or other assets acquired in connection with the foreclosure, restructure or settlement of non-performing or under-performing loans, together with all documents, instruments, certificates and other information related thereto.

     Assigned Loans means all Borrowing Base Loans and all other loans owned or hereafter originated or acquired by Borrower or any Guarantor which are not pledged to secure Debt other than the Credit Facilities to the extent permitted by Section 8.7 hereof.

     Assignment  and  Acceptance has the  meaning  set  forth  in
Section 11.10.

     Authorized Officer means, as to Borrower or any other Person, any of its Chairman, Vice-Chairman, President, Executive Vice President(s), Chief Financial Officer, Chief Accounting Officer, Treasurer or Assistant Treasurer, who is duly authorized by the Board of Directors of such Person to execute the Loan Documents or any other documents or certificates to be executed by such Person hereunder or in connection with any Advance or Letter of Credit.

     Base Rate means, on any date of determination, the greater of (a) the rate of interest per annum most recently announced by Agent as its prime rate in effect at its principal office (which, in the case of NationsBank shall mean its principal office in Dallas, Texas), automatically fluctuating upward and downward until and at the time specified in each such announcement without special notice to Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer and (b) the sum of the Federal Funds Rate plus .50%.

     Borrower means, collectively, AMRESCO, AMRESCO UK and, with respect to the Revolving Credit Facility, any other direct makers on the Revolving Notes as designated by AMRESCO in accordance with this Agreement, and their successors and assigns. In connection with the Term Facility, the definition of "Borrower" shall exclude AMRESCO UK, and AMRESCO UK shall not be a "Maker" as that term is used in the Term Note. However, AMRESCO UK agrees to guarantee the payment in full of all amounts outstanding under the Term Notes (in the Dollar Equivalent of such amounts). Lenders, AMRESCO and AMRESCO UK understand and agree that whenever the term ABorrower A is used in the Loan Documents, such term shall also refer to AMRESCO UK in its capacity as guarantor of the Term Facility.

     Borrower Due Diligence Reports means the various written reports, information and other materials that Borrower or a Guarantor prepared or assembled and has available at the offices designated in Section 7.12 hereof containing descriptions and evaluations of the Portfolio Loans and Mortgaged Properties included in a particular Asset Portfolio, and Borrower's or the applicable Guarantor=s assessments and projections regarding same, or other information regarding such Portfolio Loans and the Mortgaged Property, including copies of purchase agreements, copies of any appraisals or environmental site assessments, and the "Round Table" books for each such Asset Portfolio summarizing Borrower's or the applicable Guarantor=s due diligence regarding such Portfolio Loans and the Mortgaged Property.

     Borrowing Base means an amount equal to the lesser of (a) the sum of (i) the Revolving Commitment, plus (ii) the aggregate amount outstanding under the Term Facility, or (b) the sum of (i) the Portfolio Borrowing Base, plus (ii) EBITDA Availability.

     Borrowing  Base  Loans means the Portfolio Loans  which  are
Eligible Investments.

     Borrowing  Base Schedule means the schedule which (a)  lists each Eligible Investment and the current Net Investment Value thereof with any back-up schedule required by Section 7.1(f) (including, without limitation, a completed Asset Portfolio Report), (b) the aggregate Net Investment Values of the Performing Borrowing Base Loans included in Eligible Investments,
(c) designates the number of months since each such Eligible Investment was initially acquired by Borrower or any Guarantor,
(d) shows the net present value (discounted at nine percent (9%)) of the Projected Net Cash Flow from Eligible Investments for each Eligible Investment, (e) shows the aggregate Net Investment Value and aggregate net present values of Projected Net Cash Flow related to any Wholly-Owned Real Estate Portfolios included in the Borrowing Base, (f) calculates the Borrowing Base and shows how such calculation was made, and (g) shows the calculation of EBITDA Availability.

     Borrowing Date means the date on which an Advance is made under this Agreement.

     Bridge Debt means Debt of AMRESCO to one or more of the Lenders in an aggregate amount outstanding at any time not to exceed Fifty Million and No/100 Dollars ($50,000,000.00), which Debt may be included in the Obligations and secured by the Collateral, but, if it is secured by the Collateral, shall be subordinate to the Credit Facilities for certain purposes as set forth in Section 10.6.

     Business Day means (a) for all purposes other than as covered by clause (b) of this definition, any day of the week, other than Saturday, Sunday or other day Agent or any Lender is required or authorized by law or executive order to close, and
(b) with respect to all requests, notices and determinations in connection with LIBOR Rate Advances, LIBOR Rate Portions and
Alternate Currency Advances, a day which is a Business Day described in clause (a) of this definition and which is a day other than a day on which banks are required or authorized to close in the London interbank market or other city in which an Alternate Currency Advance is to be paid or advanced.

     Cash Contributed Capital means any capital or intercompany loan received by any Guarantor obligated to pay any Warehouse
Line or Permitted Secured Debt for the purpose of funding any part of the Equity Portion.

     Change in Control means (a) the acquisition by a person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act) of the beneficial ownership of issued and outstanding shares of the voting stock of AMRESCO, the result of which acquisition is that such person or such group possess in excess of 50% of the combined voting power of all the issued and outstanding voting stock of AMRESCO, or (b) during any period of twelve consecutive calendar months, individuals who were directors of AMRESCO on the first day of such period shall cease to constitute a majority of the Board of Directors of AMRESCO.

     Closing Date means the effective date of execution of this Agreement as designated in the first paragraph of this Agreement.

     Code means the Internal Revenue Code of 1986, as amended.

     Collateral means all property, assets and interests of any kind securing the Credit Facilities (including, without limitation, all Advances and the Letters of Credit) pursuant to this Agreement or any of the other Loan Documents, which shall include, without limitation, (a) all of the issued and outstanding stock of each Guarantor and each of Borrower's and Guarantors' Subsidiaries (except for the Foreign Obligors and the Excluded Subsidiaries) and sixty-five percent (65%) of the issued and outstanding stock of each Foreign Obligor, (b) all Borrowing Base Loans, and (c) all other Assigned Loans and other assets not otherwise described in this definition which are owned by Borrower or any Guarantor and which are not pledged as collateral (to the extent permitted by Section 8.7) for Debt other than the Credit Facilities; provided, however, that assets of AMRESCO MBS II, Inc. shall not be pledged as Collateral so long as such entity is subject to a negative pledge under the terms of Debt permitted by Section 8.5.

     Collateral Assignment means, collectively, all collateral assignments, debentures, charges and any other documents or assignments of any kind assigning or creating liens on promissory notes and liens, executed by Borrower or any Guarantor in favor of Agent, on behalf and for the benefit of Lenders, as security for the Credit Facilities, which collateral assignment, debentures, charges or other documents or assignments are intended to cover all of the Assigned Loans and all renewals, modifications, amendments, supplements and restatements thereof, including, without limitation, (a) that certain Collateral Assignment of Promissory Notes and Liens dated as of September 29, 1995, executed by and between AMRESCO and certain of the Guarantors and Agent and that certain Collateral Assignment of Promissory Notes and Liens dated as of March 1, 1996, executed by and between AMRESCO and certain of the Guarantors and Agent, as modified by (i) that certain First Modification of Collateral Assignment of Promissory Notes and Liens (herein so called) dated as of April 25, 1996, executed by and between AMRESCO and certain of the Guarantors and Agent, (ii) that certain Second Modification of Collateral Assignment of Promissory Notes and Liens (herein so called) dated as of February 7, 1997, executed by and between AMRESCO, Guarantors and Agent, substantially in the form agreed to by AMRESCO and Agent, and (iii) that certain Third Modification of Collateral Assignment of Promissory Notes and Liens (herein so called) dated the Closing Date, executed by and between AMRESCO, Guarantors and Agent, substantially in the form agreed to by AMRESCO and Agent, and (b) that certain Composite Guarantee and Debenture, as amended from time to time, by and among AMRESCO UK and others, and Agent.

     Commitment Fee shall mean the non-refundable fee equal to the product of (a) the applicable percentage in effect as computed pursuant to Schedule II attached hereto, times (b) the average daily unused portion of the Revolving Commitment after adjustment for the Letter of Credit Exposure.

     Competitive Bid Acceptance Notice is defined in Section 2.3.

     Competitive Bid Advance means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made on the same Borrowing Date by some or all of the Revolving Lenders to Borrower for the same Interest Period.

     Competitive  Bid Auction means a solicitation of Competitive
Bid  Quotes  setting  forth Competitive Bid Margins  pursuant  to
Section 2.3.

     Competitive Bid Loan meas a Loan made by a Revolving Lender pursuant to Section 2.3, denominated in Dollars, which bears interest at a Eurodollar Bid Rate.

     Competitive Bid Margin means the margin above or below the applicable LIBOR Rate offered for a Competitive Bid Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such LIBOR Rate.

     Competitive Bid Note means a promissory note in substantially the form of Exhibit A-3 hereto, with appropriate insertions, duly executed and delivered by Borrower and payable to the order of the applicable Revolving Lender, including, without limitation, any amendment, modification, renewal or replacement of such promissory note.

     Competitive  Bid  Quote  means  a  Competitive   Bid   Quote
substantially in the form of Exhibit E-2 hereto completed and delivered by a Revolving Lender to Agent in accordance with
Section 2.3.

     Competitive Bid Quote Request means a Competitive Bid  Quote
Request substantially in the form of Exhibit E hereto completed and delivered by Borrower to Agent in accordance with Section
2.3.

     Consequential   Loss   has  the   meaning   set   forth   in
Section 3.6(e).

     Consolidated EBITDA means, for any period, determined in accordance with GAAP on a consolidated basis for AMRESCO and its Subsidiaries, the sum of consolidated net income before taxes and non-recurring gains or losses, plus depreciation, plus amortization, plus interest expense, each as deducted in determining such consolidated net income before taxes.

     Consolidated Interest Expense means, for any period, the interest expense which is required to be shown as such on the financial statements of AMRESCO and its Subsidiaries, on a consolidated basis, prepared in accordance with GAAP.

     Consolidated Lease Expense means, for any period, the  lease
expense   under  all  Operating  Leases  for  AMRESCO   and   its
Subsidiaries on a consolidated basis.

     Consolidated Net Income means, as of the first day of each calendar quarter, the net income after taxes of AMRESCO and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, for the immediately preceding calendar quarter, which amount shall be zero if there was a net loss for the immediately preceding calendar quarter.

     Consolidated Tangible Net Worth means, as of any date, (a) the total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of AMRESCO and its Subsidiaries prepared as of such date in accordance with GAAP, less (b) the aggregate book value of Intangible Assets shown on such balance sheet of such Person, prepared in accordance with GAAP and less (c) unamortized debt discount and expenses.

     Contingent Obligation of any Person means any obligation, contingent or otherwise, of such Person (a) directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) assuring any creditor or purchaser from such Person against loss, including without limitation, any recourse obligation with respect to loans or other receivables sold with recourse to such Person, provided that the term Contingent Obligation shall not include loan commitments or loan take-out agreements which are typically issued by providers of long-term debt, or endorsements for collection or deposit in the ordinary course of business.

     Credit   Facilities  means  the  Revolving  Credit  Facility
(including all Competitive Bid Loans) and the Term Facility.

     Credit Period means the period commencing on the date of this Agreement and ending on the Revolving Facility Termination
Date or Term Facility Termination Date, as applicable.

     Custodial Agreement means each Custodial Agreement in form approved by Agent by and between the Custodian, AMRESCO, for itself and on behalf of AMRESCO UK and Guarantors, and Agent, whereby Custodian agrees to act as bailee for the documents evidencing certain of the Assigned Loans, as any such Custodial Agreement may be amended or supplemented from time to time, together with any replacement or substitution therefor.

     Custodian means a financial institution or other Person approved by the Required Lenders to act as a custodian under a Custodial Agreement.

     Debt  of  any Person means at any date, without duplication,
(a) all indebtedness, obligations and liabilities of such Person for borrowed money, (b) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, whether recourse or non-recourse and whether secured or unsecured, (c) all other indebtedness (including capitalized lease obligations) of such Person on which interest charges are customarily paid or accrued, (d) all other indebtedness and obligations of such Person including, without limitation, trade payables and obligations under Interest and Foreign Exchange Hedge Agreements, (e) all obligations for indebtedness in respect of Contingent Obligations of such Person, (f) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, and (g) all personal liability of such Person as a general partner or joint venturer of a partnership or joint venture for obligations of such partnership or joint venture of the nature described in
(a) through (f) preceding.

     Default means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     Default Rate means the fluctuating per annum rate of interest equal to the lesser of (a) four percent (4.0%) plus the Base Rate, or (b) the Maximum Lawful Rate.

     Designated Countries means Canada, the United Kingdom and such additional countries as approved from time to time by the Required Lenders.

     Designated Successor Agent means, at any given time, the Lender other than Agent which has the largest Aggregate Loan Percentage; provided, however, if two or more such Lenders have the same Aggregate Loan Percentage at such time, then the Designated Successor Agent shall be such of those Lenders having the same Aggregate Loan Percentage which has the largest net worth; and, provided further, that if the Required Lenders object to the newly named Designated Successor Agent, or if any Lender determined to be a Designated Successor Agent declines to serve as successor Agent, in writing delivered to the outgoing Agent within seven (7) Business Days after such Designated Successor Agent is determined, then the Lender other than Agent or such rejected or declining Designated Successor Agent which has the next largest Aggregate Loan Percentage shall be the Designated Successor Agent. For each such Lender that is a member of a bank holding company, its net worth shall be deemed to be the consolidated net worth of its bank holding company.

     DIDMCA  means  the Depositary Institutions Deregulation  and
Monetary Control Act of 1980, Public Law 96-221, as amended, codified at 12 U.S.C. '1735f-7.

     Distribution by any Person, means (a) with respect to any stock issued by such Person or any partnership or joint venture interest of such person, the retirement, redemption, repurchase, or other acquisition for value of such stock, partnership or joint venture interest, (b) the declaration or payment (without duplication) of any dividend or other distribution, whether monetary or in kind, on or with respect to any stock, partnership or joint venture of any Person, and (c) any other payment or distribution of assets of a similar nature or in respect of an equity investment.

      Dollar Equivalent means the equivalent in Dollars of any Alternate Currency or with respect to Letters of Credit, other currency approved by Agent and the Issuing Lender. For purposes of this Agreement, Dollar Equivalent shall be determined by using the quoted spot rate at which NationsBank or any affiliate of NationsBank offers to exchange Dollars for such currency prior to 10:00 a.m. (Dallas, Texas time) two Business Days prior to the date on which such equivalent is to be determined pursuant to the provisions of this Agreement. Agent shall notify each affected Lender of such determination on such date. The Dollar Equivalent of each Alternate Currency Advance (or Letter of Credit denominated in an Alternate Currency or other currency approved by Agent and the Issuing Lender) shall be recalculated hereunder on each date it is necessary to determine the unused portion of each Lender's Revolving Loan Commitment Amount or any Advances outstanding on such date.

     Dollars and the "$" symbol shall refer to currency of the United States of America.

     Domestic Portfolio means an Asset Portfolio consisting of Portfolio Loans secured by assets or payable by Persons located in the United States of America and included in the Borrowing
Base.

     EBITDA Availability shall be equal to the lesser of (a) $450,000,000 (which amount shall be increased to $500,000,000 if the aggregate Revolving Commitment and Term Loan Commitment Amounts are increased to $550,000,000 as contemplated by Section 2.1(d)) or (b) the product of (i) 2.5 times (ii) Adjusted EBITDA calculated for the immediately preceding twelve consecutive months, provided, that, if Adjusted EBITDA declines for two (2) consecutive fiscal quarters, then, as of the quarter end for the second quarter of such decline and continuing thereafter, Adjusted EBITDA shall be the lesser of (x) Adjusted EBITDA calculated for the immediately preceding twelve (12) months or
(y) Adjusted EBITDA calculated for the immediately preceding three (3) months and annualized.

     Effective Date means the date selected by Borrower to be the first day of the applicable Interest Period related to a LIBOR
Rate  Advance,  LIBOR  Rate  Portion  or  an  Alternate  Currency
Advance.

     Eligible Assignee means (a) a Lender; (b) an Affiliate of a Lender; or (c) any other Person approved by the Agent (such approval not to be unreasonably withheld or delayed) and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.10, AMRESCO, such approval not to be unreasonably withheld or delayed by AMRESCO; provided, however, that none of Borrower, Guarantors or any Affiliate of Borrower or any of the Guarantors shall qualify as an Eligible Assignee.

     Eligible  Investments are investments  in  Asset  Portfolios
(a) which are wholly-owned by Borrower or any Guarantor, (b) for which Lenders have a perfected, first priority lien or security interest in the related Portfolio Loans and other assets included in such Asset Portfolios (except (i) for the net profits interest granted by AMRESCO New Hampshire, Inc. to Heller Financial, Inc. and referenced in Section 8.7(f) and (ii) that Lenders may not have filed a Mortgage received with respect to any or all of the Mortgaged Properties), and (c) with respect to which Borrower or Guarantors have timely delivered all related documents and agreements required to be delivered under the applicable Custodial Agreements.

     Employee Plan means at any time an employee benefit plan as defined in Section 3(3) of ERISA that is now or was previously maintained, sponsored or contributed to by Borrower or any Guarantor or any ERISA Affiliate of Borrower or any Guarantor.

     Equity Portion means the excess of (a) the balance sheet value of assets securing Permitted Secured Debt and Warehouse Lines outstanding on the date of determination, such value determined in accordance with GAAP and marked to market no less than quarter-annually, less (b) the related Permitted Secured Debt and Warehouse Lines, respectively.

     ERISA  means the Employee Retirement Income Security Act  of
1974, as amended from time to time, together with all regulations issued pursuant thereto.

     ERISA Affiliate means any person that is treated as a single employer with Borrower or any Guarantor under Section 414 of the Code.

     Eurodollar Bid Rate means, with respect to a Competitive Bid Loan made by a given Revolving Lender for the relevant Interest Period, the sum of (a) the LIBOR Rate and (b) the Competitive Bid Margin offered by such Revolving Lender and accepted by Borrower pursuant to Section 2.3.

     Event of Default has the meaning set forth in Section 9.1.

     Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

     Excluded Loans means those loans which are secured by bank stock, time shares, property with significant environmental clean up requirements (as determined by Agent), any assets which are located outside of the United States (other than Designated Countries), or other assets designated by Agent from time to time in writing to AMRESCO.

     Excluded Subsidiaries means, collectively, (a) AMRESCO Advisors, Inc., a Texas corporation, and any other existing or future Subsidiary of Borrower which is subject to the Investment Advisors Act of 1940, as amended, and (b) all Subsidiaries established as bankruptcy remote special purpose entities in connection with asset securitizations.

     Excluded Subsidiary Debt means Permitted Secured Debt of any
Excluded Subsidiary.

     FDIC Percentage shall mean, on any day, the net assessment rate (expressed as a percentage rounded to the next highest 1/100 of 1%) which is in effect on such day (under the regulations of the Federal Deposit Insurance Corporation or any successor) for determining the assessments paid by Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring Eurocurrency deposits made in dollars at Agent's principal offices (which for NationsBank shall be its offices in Dallas, Texas, or, if applicable, the Applicable Lending Office). Each determination of said percentage made by Agent shall, in the absence of manifest error, be binding and conclusive.

     Federal Funds Rate means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions from three Federal funds brokers of recognized standing.

     Fiscal Year means any fiscal year of Borrower or any Guarantor commencing on January 1 and ending on December 31.

     Fixed Charge Coverage Ratio means, for any date of determination, the ratio of (a) the sum of (i) Adjusted EBITDA plus (ii) Consolidated Lease Expense, both for the immediately preceding twelve calendar months, to (b) the sum of
(i) Consolidated Interest Expense plus (ii) Consolidated Lease Expense, both for the immediately preceding twelve calendar months.

     Foreign   Obligors  means  AMRESCO  UK  and  any   Guarantor
incorporated or operating outside of the United States.

     Foreign   Portfolio  means  an  Asset  Portfolio  consisting
primarily of Portfolio Loans secured by assets or payable by Persons located in the Designated Countries and included in the Borrowing Base.

     GAAP means generally accepted accounting principles consistently applied as in effect at the time of application of the provisions hereof; provided, however, that wherever in this Agreement principles of consolidation different from those required by generally accepted accounting principles are specified, the principles of consolidation specified in this Agreement shall govern.

     Governmental Authority means any government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     Guarantor  means  each  Subsidiary of Borrower  (other  than
Excluded   Subsidiaries),  and  its  respective  successors   and
assigns.

     Guaranty Agreement means the Subsidiary Guaranty executed by each Guarantor in favor of Agent, for the ratable benefit of Lenders, guaranteeing payment and performance of the Obligations, as it may be amended or modified or in effect from time to time.

     Impositions means all real estate and personal property taxes; charges for any easement, license or agreement maintained for the benefit of any of the real property of Borrower or any Guarantor, or any part thereof; and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon any of the real property of Borrower or any Guarantor, or any part thereof, or the ownership, use, sale, occupancy or enjoyment thereof, in each case which, if not timely paid or otherwise discharged, would materially and adversely affect (a) such ownership, use, sale, occupancy or enjoyment, or (b) the financial condition of Borrower or any Guarantor.

     Intangible Assets of any Person means those assets of such Person which are (a) deferred assets, other than prepaid insurance and prepaid taxes, (b) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such Person, prepared in accordance with GAAP, and (c) unamortized discount and expenses.
     Interest Adjustment Date shall mean the earlier of either the last day of an Interest Period or, as applicable, the Revolving Facility Termination Date or Term Facility Termination Date.

     Interest and Foreign Exchange Hedge Agreements shall mean any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     Interest Period shall mean, with respect to a LIBOR Rate Advance, LIBOR Rate Portion, Alternate Currency Advance or Competitive Bid Loan, a period selected by AMRESCO which is not less than thirty (30) days and not in excess of one hundred eighty (180) days, commencing on the Effective Date of such LIBOR Rate Advance, LIBOR Rate Portion or Alternate Currency Advance, or the Borrowing Date with respect to a Competitive Bid Loan; provided that (a) any Interest Period ending on a date later than the Revolving Facility Termination Date or the Term Facility Termination Date, as applicable, shall be deemed to end on the Revolving Facility Termination Date or the Term Facility Termination Date, as applicable; (b) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, except that if the next Business Day would fall in the next calendar month, the Interest Period shall end on the immediately preceding Business Day; and (c) any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

     Interest Rate Exposure Report shall mean a report showing the aggregate amount of Borrower=s and each Guarantor's potential liability under each Interest and Foreign Exchange Hedge Agreement and how such liability was calculated, together with evidence satisfactory to Agent that the amount of such potential liability has been confirmed by the bank counterparty to such Interest and Foreign Exchange Hedge Agreement.

     Investment Line of Credit means a line of credit to AMRESCO made by NationsBank, such line of credit being in an amount not to exceed Eighty Million and No/100 Dollars ($80,000,000.00) for the purchase of liquid short-term investments, as the same may be renewed, extended, modified, amended or replaced from time to time.

     Investments  has  the  meaning set  forth  in  Section  8.10 hereof.

     Invitation for Competitive Bid Quotes means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit E-1 hereto, completed and delivered by Agent to Revolving Lenders in accordance with Section 2.3(c).

     Issuing Lender means NationsBank in its capacity as issuer of the Letters of Credit.

     Legal Requirements means (a) any and all present and future judicial decisions, statutes, laws, rulings, rules, orders, regulations, permits, licenses, certificates, or ordinances of any Governmental Authority in any way applicable to Borrower or any Subsidiary of Borrower, (b) the presently or subsequently effective bylaws and articles of incorporation and any other form of business association agreement of Borrower or any Subsidiary of Borrower, (c) any and all covenants, conditions or restrictions applicable to the Collateral or the ownership, use or occupancy thereof, and (d) any and all leases or contracts (written or oral) of any nature that relate in any way to any
Collateral, or any portion thereof, or to which Borrower or any Subsidiary of Borrower may be bound, and in each case which, if violated, would materially and adversely affect (i) the present or potential ownership, use, sale, occupancy or possession of the Collateral or any part thereof, by Borrower or any such Subsidiary, (ii) the Lenders' Liens or (iii) the financial condition of Borrower or any such Subsidiary.

     Lenders means each of the financial institutions listed as a "Lender" on Schedule I attached hereto as the same may be modified or amended from time to time, which term shall include both the Revolving Lenders and the Term Lenders.

     Lenders' Liens means all liens, security interests, charges, pledges or encumbrances created by the Loan Documents.

     Letter of Credit Exposure means the aggregate amount of the unfunded portion of each Letter of Credit outstanding at any time.

     Letter   of  Credit  Fee  has  the  meaning  set  forth   in
Section 2.4(c).

     Letters of Credit means all letters of credit issued by the Issuing Lender for the account of Borrower pursuant to this Agreement.

     LIBOR Margin means the applicable margins based on AMRESCO's
Qualified  Investment Rating, as determined pursuant to  Schedule
II attached hereto.

     LIBOR Rate shall mean, with respect to a LIBOR Rate Advance or LIBOR Rate Portion for the Interest Period applicable thereto, the rate of interest determined by Agent at which deposits in dollars for the relevant Interest Period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period; provided, that if at least two such offered rates appear on the Telerate Screen in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; provided, further, that if the Telerate System ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Agent (rounded upward to the nearest .01%) at which deposits in Dollars are offered for the relevant Interest Period by Agent (or its successor) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 A.M. (London time) on the applicable Effective Date.
     LIBOR Rate Advance shall mean an Advance under the Revolving Credit Facility which bears interest computed with reference to the LIBOR Rate.

     LIBOR  Rate  Portion  shall mean any  portion  of  the  Term
Facility which bears interest computed with reference to the LIBOR Rate.

     LIBOR Reserve Requirement shall mean, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Agent (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or, if reserves for Eurocurrency liabilities are not separately stated in such regulations, the other applicable category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Rate Advance, LIBOR Rate Portion or Alternate Currency Advance is determined). Each determination by Agent of the LIBOR Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding.

     Lien means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     Loan Documents means this Agreement, the Notes, the Pledge Agreements, the Letters of Credit, the LOC Applications, the Collateral Assignment, the Lockbox Agreement, the Security
Agreement, all related financing statements, the Guaranty Agreement and all other agreements, statements, certificates, documents or instruments evidencing, securing or pertaining to either or both of the Credit Facilities (including the Letters of Credit) or otherwise executed and/or delivered from time to time pursuant to or in connection with this Agreement, as the same may be modified, amended, renewed, extended, rearranged, restated or replaced from time to time.

     LOC Application has the meaning set forth in Section 2.2(e).

     Lockbox means a post office box, or collectively post office boxes, established by Borrower and Guarantors and Lockbox Agent pursuant to the provisions of Section 5.7 and the Lockbox
Agreement.

     Lockbox Account means a cash collateral account or accounts maintained with Lockbox Agent and styled "(name of Borrower or particular Guarantor) Lockbox Account for the Benefit and Under the Control of NationsBank of Texas, N.A., as Agent for Lenders," which accounts shall be (a) subject to the provisions of Section 5.7., and (b) pledged and assigned to Lenders as additional security for the payment, performance and observance of the Obligations.

     Lockbox Agent means NationsBank.

     Lockbox Agreement means (a) that certain Lockbox Agreement, dated as of September 29, 1995, executed by and among Borrower and certain of the Guarantors, Agent and Lockbox Agent, and all amendments, modifications and replacements thereof, including, without limitation, as modified by (i) that certain First Modification of Lockbox Agreement (herein so called) dated as of April 25, 1996, executed by and between Borrower and certain of the Guarantors, Agent and Lockbox Agent, (ii) that certain Second Modification of Lockbox Agreement (herein so called) dated as of February 7, 1997, executed by and between Borrower and certain of the Guarantors, Agent and Lockbox Agent, substantially in the form agreed to by AMRESCO and Agent, and (iii) that certain Third Modification of Lockbox Agreement (herein so called) dated the Closing Date, executed by and among Borrower, Guarantors, Agent and Lockbox Agent, substantially in the form agreed to by AMRESCO and Agent, and (b) any other similar agreement or arrangement which is created to cause the proceeds of Assigned Loans or other Collateral to be placed under Agent=s (for the benefit of Lenders) dominion and control.

     Margin  Regulations mean Regulations G, T, U and  X  of  the
Board of Governors of the Federal Reserve System, as in effect from time to time.

     Margin   Stock   means   "margin  stock"   as   defined   in
Regulation U.

     Maximum Lawful Rate means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on either of the Credit Facilities at such time to exceed the maximum amount which Lenders would be allowed to contract for, charge, take, reserve, or receive under applicable federal or state law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under the Loan Documents. If and to the extent the laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate", such term shall mean the "weekly ceiling" from time to time in effect under Chapter 1D of
Article 5069, Title 79, Revised Civil Statutes of Texas, 1925, as amended, or, if permitted by applicable law and effective upon the giving of the notices required by such Article 5069 (or effective upon any other date otherwise specified by applicable law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Article 5069, whichever Agent shall elect to substitute for the "weekly ceiling," and vice versa, each such substitution to have the effect provided in such
Article 5069, and Agent shall be entitled to make such election from time to time and one or more times and, without notice to any Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with such Article 5069. If under applicable law there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under either of the Credit Facilities, there shall be no Maximum Lawful Rate under the applicable Credit Facility, notwithstanding any reference thereto herein or in any of the Loan Documents.

     Minimum  Notice  Requirement has the meaning  set  forth  in
Section 3.5.

     Modification  Fee has the meaning set forth in  Section  2.4
(f) hereof.
     Mortgage means any deed of trust, mortgage, fixed or floating charge or other lien document covering a Mortgaged Property executed by Borrower or any Guarantor, granted to Agent, for the benefit of the Lenders, to secure repayment of the Credit Facilities and the other Obligations, substantially in the form approved by Agent, and all renewals, extensions, modifications, amendments or supplements thereto, and all mortgages, deeds of trust, fixed or floating charges or other documents given in renewal, extension, modification, restatement or replacement thereof.

     Mortgaged Property or Mortgaged Properties means any and all lots or parcels of land which Borrower or any Guarantor owns on the Closing Date or which it may hereafter acquire and which has not been granted as collateral for Debt other than the Credit Facilities as permitted by Section 8.7 hereof (including, without limitation, land included in an Asset Portfolio or any Underlying Real Estate which Borrower or any Guarantor may hereafter own as a result of a foreclosure or deed-in-lieu of foreclosure or otherwise), and improvements, fixtures and personal property located thereon and all other property referenced in and subject to the Mortgages. The Mortgaged Property is intended to include all of the above-described real property whether or not a Mortgage is actually granted or filed.

     NationsBank means NationsBank of Texas, N.A., a national banking association, and its successors.

     Net Collections for any calendar month means an amount equal to (a) any and all cash proceeds received by Borrower or any Guarantor from its ownership, management and disposition of any and all assets in any Asset Portfolio, including, without limitation, interest and principal payments on the applicable Borrowing Base Loan from any source, loan settlement payments, any restructure or commitment or other loan fees, payments on any judgments or settlement of litigation with respect to the applicable Borrowing Base Loan, proceeds from the sale of the applicable Borrowing Base Loan or Mortgaged Property, and income from any Mortgaged Property, but excluding any escrow deposits paid to Borrower or any Guarantor for tax or insurance escrows under the applicable Borrowing Base Loan, minus (b) expenses incurred and paid by Borrower or any Guarantor from, and any normal and customary expenses reserved or accrued on a monthly basis related to, its ownership, management and sale of assets in the Asset Portfolio (including without limitation any advances of committed principal that Borrower or any Guarantor is legally required to make under the applicable Borrowing Base Loan) (such expenses not to exceed in the aggregate 10% of the gross collections from such assets); it being expressly understood and agreed that there shall be no deduction for any disbursements by Borrower or any Guarantor of any tax or insurance escrows held for the applicable Borrowing Base Loan.

     Net Gain means the difference between (a) any gain from the sale of assets in connection with the creation of asset-backed securities which would be required to be reported by Borrower or any Guarantor on Borrower=s or any Guarantor=s financial statements in accordance with GAAP for the period for which such gain is being calculated, including, without limitation, any non-cash revenues related to mortgage origination or mortgage servicing, and (b) the sum of (i) the cash portion of the gain included in clause (a) above, which consists of (x) the cash net origination fees received in connection with the loans supporting such asset-backed securities, and (y) the cash portion of the gain realized from the sale of assets in connection with such asset-backed securities plus (ii) any expenses incurred, directly or indirectly, in connection with such creation of asset-backed securities to the extent such expenses exceed the cash portion of the gain calculated pursuant to clause (b) (i) above.

     Net Investment Value means the Net Purchase Price less the Net Collections actually received by Borrower or any Guarantor as of the date of determination from the applicable Borrowing Base Loans less any write down of the value of the applicable Borrowing Base Loans required by GAAP or otherwise made by Borrower or any Guarantor.

     Net Investment Value Availability means the sum of all amounts obtained by multiplying the Net Investment Value of each Eligible Investment times the applicable "Borrowing Percentage" set forth below (provided that (a) the "Borrowing Percentage" of Performing Borrowing Base Loans shall be 80%, notwithstanding the time elapsed since the initial purchase, and (b) the Net Investment Value Availability attributable to Performing Borrowing Base Loans shall not exceed the lesser of $20,000,000 or 25% of the Net Investment Value Availability attributable to Non-Performing Borrowing Base Loans):

          Time Elapsed Since Initial
          Purchase By Borrower or any Guarantor                  Borrowing
          of Eligible Investment                                 Percentage

     Less than 6 months                                               80%
     Greater  than  or equal to 6 months, but less  than  12 months   70%
     Greater  than or equal to 12 months, but less  than  18 months   60%
     Greater  than or equal to 18 months, but less  than  24 months   25%
     Greater than or equal to 24 months                                0%

     Net Present Value Availability means the quotient of (a) the net present value (discounted at 9%) of the Projected Net Cash Flow from Eligible Investments (provided, that, with respect to the Projected Net Cash Flow from any Eligible Investment in which Heller Financial, Inc. has a profits interest as described in
Section 8.7(f), Borrower shall include only 75% of the net present value of such Projected Net Cash Flow for the purposes of this calculation), divided by (b) 1.70.

     Net Purchase Price means the actual purchase price paid by Borrower or the applicable Guarantor for a Borrowing Base Loan, excluding (a) any costs or adjustments for legal fees, travel, due diligence expenses or other "soft" costs, and (b) the portion of the purchase price allocated to Excluded Loans.

     NIM  Trusts means net interest margin trusts created by  any Subsidiary.

     Non-Performing Borrowing Base Loan means any Borrowing  Base
Loan that is not a Performing Borrowing Base Loan.

     Notes  means  the  Term  Notes,  the  Revolving  Notes,  the
Alternate Currency Notes and the Competitive Bid Notes.

     Obligations means all present and future indebtedness, obligations and liabilities, or any part thereof, of Borrower or any Guarantor now or hereafter existing or arising under or in connection with this Agreement, the Notes or any other of the Loan Documents (specifically including, without limitation, the principal amount outstanding under the Notes), together with:
(a) all interest accrued thereon; (b) all reasonable costs, expenses, and attorneys' fees of counsel to Agent and Lenders (as a group) and of counsel to any Lender (subject to the limitations set forth in Section 11.4) incurred in the documentation of any amendments, waivers or extensions of the Loan Documents or administration, enforcement or collection thereof (specifically including, without limitation, any of the foregoing incurred in connection with any bankruptcy or other insolvency proceedings of Borrower or any Guarantor); (c) the reimbursement and payment of all sums which might be advanced by Agent or any Lender to pay or satisfy amounts required to be paid by Borrower or any Guarantor under this Agreement or under any other Loan Document; (d) all liability which Borrower or any Guarantor may incur with respect to any Interest and Foreign Exchange Hedge Agreements between Borrower or any Guarantor and any Lender or under any Bridge Debt; and (e) all costs, charges, reasonable commissions, reasonable attorneys' fees and expenses owing and to become owing in connection with the documentation, administration, enforcement and collection of the foregoing obligations and indebtedness, and those owing or to become owing in connection with the repossession, operation, maintenance, preservation or foreclosure of any or all of the Collateral; regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several. The Obligations shall include all renewals, extensions, modifications, rearrangements and replacements of any of the above-described obligations and indebtedness.

     Operating Lease means any operating lease, as defined in the
Financial   Accounting  Standard  Board  Statement  of  Financial
Accounting Standards No. 13 dated November, 1976, or otherwise in accordance with GAAP.

     Participation Fee means the nonrefundable participation fee to be paid by Borrower to each of the Lenders in accordance with
Section  2.4 hereof in the amounts shown for each such Lender  on
Schedule I attached hereto, if any, or as otherwise agreed to between Borrower and each Lender.

     PBGC means the Pension Benefit Guaranty Corporation, or its successors.

     Pension Plan means any Employee Plan that is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

     Performing Borrowing Base Loan means each Borrowing Base Loan (a) which, over the immediately preceding 90-day period, has accrued and been paying interest and principal no less often than quarterly (and with no less than two such payments having been made) in an amount which is sufficient to amortize the legal balance of the Borrowing Base Loan as of the time of its acquisition by Borrower or a Guarantor (less any payments received and applied to reduce such Borrowing Base Loan), and interest thereon at a rate not less than the existing Base Rate, in equal installments over fifteen years, and (b) which at no time during the immediately preceding 90-day period has been 30 or more days past due.

     Permitted Encumbrances means with respect to any asset in an Asset Portfolio or any Mortgaged Property:

          (a)  Liens securing the Notes in favor of the Lenders;

          (b) Exceptions affecting title which are shown in a Title Policy included in Borrower's or any Guarantor's files or are described with respect to a particular Portfolio Loan, Mortgaged Property or parcel of the Underlying Real Estate in the applicable Borrower Due Diligence Reports;

          (c) In the case of any portion of the Mortgaged Property that is not covered by a Title Policy, minor defects in title or customary easements, platted building lines, restrictive covenants, mineral reservations and similar exceptions affecting title which do not secure the payment of money;

          (d) Inchoate statutory or operators' liens securing obligations for labor, services, materials and supplies furnished to the Mortgaged Properties, which (i) are not delinquent, or
(ii) are being contested by Borrower or any Guarantor in good faith and for which Borrower or such Guarantor has obtained a proper payment and performance bond in the amount of the contested claim;

          (e) Mechanics', materialmen's, warehousemen's, journeymen's and carriers' liens and other similar liens arising by operation of law or statute in the ordinary course of business if (i) the underlying claim is not delinquent and did not in any event cover a billing period not exceeding sixty (60) days, or
(ii) unless the claim giving rise to such lien is being contested by Borrower or any Guarantor in good faith and for which Borrower or such Guarantor has obtained a proper payment and performance bond in the amount of the contested claim; and

          (f) Liens for Taxes or Impositions not yet due or not yet delinquent, or, if delinquent, that are being contested by Borrower or any Guarantor as permitted by and in accordance with the terms and conditions set forth in Section 7.5.

     Permitted Secured Debt means indebtedness of any Borrower, Guarantor or, as applicable, Excluded Subsidiary (a) used to finance the acquisition of, or refinance the costs of carrying, assets by such Person which is secured solely by the assets acquired or refinanced with such financing and (b) with respect to which or to the portion of which such Person has no liability for payment other than the assets pledged, or liability is limited only to the Person who owns the assets; provided, however, that the aggregate Cash Contributed Capital (which may include the quantifiable Contingent Obligation of any guaranty given in lieu of capital, so long as such Contingent Obligation is included as Debt in calculating the covenants contained in Sections 8.2 and 8.3) with respect to Permitted Secured Debt may not exceed 35% of the balance sheet value of assets securing the Permitted Secured Debt outstanding on the date of determination (the balance sheet value of such loans and securities securing such Debt shall be determined in accordance with GAAP and marked to market no less than quarter-annually or, at Agent=s request, more frequently).

     Permitted  Secured  Debt  and  Warehouse  Lines  Report  and
Certification means a report (a) showing such information concerning the Permitted Secured Debt and Warehouse Lines as required by Agent from time to time, including, without limitation, the amount of each such Permitted Secured Debt and Warehouse Lines and the entities obligated as borrowers thereunder, and (b) certifying compliance by Borrower and
Guarantors with the limitations on Permitted Secured Debt, Warehouse Lines and Cash Contributed Capital contained in this Agreement, in detail satisfactory to Agent.

     Person   means  an  individual,  a  corporation,  a  limited
liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Pledge Agreement shall mean the Stock Pledge Agreement or Stock Pledge Agreements executed by and between Borrower or the appropriate Guarantors and Agent, covering all of the issued and outstanding stock of each Subsidiary of Borrower and Guarantors which is incorporated in the United States (other than stock of the Excluded Subsidiaries) and sixty-five percent (65%) of the stock of each Foreign Obligor and all amendments, modifications and replacements thereof, such amendments and modifications substantially in the form previously agreed to by AMRESCO and Agent.

     Pledged Asset Schedule and Certification means a schedule of all assets which are owned by Borrower and Guarantors and required to be pledged to Agent for the benefit of the Lenders pursuant to the Loan Documents, and a certification that such assets have been so pledged; provided, that any assets listed therein but not so pledged shall be pledged to Agent for the benefit of the Lenders as soon as practical but in no case more than sixty (60) days after the end of the immediately preceding calendar quarter.

     Portfolio Borrowing Base shall be equal to the lesser of (a) $150,000,000, (b) the Net Investment Value Availability, or (c) the Net Present Value Availability; provided that the portion of the Portfolio Borrowing Base attributable to (i) Wholly-Owned Real Estate Portfolios shall not exceed 33% of the Wholly-Owned Non-Real Estate Portfolios, and (ii) the Foreign Portfolios shall not exceed $75,000,000.

     Portfolio Loans means the loans and mortgages included in any Asset Portfolio acquired by Borrower or any of the Guarantors, and which have not been disposed of by Borrower or any such Guarantor, as contemplated and permitted by this Agreement and the other Loan Documents.

     Principal Debt means, at the time of any determination thereof, the aggregate unpaid principal balance of all Advances.
     Projected Net Cash Flow means the net cash flow which Borrower and Guarantors reasonably expect to receive from an Asset Portfolio (excluding net cash flow from Excluded Loans) which has been determined in a manner consistent with Borrower=s and Guarantors= past practices and not less comprehensive than Standard Industry Practices, which cash flow projection has been made or updated not later than six months from the date when it is to be used under this Agreement.

     Purchase  Money  Lien has the meaning set forth  in  Section 8.7.

     Qualified Investment Rating means the highest currently effective rating of the Credit Facilities, rated together, at the time of determination, given by Standard & Poor's Ratings Group (a Division of McGraw-Hill, Inc.) ("S&P"), Moody's Investors Service, Inc. ("Moody's") or such other rating agency acceptable to the Required Lenders; provided, that if both S&P and Moody's give a rating for the Credit Facilities, the Qualified Investment Rating shall be the higher of such ratings unless such ratings are two or more classifications apart in which event the Qualified Investment Rating shall be the rating which is half way between such two ratings.

     Real Estate Loans means Portfolio Loans (a) which have a purchase price of greater than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00), (b) which are secured by land, office buildings, retail centers, hotels/motels, multi-family properties, or industrial properties, (c) if improved, which are secured by non-owner occupied facilities, and
(d) where the primary source of repayment is proceeds from the operation or liquidation of the real estate. A loan must meet all of the above tests to be deemed a Real Estate Loan.

     Reference  Banks  means  the Applicable  Lending  Office  of
NationsBank, Wells Fargo Bank (Texas), N.A. and Bank One,  Texas,
NA, and such substitute bank or banks as may be mutually agreed to by AMRESCO and Agent.

     Register has the meaning set forth in Section 11.10 hereof.

     Regulation U means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time and shall include any successor or other regulation or official interpretation of the Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks that is applicable to member banks of the Federal Reserve System.

     Regulatory Change shall mean the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the administration thereof.

     Representatives has the meaning set forth in Section 10.4.

     Request for Advance means a written request for an Advance or a Letter of Credit, substantially in the form attached hereto as Exhibit B, which shall (a) specify (i) the date of such Advance or Letter of Credit, which shall be a Business Day, (ii) which portion, if any, of such Advance is to be a LIBOR Rate Advance or Variable Rate Advance or an Alternate Currency Advance, and (iii) the aggregate amount of all outstanding Advances or Letters of Credit before and after giving effect to the requested Advance or Letter of Credit, as applicable; and (b) contain a certification of an Authorized Officer of AMRESCO as of the date of such Advance or Letter of Credit certifying (i) as to the solvency of Borrower and Guarantors (determined in accordance with Section 6.19), (ii) that the intended use of the proceeds of such Advance or Letter of Credit does not violate the provisions of this Agreement (including, without limitation, Sections 2.1, 6.15 and 7.10) or any other Loan Document, (iii) as to the matters set forth in Section 4.2(b) and (c), in the case of an Advance, or the matters set forth in Section 4.3(c) and (d), in the case of a Letter of Credit, and (iv) with respect to an Advance for the purchase of an Asset Portfolio which is included in the then current Borrowing Base, that Borrower and Guarantors possess or will possess on the funding date of such Advance, the originals of the promissory notes evidencing the Portfolio Loans included in such Asset Portfolio and will deliver such original promissory notes to a Custodian on the Business Day following the acquisition of such Asset Portfolio.

     Required Lenders means:

          (a) The approval of all Lenders will be required to (i) change the definition of Aggregate Loan Percentage,
     (ii) change subparagraphs (a), (e), (f), (g) or (h) of the definition of Required Lenders, (iii) release any Lenders' Liens on any Collateral after the occurrence of an Event of Default, or, prior to the occurrence of an Event of Default, release Lenders' Liens on all of the Collateral, thereby causing the Credit Facilities to be unsecured, (iv) amend or modify Section 3.9 of this Agreement, (v) after the occurrence of an Event of Default, change the Applicable Rate or any fees payable to any Lender (excluding Agent in such capacity or the Arranger), (vi) increase the amount of either Credit Facility, (vii) reinstate any of the Notes and other indebtedness pursuant to the provisions in Section 9.2(a) hereof, (viii) increase the Applicable Rate related to either Credit Facility other than an increase in the interest rate after the occurrence of a Default as permitted by the Loan Agreement, or (ix) change the consent of Lenders required by Section 11.10(a) and (f) hereof.

          (b) The approval of (1) all Revolving Lenders will be required to (i) prior to the occurrence of an Event of Default, change the Applicable Rate related to the Revolving Credit Facility, (ii) prior to the occurrence of an Event of Default, change the amount of any fees payable to the Revolving Lenders (excluding the Agent in such capacity or the Arranger), (iii) extend the Revolving Facility Termination Date or the due date of any installment of principal or interest or any fees applicable to the Revolving Credit Facility, (iv) forgive any principal or interest applicable to the Revolving Credit Facility, or (v) change subparagraph (d) or this subparagraph (b) of the definition of Required Lenders, and (2) each Lender holding a Competitive Bid Loan will be required, with respect to the interest rate, and payments of principal and interest with respect to, the Competitive Bid Loan to which it is a party.

          (c) The approval of all Term Lenders will be required to (i) prior to the occurrence of an Event of Default, change the Applicable Rate related to the Term
     Facility, (ii) prior to the occurrence of an Event of Default, change the amount of any fees payable to the Term Lenders (excluding the Agent in such capacity or the Arranger), (iii) extend the Term Facility Termination Date or the due date of any installment of principal or interest or any fees applicable to the Term Facility, (iv) forgive any principal or interest applicable to the Term Facility, or (v) change this subparagraph (c) of the definition of Required Lenders.

          (d) With respect to the determination of additional currencies available for Alternate Currency Advances, the Revolving Lenders holding at the time in question a portion of the Revolving Credit Facility (including participations in Letters of Credit) equal to or greater than 75% of the sum of (i) the aggregate unpaid principal amount of the Revolving Notes, plus (ii) the Letter of Credit Exposure (or, if no Advances or Letters of Credit are outstanding, then Revolving Lenders holding at the time in question 75% of the Revolving Commitment).

          (e) With respect to (i) modifying the schedule of principal payments to be made under any of the Notes other than as set forth in subparagraphs (b) and (c) of this definition, (ii) modifying any provisions of Section 3.6 hereof, or (iii) the determination of additional Designated Countries in connection with Foreign Portfolios the Lenders holding at the time in question a portion of the Credit Facilities (including participations in Letters of Credit) equal to or greater than 75% of the sum of (1) the Revolving Commitment, plus (2) the aggregate unpaid principal amount of the Term Notes.

          (f) With respect to changing any of the financial covenants set forth in the provisions of Sections 8.1, 8.2,
     8.3 and 8.4 hereof, the Lenders holding at the time in question a portion of the Credit Facilities (including participations in Letters of Credit) equal to or greater than 66.67% of the sum of (i) the Revolving Commitment, plus
     (ii)  the  aggregate  unpaid principal amount  of  the  Term
     Notes.

          (g) Prior to the occurrence of an Event of Default, all other decisions, consents and votes required by the Lenders will require the approval of the Lenders holding at the time in question a portion of the Credit Facilities (including participations in Letters of Credit) equal to or greater than 51% of the sum of (i) the Revolving Commitment, plus (ii) the aggregate unpaid principal amount of the Term Notes (unless the approval or consent of only the Revolving Lenders or the Term Lenders is specifically required by the Loan Documents).

          (h) After the occurrence of an Event of Default, all other decisions, consents and votes required by the Lenders will require the approval of the Lenders holding at the time in question a portion of the Credit Facilities (including participations in Letters of Credit) equal to or greater than 51% of the sum of (i) the aggregate unpaid principal amount of the Notes, plus (ii) the Letter of Credit Exposure (unless the approval or consent of only the Revolving Lenders or the Term Lenders is specifically required by the Loan Documents); provided, that, after the occurrence of an Event of Default which has been waived, the approval of Revolving Lenders holding at the time in question a portion of the Revolving Credit Facility equal to or greater than 51% of the Revolving Commitment shall be required prior to making the initial Advance under the Revolving Credit Facility subsequent to such waiver.

     Residual Interests Report shall mean a report satisfactory to Agent listing the Retained Residential Residual Interests owned by Borrower or any Subsidiary of Borrower.

     Revolving Commitment means the aggregate Revolving Loan Commitment Amounts committed to by Revolving Lenders under this Agreement on the date of determination, evidenced by a promissory note to be made by Borrower to each Revolving Lender in the amount of such Revolving Lender's applicable Revolving Loan Commitment Amount.

     Revolving Credit Facility means the revolving line of credit created pursuant to this Agreement in an amount equal to the lesser of (a) $490,000,000 minus the original principal amount of any Additional Term Loans, or (b) the Revolving Commitment.

     Revolving Facility Termination Date means May 31, 1999.

     Revolving Lenders means those Lenders designated as the Revolving Lenders in Schedule I attached hereto, as modified or amended from time to time pursuant to this Agreement, and their permitted successors and assigns.

     Revolving Loan Commitment Amount means, with respect to each Revolving Lender, the amount indicated as such Revolving Lender's Revolving Loan Commitment Amount opposite the name of such Revolving Lender in Schedule I, as such amount (a) may be reduced from time to time, as a result of a reduction in the Revolving Commitment as provided herein, or (b) may be adjusted from time to time to account for any assignment of a Revolving Lender's interest as provided in Section 11.10 of this Agreement.

     Revolving Loan Percentage means, with respect to the Revolving Credit Facility and each Revolving Lender, the percentage indicated as such Lender's Revolving Loan Percentage opposite the name of such Lender on Schedule I, as such percentage may be adjusted from time to time to account for any assignments of a Revolving Lender's interest as provided in
Section 11.10.

     Revolving Notes means those certain promissory notes evidencing the Revolving Credit Facility, executed by Borrower and payable to the order of each Revolving Lender in the amount of such Revolving Lender's Revolving Loan Commitment Amount, and in the form attached hereto as Exhibit A.

     Rights  means rights, remedies, powers, privileges and benefits.

     SEC means the federal Securities and Exchange Commission, and its successors.

     Security Agreement means a Security Agreement dated as of September 29, 1995, and any other security agreements, executed by and between certain of the original borrowers under the Credit Facilities and Agent, and all amendments, modifications and replacements thereof, including, without limitation, as modified by (a) that certain First Modification of Security Agreement (herein so called) dated as of April 25, 1996, executed by and between the original borrowers under the Credit Facilities (other than AMRESCO Jersey Ventures Limited, AMRESCO UK, AMRESCO UK Ventures Limited, AMRESCO UK Limited and Old Midland House Limited) and Agent, and (b) that certain Second Modification of Security Agreement (herein so called) dated February 7, 1997, executed by and between AMRESCO, Guarantors (other than AMRESCO Jersey Ventures Limited, AMRESCO UK Ventures Limited, AMRESCO UK Limited and Old Midland House Limited) and Agent, and (c) that certain Third Modification of Security Agreement (herein so called) dated the Closing Date, executed by and between AMRESCO, Guarantors (other than AMRESCO Jersey Ventures Limited, AMRESCO UK Ventures Limited, AMRESCO UK Limited and Old Midland House Limited) and Agent, substantially in the form agreed to by AMRESCO and Agent.

     Security Documents means the Collateral Assignment, the Security Agreement, the Pledge Agreements, the Lockbox Agreement, all Mortgages and all other documents or instruments granting a Lien in favor of the Lenders (or Agent for the benefit or on behalf of the Lenders) as collateral for the Credit Facilities, and all financing statements related thereto, and all modifications, renewals or extensions thereof and any documents executed in modification, renewal, extension or replacement thereof.

     Senior Indenture means that certain Indenture dated July  1,
1996, executed by and between AMRESCO and Comerica Bank, as Trustee, as amended.

     Standard   Industry  Practices  means  such  due  diligence,
collateral control and collection procedures that are customarily followed by Persons actively engaged in the business of acquiring
Asset Portfolios in a bulk transaction.

     Structure Fee means the fee to be paid by AMRESCO to the Arranger pursuant to a separate letter to be executed by AMRESCO and Arranger effective on the Closing Date.

     Subsidiary means, (a) for any Person other than AMRESCO, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person or (b) for AMRESCO, any corporation wholly-owned by AMRESCO or any other entity of which 100% of the securities or other ownership interests are at the time directly or indirectly owned, collectively, by AMRESCO and any Subsidiaries of AMRESCO. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on).

     Supplement to Schedule I means an addendum to this Agreement, the other Loan Documents, Schedule I to the Collateral Assignment, and Schedule I to the Security Agreement, in form as previously agreed to between AMRESCO and Agent as contemplated by
Section 2.5.
     Taxes means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency (foreign or domestic). "Tax" means any one of the foregoing.

     Telerate Screen means the display designated as Screen 3750 (as to Dollars, and any other applicable Alternate Currency shown thereon) or Screen 3740 (as to Canadian dollars) on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in U.S. dollars or the applicable Alternate Currency quoted by selected banks.

     Term Facility means the term facility created by this Agreement in an amount not to exceed One Hundred Million and No/100 Dollars ($100,000,000) (which amount includes any Additional Term Loans) evidenced by the promissory notes to be made by Borrower to each Term Lender in the amount of such Term Lender's Term Loan Commitment Amount.

     Term Facility Termination Date means May 31, 2001.

     Term Lenders means, as to the Term Facility, such financial institutions listed as Term Lenders on Schedule I attached hereto, and their permitted successors or assigns, as the same may be amended to include Term Lenders under Additional Term Loans.

     Term Loan Commitment Amount means, with respect to each Term Lender, the amount indicated as such Term Lender's Term Loan Commitment Amount opposite the name of such Term Lender in
Schedule I, as such amount may be adjusted from time to time to account for any assignment of a Term Lender's interest, and as
Schedule  I  may  be  amended  to  include  Term  Lenders   under
Additional Term Loans.

     Term Loan Percentage means, with respect to the Term Facility and each Term Lender, the percentage indicated as such Lender's Term Loan Percentage opposite the name of such Term
Lender on Schedule I, as such percentage may be adjusted from time to time to account for any assignments of a Term Lender's interest as provided in Section 11.10, and as such percentage may be changed to reflect the loan percentages of Term Lenders under Additional Term Loans.

     Term Notes means those certain promissory notes evidencing the Term Facility, executed by Borrower and payable to the order of each Term Lender in the amount of such Lender's Term Loan Commitment Amount, and in the form as attached hereto as Exhibit A-1.

     Title Company means a title company or title companies selected by Borrower or any Guarantor and not disapproved by Agent, together with any issuing agent that issues all or any part of a Title Policy.

     Title Policy means a Mortgagee or Loan Policy of Title Insurance issued and underwritten by a Title Company for the benefit of (a) Agent, on behalf of the Lenders, covering that portion of the Mortgaged Property therein described and insuring the lien of the Mortgage which covers such portion of the Mortgaged Property, or (b) Borrower or any Guarantor insuring a lien on Underlying Real Estate securing an Assigned Loan.

     Total Consolidated Debt at any date of determination means the sum of (a) consolidated Debt of Borrower and its Subsidiaries which would be reflected on the consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP if such balance sheet were prepared as of such date of determination, plus (b) the unfunded obligations of Borrower or any Guarantor under outstanding letters of credit, plus (c) the amount of any Contingent Obligations which are reasonably quantifiable by Borrower (as confirmed by Agent) and which do not duplicate any amounts otherwise included under this definition of Total Consolidated Debt.

     Transfer of Lien means an absolute assignment of note and liens (including, without limitation, all mortgages and any other security for each of the Assigned Loans) or other similar document transferring a lien or security interest, executed by AMRESCO or any Guarantor to Agent, for the benefit of the Lenders, in the form agreed to by Borrower and Agent (which document may also be referred to as an "Assignment of Lien" in certain states).

     UCC means the Uniform Commercial Code in effect under the laws of the State of Texas, as amended, or, if stated with reference to another jurisdiction, the Uniform Commercial Code as adopted in the relevant jurisdiction.

     UK Subsidiaries means, collectively, all Subsidiaries of AMRESCO formed under the laws of the United Kingdom.

     Underlying Obligor means any obligor under any residential or commercial mortgage loan originated or funded by Borrower or any Guarantor, provided, that the primary business of Borrower or such Guarantor is the origination or funding of such residential or commercial mortgage loans.

     Underlying Real Estate means the real property, together with all improvements thereon, which secures any of the Assigned
Loans or any one of such parcels of real property.

     Variable Rate means a fluctuating rate of interest equal to the Base Rate.

     Variable Rate Advance shall mean an Advance under the Revolving Credit Facility which will bear interest computed with reference to the Variable Rate.

     Variable  Rate Portion shall mean that portion of  the  Term
Facility which bears interest computed with reference to the Variable Rate.

     Warehouse Lines means any Debt of Borrower or any Guarantor created for the purpose of acquiring or originating loans and securities which are intended to be sold, repaid or otherwise liquidated in order to make payments on such Debt and which are related to the lines of business of Borrower and the Guarantors permitted by Section 7.2 hereof, including, without limitation, commercial and residential mortgages or mortgage backed securities, loans to business franchises or securities backed by loans to business franchises, builder loans and commercial finance loans; provided that (a) any such Debt shall be fully collateralized at its inception, (b) in no event shall the aggregate amount of Cash Contributed Capital exceed 20% of the balance sheet value of loans or securities securing the Warehouse Lines outstanding on the date of determination (the balance sheet value of such loans and securities securing such Debt shall be determined in accordance with GAAP and marked to market no less than quarter-annually), and (c) there shall exist at the inception of such Debt a strategy for selling or otherwise liquidating specific collateral securing such Debt in a commercially reasonable manner within the time period typically required in the industry and by AMRESCO and its Subsidiaries for such specific collateral, but in no event more than twenty-four
(24) months following its inclusion as collateral for the applicable Debt.

     Wholly-Owned   Non-Real   Estate  Portfolios   means   Asset
Portfolios that are 100% owned by Borrower or any Guarantor where less than 50% of the Net Purchase Price is allocated to Real
Estate Loans.

     Wholly-Owned Real Estate Portfolios means Asset Portfolios that are 100% owned by Borrower or any Guarantor where 50% or more of the Net Purchase Price is allocated to Real Estate Loans.

     Section 1.2. Singular and Plural of Definitions. Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in
Section 1.1 shall mean the singular thereof when the singular form of such term is used in this Agreement.

     Section   1.3.     Substantive  Definitions.    The   terms,
provisions and agreements set forth in the definitions contained in Section 1.1 shall be substantive terms of this Agreement and fully binding on the parties hereto.

     Section 1.4. Money. Unless stipulated otherwise, all references herein or in any of the Loan Documents to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United States of America.

     Section 1.5. Captions; References. The captions in this Agreement and in the table of contents hereof are for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof. All references herein to Articles and Sections are, unless specified otherwise, references to articles and sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "Exhibit," "Annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section unless specifically indicated otherwise.

     Section 1.6. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

                           ARTICLE II

                           COMMITMENT

     Section 2.1. Commitment. Subject to and upon the terms, covenants and conditions of this Agreement:

          (a) Revolving Credit Facility Advances. Each Revolving Lender severally agrees to make in the manner set forth in Section 2.2, its pro rata part (based on its Revolving Loan Percentage) of one or more Advances for general corporate purposes, which, subject to the Loan Documents, Borrower may borrow, repay, and reborrow under this Agreement; provided, that,
(i) each such Advance must occur on a Business Day and no later than the Business Day immediately preceding the Revolving Facility Termination Date, (ii) each such Advance must be in an amount not less than the limitations provided in Section 2.2, and
(iii) on any date of determination, the outstanding principal balance of the Revolving Credit Facility (including the outstanding balance of all Competitive Bid Loans) shall never exceed the lesser of (A) the difference between (1) the Borrowing Base, minus (2) the aggregate amount outstanding under the Term Facility, (B) the difference between (1) the Revolving Commitment, minus (2) the Letter of Credit Exposure, or (C) the difference between (1) $490,000,000, minus (2) the original principal amount of the Additional Term Loans. Except as provided in Section 2.3 hereof, in no event shall any Revolving Lender be required to make any Advances in excess of such Lender's Revolving Loan Percentage of the amount required to be advanced by the Revolving Lenders under the above provisions of this Section 2.1 or which would cause any Revolving Lender to have made Advances in excess of such Lender's Revolving Loan Commitment Amount.

          (b) Letters of Credit. Each Revolving Lender agrees to cause Letters of Credit to be issued by the Issuing Lender for the account of Borrower (provided any such Letter of Credit can be issued in the name of any Guarantor) for any of the purposes for which Borrower can obtain an Advance; provided, that (i) each such Letter of Credit shall be issued on a Business Day,
(ii) after the issuance of any such Letter of Credit, (A) the Letter of Credit Exposure must be less than or equal to the Revolving Commitment (as the same may be adjusted as herein provided) less the sum of all outstanding Advances under the Revolving Credit Facility, and (B) the Letter of Credit Exposure shall not exceed ten percent (10%) of the Revolving Commitment, and (iii) each such Letter of Credit must have an expiration date no later than the Revolving Facility Termination Date. To the extent that funds are ever drawn under any of the Letters of Credit, each such draw will be paid by the Issuing Lender, and each of the Revolving Lenders will make an Advance in the amount of such Lender's Revolving Loan Percentage of the amount so paid by the Issuing Lender to reimburse the Issuing Lender for such draw.

          (c) Term Facility Advances. Each Term Lender which is a party to this Agreement on the Closing Date has funded or acquired its Term Loan Commitment Amount prior to the Closing Date. Any Term Lenders providing Additional Term Loans shall advance the amounts thereof as and when agreed to by Borrower, Agent and such Term Lenders.

          (d) Increase in Aggregate Commitment. So long as no Default or Event of Default shall have occurred and be continuing, Borrower shall have the right from time to time upon prior written notice to Agent to increase the Revolving Commitment or the Term Facility; provided, that in no event shall
(i) the aggregate Revolving Commitment and aggregate Term Loan Commitment Amounts be increased to an amount greater than $550,000,000 and (ii) the aggregate Term Loan Commitment Amounts exceed the maximum amount of the Term Facility; provided, further, that:

               (1)   Any  increase  in  the Revolving  Commitment
     which is accomplished by increasing the Revolving Loan Commitment Amount of any Revolving Lender or Revolving Lenders who are at the time of such increase party to this Agreement (which Revolving Lender or Revolving Lenders shall consent to such increase in their sole and absolute discretion) shall be subject to the following terms: (i) this Agreement will be amended by Borrower, the Agent and those Revolving Lender(s) whose Commitment(s) is or are being increased to reflect the revised Revolving Loan Commitment Amounts of each such Revolving Lender, (ii) Agent will deliver an updated Schedule I to Borrower and each of the Revolving Lenders reflecting the revised Revolving Loan Commitment Amounts and Revolving Loan Percentage of each of the Revolving Lenders, (iii) the Advances under the Revolving Credit Facility and Revolving Loan Percentages will be reallocated on the effective date of such increase among the Revolving Lenders in accordance with their revised Revolving Loan Percentages (and Borrower shall pay any and all costs required pursuant to Section 3.6 in connection with such reallocation as if such reallocation were a prepayment), and (iv) Borrower will deliver new Revolving Note(s) to the Revolving Lender or Revolving Lenders whose Revolving Loan Commitment Amount(s) is or are being increased reflecting the revised Revolving Loan Commitment Amount of such Revolving Lender(s).

               (2) Any increase in the Revolving Commitment which is accomplished by addition of a new Revolving Lender under this Agreement shall be subject to the following terms: (i) such new Revolving Lender shall be an Eligible Assignee and shall be subject to the consent of Agent and, prior to the occurrence and during the continuance of a Default, Borrower , which consent shall not be unreasonably withheld, (ii) this Agreement will be amended by Borrower, the Agent and the party becoming an additional Revolving Lender hereunder to reflect the addition of such party as a Lender hereunder, (iii) Agent will deliver an updated
     Schedule I to Borrower and each of the Lenders reflecting the revised Revolving Loan Commitment Amounts and Revolving Loan Percentages of each of the Revolving Lenders, (iv) the outstanding Advances under the Revolving Credit Facility and Revolving Loan Percentages will be reallocated on the effective date of such increase among the Revolving Lenders in accordance with their revised Revolving Loan Percentages (and Borrower shall pay any and all costs required pursuant to Section 3.6 in connection with such reallocation as if such reallocation were a prepayment) and (v) Borrower will deliver a Revolving Note to such party.

               (3) Any increase in the Term Facility which is accomplished by addition of a new Term Lender under this Agreement shall be subject to the following terms: (i) such new Term Lender shall be an Eligible Assignee and shall be subject to the consent of Agent and, prior to the occurrence and during the continuance of a Default, Borrower, which consent shall not be unreasonably withheld,
     (ii) this Agreement will be amended by Borrower, the Agent and the party becoming an additional Term Lender hereunder to reflect the addition of such party as a Lender hereunder,
     (iii) Agent will deliver an updated Schedule I to Borrower, and each of the Lenders reflecting the revised Term Loan Commitment Amounts and Term Loan Percentages of each of the Term Lenders, and (iv) Borrower will deliver a Term Note to such party.

               (4) Any increase in the Term Facility which is accomplished by increasing the Term Loan Commitment Amount of any Term Lender or Term Lenders who are at the time of such increase party to this Agreement (which Term Lender or Term Lenders shall consent to such increase in their sole and absolute discretion) shall be subject to the following terms: (i) this Agreement will be amended by Borrower, the Agent and those Term Lender(s) whose Commitment(s) is or are being increased to reflect the revised Term Loan Commitment Amounts of each such Term Lender, (ii) Agent will deliver an updated Schedule I to Borrower and each of the Lenders reflecting the revised Term Loan Commitment Amounts and Term Loan Percentages of each of the Term Lenders, and (iii) Borrower will deliver new Term Note(s) to the Term Lender or Term Lenders whose Term Loan Commitment Amount(s) is or are being increased reflecting the revised Term Loan Commitment Amount of such Term Lender(s).

     Section 2.2. Method of Borrowing under Revolving Credit Facility. Subject to the terms and conditions of this Agreement, Borrower shall be entitled to obtain Advances and Letters of Credit (which can be issued in the name of any Guarantor) from Revolving Lenders under the Revolving Credit Facility pursuant to
Section 2.1 in the following manner:

          (a) Variable Rate Advances. In the case of any Variable Rate Advance, AMRESCO (acting for itself or on behalf of each other Borrower), through an Authorized Officer, shall give Agent prior to 10:00 a.m., Dallas, Texas time, on the date of any such proposed Advance, an irrevocable written notice of its intention to borrow or reborrow such Variable Rate Advance hereunder. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate Variable Rate Advances to be made by Lenders and shall be accompanied by the documents required to be delivered pursuant to Article IV. The aggregate amount of Variable Rate Advances to be made on any funding date shall not be less than One Million and No/100 Dollars ($1,000,000.00) or greater whole multiples of One Hundred Thousand and No/100 Dollars ($100,000.00).

          (b) LIBOR Rate Advances. In the case of LIBOR Rate Advances, AMRESCO (acting for itself or on behalf of each other Borrower) an Authorized Officer, shall give Agent at least three Business Days' irrevocable written notice of its intention to borrow or reborrow such advance hereunder. Notice shall be given to Agent prior to 10:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Rate Advances shall in all cases be subject to availability and to Section 3.5 hereof. For LIBOR Rate Advances, the notice of borrowing shall specify (i) the requested funding date, which shall be a Business Day, (ii) the amount of the proposed aggregate LIBOR Rate Advances to be made by the Revolving Lenders, (iii) the Interest Period selected by AMRESCO (provided that no such Interest Period shall extend past the Revolving Facility Termination Date) and (iv) AMRESCO's election of the Effective Date on which the LIBOR Rate Advances shall begin. The aggregate amount of LIBOR Rate Advances to be made on any funding date shall not be less than Five Million and No/100 Dollars ($5,000,000.00) or greater whole multiples of One Million and No/100 Dollars ($1,000,000.00).

          (c) Alternate Currency Option. In the case of any Alternate Currency Advance, AMRESCO (acting for itself or on behalf of each other Borrower), through an Authorized Officer, shall give Agent at least three Business Days' irrevocable written notice of its intention to borrow or reborrow such advance hereunder (the "Alternate Currency Option"). Notice shall be given to Agent prior to 10:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. Alternate Currency Advances shall in all cases bear interest at the Alternate Currency Rate computed with respect to the applicable Alternate Currency and be subject to availability and to Section 3.5 hereof. Such notice of borrowing shall specify (i) the requested funding date, which shall be a Business Day, (ii) the Dollar Equivalent of the amount of the proposed Alternate Currency Advance, (iii) the currency of such proposed Alternate Currency Advance, (iv) the Interest Period selected by AMRESCO (provided that no such Interest Period shall extend past the Revolving Facility Termination Date) and
(v) AMRESCO's election of the Effective Date on which the Alternate Currency Advance shall begin. The aggregate amount of Alternate Currency Advances to be made on any funding date shall not be less than Two Million Five Hundred Thousand and No/100
Dollars ($2,500,000.00) (in its Dollar Equivalent), or greater whole multiples of One Million and No/100 Dollars ($1,000,000.00) (in its Dollar Equivalent).

          (d) Notice To Revolving Lenders. Agent shall promptly notify Revolving Lenders of each notice received from AMRESCO pursuant to this Section 2.2. Each Revolving Lender shall, not later than noon, Dallas, Texas time, on the date of any such Advance, deliver to Agent, at its address set forth herein, such Lender's Revolving Loan Percentage of such Advance in immediately available funds in accordance with Agent's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Advance hereunder Agent shall, subject to satisfaction of the conditions set forth in Article IV, disburse the amounts made available to Agent by the Revolving Lenders by (i) transferring such amounts by wire transfer pursuant to AMRESCO's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of AMRESCO maintained with Agent. All Advances shall be made by each Revolving Lender according to its Revolving Loan Percentage.

          (e) Method of Issuing Letters of Credit. Not less than three (3) Business Days prior to the requested date of issuance of any Letter of Credit, AMRESCO (for itself or on behalf of each other Borrower) shall deliver to Agent a Request For Advance and shall execute and deliver to the Issuing Lender the customary letter of credit application and agreement used by the Issuing Lender from time to time (the "LOC Application"). Nothing in this Agreement shall prohibit the Issuing Lender from modifying the form of LOC Application in effect from time to time in connection with the issuance of any Letter of Credit, provided that, such modification does not substantially modify this Agreement to the detriment of Borrower. In the event of a direct conflict between the provisions of the LOC Application and this Agreement, the provisions of this Agreement shall govern. In no event shall a Letter of Credit have an expiration date which is later than the Revolving Facility Termination Date. Letters of Credit may be standby letters of credit only and may be issued on behalf of either Borrower or any Guarantor. Upon satisfaction of the applicable conditions precedent set forth in Article IV, and subject to the other terms and conditions of this Agreement, the Issuing Lender shall issue Letters of Credit for the account of any Borrower or any Guarantor within three (3) Business Days from receipt by the Issuing Lender of the fully-executed LOC Application (so long as the requested terms of such Letter of Credit are acceptable to the Issuing Lender in its reasonable discretion).

     Borrower shall be entitled to have issued under the Revolving Credit Facility, subject to the terms of this Agreement, Letters of Credit denominated in an Alternate Currency or other currency as approved by Agent and the Issuing Lender, provided, that, if drawn, each Lender shall be required to fund its pro rata part of the Dollar Equivalent of such Advance. Each such Advance shall be subject to the terms and conditions of this Agreement related to Advances. The amount to be reserved under the Revolving Credit Facility related to any such Letter of Credit issued in an Alternate Currency or other currency approved by Agent and the Issuing Lender, and therefore the Letter of Credit Exposure related thereto, shall be an amount equal to 115% of the amount remaining to be funded under any said Letter of Credit from time to time (in Dollar Equivalent calculated from time to time).

     Immediately upon the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased and received from the Issuing Lender, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Revolving Loan Percentage times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Subject to the limits referred to above, Borrower may request the issuance of Letters of Credit under this Section 2.2(e), repay any Advances under the Revolving Credit Facility resulting from drawings thereunder pursuant to this Section 2.2(e) and request the issuance of additional Letters of Credit under this Section 2.2(e).

     The payment by the Issuing Lender of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Lender of an Advance under the Revolving Credit Facility, which shall bear interest at the Variable Rate, in the amount of such draft (but without any requirement for compliance with the conditions set forth in
Article IV hereof). In the event that a drawing under any Letter of Credit is not reimbursed by Borrower by 10:00 a.m. (Dallas time) on the first Business Day after such drawing, the Issuing Lender shall promptly notify Agent and each other Revolving Lender. Each such Revolving Lender shall, on the first Business Day following such notification, make an Advance, which shall bear interest at the Variable Rate, and shall be used to repay the applicable portion of the Issuing Lender's advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Lender (but without any requirement for compliance with the applicable conditions set forth in Article IV hereof) and shall make available to Agent for the account of the Issuing Lender, by deposit at Agent's office, in same day funds, the amount of such Advance. In the event that any Revolving Lender fails to make available to Agent for the account of the Issuing Lender the amount of such Advance, the Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Maximum Lawful Rate or (ii) the Federal Funds Rate.

     Section 2.3    Competitive Bid Loans

     (a) Competitive Bid Advances. In addition to Advances pursuant to Sections 2.1 and 2.2, but subject to all of the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1 as to the maximum aggregate principal amount of all outstanding Advances under the Revolving Credit Facility), Borrower may, as set forth in this
Section 2.3, request the Revolving Lenders, prior to the Revolving Facility Termination Date, to make offers to make Competitive Bid Advances to Borrower. Each Revolving Lender may, but shall have no obligation to, make such offers and Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. Competitive Bid Advances shall be evidenced by the Competitive Bid Notes. Each Competitive Bid Advance shall be repaid in full by Borrower on the last day of the Interest Period applicable thereto.

     (b) Competitive Bid Quote Request. When Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, Borrower shall transmit to Agent by telecopy a Competitive Bid Quote Request to be received no later than 11:00 a.m., Dallas time, at least five Business Days prior to the Borrowing Date proposed therein, specifying in accordance with all of the terms of this Agreement:

          (i)  the  proposed  Borrowing  Date  for  the  proposed
               Competitive Bid Advance;

          (ii) the aggregate principal amount of such Competitive
               Bid Advance; and

          (iii)    the Interest Period applicable thereto.

Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or upon reasonable prior notice to the Revolving Lenders, such other number of days as Borrower and Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in a minimum amount of $5,000,000 or a larger multiple of $1,000,000. Borrower shall not be entitled to have more than four Competitive Bid Loans outstanding at any time. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit E hereto shall be rejected, and Agent shall promptly notify Borrower of such rejection by telecopy.

     (c) Invitation for Competitive Bid Quotes. Promptly upon receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3(b), Agent shall send to each of the Revolving Lenders by telecopy an Invitation for Competitive Bid Quotes which shall constitute an invitation by Borrower to each Revolving Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.

     (d)  Submission and Contents of Competitive Bid Quotes.

          (i) Each Revolving Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3 and must be submitted to Agent by telecopy at its offices specified in or pursuant to Section 11.2 not later than 1:00 p.m., Dallas time, at least four Business Days prior to the proposed Borrowing Date (or upon reasonable prior notice to the Revolving Lenders, such other time and date as Borrower and Agent may agree). Subject to Articles IV and IX, any Competitive Bid Quote so made shall be irrevocable except with the written consent of Borrower.

          (ii) Each Competitive Bid Quote shall in any case specify: (1) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for
     Competitive  Bid  Quotes; (2) the principal  amount  of  the
     Competitive Bid Loan for which each such offer is being made, (x) which principal amount may be greater than, less than or equal to the Revolving Loan Commitment Amount of the quoting Lender, but in no case greater than an amount which would cause the then outstanding Advances under the Revolving Credit Facility, plus the Letter of Credit
     Exposure, plus the outstanding balances of all Competitive Bid Loans to exceed the Revolving Commitment, (y) which principal amount must be at least $2,000,000 and an integral multiple of $500,000, and (z) which principal amount may not exceed the principal amount of Competitive Bid Loans for which offers were requested; (3) the Competitive Bid Margin offered for each such Competitive Bid Loan; (4) the minimum or maximum amount, if any, of the Competitive Bid Loan which may be accepted by Borrower; (5) the applicable Interest Period; and (6) the identity of the quoting Lender.

          (iii) Agent shall reject any Competitive Bid Quote that: (1) is not substantially in the form of Exhibit E-2 hereto or does not specify all of the information required by Section 2.3(d)(ii); (2) contains qualifying, conditional or similar language, other than any such language contained in Exhibit E-2 hereto; (3) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes, except as contemplated by Section 2.3(d)(ii); or (4) arrives after the time set forth in
     Section 2.3(b).

          (iv) If any Competitive Bid Quote shall be rejected pursuant to Section 2.3(d)(iii), then Agent shall notify the relevant Revolving Lender of such rejection as soon as practicable.

     (e) Notice to Borrower. Agent shall promptly notify Borrower of (1) the terms of any Competitive Bid Quote submitted by a Revolving Lender that is in accordance with this Section 2.3 and (2) if not disregarded by Agent in accordance with the immediately succeeding sentence, of any Competitive Bid Quote that is in accordance with this Section 2.3 which amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Revolving Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. Agent=s notice to Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive Bid Margins so offered.

     (f) Acceptance and Notice by Borrower. Subject to the receipt of the notice from Agent referred to in this Section 2.3, not later than 11:00 a.m. (Dallas time) at least three Business Days prior to the proposed Borrowing Date, Borrower shall notify Agent of Borrower=s acceptance or rejection of each offer received by it pursuant to this Section 2.3; provided, however, that the failure by Borrower to give such notice to Agent shall be deemed to be a rejection by Borrower of all such offers. In the case of acceptance, such notice (a ACompetitive Bid Acceptance Notice@) shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Borrower may accept or reject any Competitive Bid Quote in whole or in part (subject to the terms of this Section 2.3); provided that:

          (i)  the aggregate principal amount of each Competitive
     Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

          (ii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins; and

          (iii) Borrower may not accept any offer of the type described in this Section 2.3 or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement.

     (g) Allocation by Agent. If offers are made by two or more Revolving Lenders with the same Competitive Bid Margins for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by Agent among such Revolving Lenders as nearly as possible (in such multiples as Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Revolving Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Revolving Lender has indicated that it is willing to accept. Allocations by Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. Agent shall promptly, but in any event on the same Business Day, notify each Revolving Lender of its receipt of a Competitive Bid Acceptance Notice and the aggregate principal amount of each Competitive Bid Advance allocated to each participating Revolving Lender.

     (h) Commitment to Lend Not Reduced and Other Agreements. The agreement of a Revolving Lender to make a Competitive Bid Loan hereunder shall not reduce such Revolving Lender's obligation to fund other Advances under the Revolving Credit Facility to the extent of such Revolving Lender's Revolving Loan Commitment Amount, it being expressly acknowledged and agreed that the agreement to make a Competitive Bid Loan is optional on the part of such Revolving Lender and in addition to its Revolving Loan Commitment Amount. The amount of Competitive Bid Loans shall not reduce the Revolving Loan Commitment Amount of any Lender for purposes of calculating the Commitment Fee. Borrower shall pay to Agent an administrative fee of $1,000 for each Competitive Bid Quote Request, payable on the date each such Competitive Bid Request is transmitted to Agent. In no event shall the aggregate amount of Competitive Bid Loans outstanding at any time exceed $75,000,000.

     Section 2.4.   Fees.

     (a) Participation Fee. In consideration for the commitment of each Revolving Lender to make Advances under the Revolving Credit Facility upon the terms and conditions set forth in this Agreement and the reserving of sufficient funds by each Revolving Lender from which to make disbursement of the Advances under the Revolving Credit Facility, Borrower shall pay to each such Revolving Lender on the Closing Date its Participation Fee. In consideration for the commitment of each Term Lender to fund its pro rata part of the Term Facility upon the terms and conditions set forth in this Agreement and the reserving of sufficient funds by each Term Lender from which to make such Advance under the Term Facility, Borrower shall pay to each such Term Lender its Participation Fee when such Term Lender funds its Term Loan Commitment Amount.

     (b) Commitment Fee. Throughout the Credit Period, Borrower shall pay to Agent for the account of each Revolving Lender, such Revolving Lender's Revolving Loan Percentage of the Commitment Fee, such fee to be computed based on the number of actual days elapsed assuming each calendar year consisted of 360 days, and due and payable quarterly in arrears, commencing on January 1, 1998, and continuing on the first day of each calendar quarter thereafter, with a final payment of such Commitment Fee being due and payable upon the Revolving Facility Termination Date.
     (c) Letter of Credit Fees. Borrower shall pay to Agent for the account of each Revolving Lender a letter of credit fee (the "Letter of Credit Fee") (which shall be payable quarterly in arrears, commencing on January 1, 1998, and continuing on the first day of each calendar quarter thereafter, with a final payment of such Letter of Credit Fee being due and payable on the Revolving Facility Termination Date) on the average daily amount available for drawing under all outstanding Letters of Credit (using the Dollar Equivalent for any Letters of Credit denominated in an Alternate Currency) at the per annum percentages determined in accordance with Schedule II hereof.

The fee payable in respect of the Letters of Credit shall be subject to reduction or increase, as set forth in Schedule II. Subject to Section 11.8 hereof, such fee shall be computed on the basis of the actual number of days elapsed. In addition to the Letter of Credit Fee, Borrower shall pay to Agent for the account of the Issuing Lender an issuance fee (which shall be due and payable on the date of issuance of each Letter of Credit) in an amount equal to Three Hundred and No/100 Dollars ($300.00).

          (d) Structure Fee. In consideration for the Arranger's efforts in structuring the Credit Facilities and arranging for such Credit Facilities, Borrower agrees to execute on or before the Closing Date a letter reasonably satisfactory to Agent and Arranger concerning the Structure Fee and to pay to Arranger the Structure Fee in accordance with such letter.

          (e) Administrative Fees. In consideration for Agent's administration services under the Credit Facilities, Borrower agrees to pay Agent the Administrative Fee in advance in equal quarterly payments, commencing on January 1, 1998, and continuing on the first day of each calendar quarter thereafter, until such time the Notes are paid in full, all Letters of Credit have been terminated, and Lenders' commitment to make Advances under this Agreement have been terminated.

          (f) Modification Fee. Borrower shall pay to Agent, in addition to such other fees and charges which Lenders may require, a fee (the "Modification Fee") of an amount not less than either (i) the product of five one hundredths of one percent (.05%) times the Revolving Commitment and the aggregate outstanding unpaid principal amount under the Term Notes or (ii) as otherwise agreed to by Borrower and Lenders, for each material amendment to this Agreement initiated by Borrower and entered into by Agent, the Lenders and Borrower after the date hereof; provided, that, no such fee shall be required in connection with any amendment to this Agreement the sole purpose of which is to (x) add any Person as a Lender hereunder or to amend Schedule I or (y) waive or amend Section 8.1 due to Borrower=s non-compliance with such covenant due to any Acquisition. Such Modification Fee shall be distributed by Agent to each Lender in accordance with either its Revolving Loan Percentage or Term Loan Percentage, as applicable.

     Section 2.5. Additional Guarantors or Borrowers. Upon the earlier to occur of (1) thirty (30) days after the filing of articles of incorporation, certificates of limited partnership or similar organizational documents with the appropriate Governmental Authority of any future Subsidiary of Borrower or
(2) two (2) Business Days prior to the date that such Subsidiary obtains from Borrower proceeds of an Advance under the Revolving Credit Facility or includes any of its assets in the Borrowing Base, Borrower shall cause to be delivered to Agent (a) a Supplement to Schedule I properly executed by such future Subsidiary (other than an Excluded Subsidiary), (b) a Guaranty
Agreement, executed by such future Subsidiary (other than an Excluded Subsidiary), (c) a contribution and indemnification agreement, in form and substance satisfactory to Agent, executed by Borrower, Agent and all of the Guarantors, (d) a Pledge Agreement and all financing statements related thereto, properly executed by the appropriate Borrower or Guarantor pursuant to which all of the outstanding shares of stock of such future Subsidiary (other than the Excluded Subsidiaries) are pledged to Agent (for the benefit of Lenders), together with the original stock certificates accompanied by stock powers executed in blank by the appropriate Borrower or Guarantor evidencing the shares of stock required to be pledged under this Agreement, and (e) all resolutions, certificates or documents Agent may reasonably request relating to the formation, existence and good standing of such future Subsidiary, corporate authority for the execution and validity of the Loan Documents described in clauses (a), (b), (c) and (d) immediately above and any other documents and matters relevant to the formation of such future Subsidiary and its status as a Guarantor hereunder (if applicable), all in form and substance satisfactory to Agent, which resolutions, certificates and documents shall include, without limitation, (i) the articles of incorporation and bylaws of such future Subsidiary,
(ii) resolutions of the board of directors of such future Subsidiary authorizing the execution of the Loan Documents described in clauses (a), (b), (c) and (d) immediately above on behalf of such future Subsidiary and the granting of all the relevant Lenders' Liens as security for the Credit Facilities and the Letters of Credit, (iii) certificates of incumbency for the officers of such future Subsidiary, and (iv) certificates of corporate existence and good standing issued by the state of incorporation of such future Subsidiary and from the appropriate Governmental Authority of each state in which such future Subsidiary is required by applicable law to be qualified. In lieu of causing a Subsidiary of Borrower to be a Guarantor under this Agreement, Borrower may cause such Subsidiary to be a co-Borrower under this Agreement if necessary for tax purposes (provided that Foreign Obligors shall only be allowed to be Guarantors, and not a Borrower, with respect to the Term Facility).


                          ARTICLE III

                 TERMS OF THE CREDIT FACILITIES

     Section 3.1. Notes. The Credit Facilities shall be evidenced by the Notes. Each Revolving Lender shall receive an originally executed Revolving Note in an amount equal to such Lender's Revolving Loan Commitment Amount. Each Term Lender shall receive an originally executed Term Note in an amount equal to such Lender's Term Loan Commitment Amount. Each Revolving Lender providing a Competitive Bid Loan shall receive an appropriate, originally executed Competitive Bid Note.

     Section 3.2. Maturity. All outstanding principal of the Revolving Notes, together with all accrued but unpaid interest and other amounts owed with respect thereto, shall be due and payable in full on the Revolving Facility Termination Date. All outstanding principal of the Term Notes, together with all accrued but unpaid interest and other amounts owed with respect thereto, shall be due and payable in full on the Term Facility Termination Date. All outstanding principal of any Competitive Bid Note shall be due and payable on the last day of the applicable Interest Period.

     Section 3.3. Interest Rate. Interest on the Notes (other than Competitive Bid Notes) shall accrue at a rate per annum equal to the lesser of (a) the Applicable Rate as selected by AMRESCO pursuant to this Agreement, subject, however, to the provisions of Section 11.8, or (b) the Maximum Lawful Rate; provided, however, if at any time the Applicable Rate exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on the indebtedness evidenced hereby equals the amount of interest which would have accrued on such indebtedness if the Applicable Rate had at all times been in effect.

     Without notice to Borrower or anyone else, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Agreement. In addition, the Adjusted LIBOR Rate and the Alternate Currency Rate shall fluctuate upward and downward as and in the amount by which the LIBOR Margin fluctuates, subject always to limitations contained in this Agreement, any such changes in the LIBOR Margin and, therefore, the Adjusted LIBOR Rate or Alternate Currency Rate, as applicable, to occur on the Business Day following the receipt by Agent of evidence satisfactory to Agent of a change in the Qualified Investment Rating.

     Section 3.4. Interest Payments. Interest on the Notes, computed as provided in Section 3.11, shall be due and payable as it accrues on (a) the first day of each calendar quarter commencing on October 1, 1997, and continuing on the first day of each January, April, July and October thereafter until, as applicable, either the Revolving Facility Termination Date or the Term Facility Termination Date, and (b) at the end of each Interest Period as to any LIBOR Rate Portion, LIBOR Rate Advance, Alternate Currency Advance or Competitive Bid Note then expiring, and on demand after, as applicable, the Revolving Facility Termination Date or the Term Facility Termination Date so long as any principal of any Note remains unpaid.

     Section  3.5.    Conversion  of Revolving  Credit  Advances;
Interest Rate Elections under Term Facility; Regulatory Change.

     (a) Upon at least three (3) Business Days' prior written notice from AMRESCO to Agent ("Minimum Notice Requirement"), Borrower may, on any Interest Adjustment Date (other than the Revolving Facility Termination Date or Term Facility Termination Date, as applicable), convert amounts of any LIBOR Rate Advances or LIBOR Rate Portion, as applicable, into Variable Rate Advances or a Variable Rate Portion, as applicable, with interest accruing thereon with reference to the Variable Rate, as provided in
Section 3.3 above.

     (b) Upon satisfaction by AMRESCO of the Minimum Notice Requirement, and subject to the conditions provided in this Agreement or the Notes, Borrower may, on any date prior to the Revolving Facility Termination Date or Term Facility Termination Date, as applicable, convert amounts of not less than Five Million and No/100 Dollars ($5,000,000.00) in the aggregate on the same date, or any whole multiple of One Million and No/100 Dollars ($1,000,000.00) in excess thereof of any Variable Rate Advances or a Variable Rate Portion, as applicable, into LIBOR Rate Advances or LIBOR Rate Portions, as applicable, with interest accruing thereon with reference to the Adjusted LIBOR Rate, as provided in Section 3.3 above, for the Interest Period selected in such notice. AMRESCO may make a LIBOR Rate election with respect to each Advance of the Term Facility by satisfying the Minimum Notice Requirement prior to the related funding of the Term Facility.

          Each notice of Adjusted LIBOR Rate election by Borrower shall include (i) the amount of the proposed aggregate LIBOR Rate Advances or the LIBOR Rate Portions, as applicable, (ii) the
Interest Period selected by AMRESCO, and (iii) the Effective Date, and is subject to the following conditions: (1) the Interest Period shall be limited to a period commencing on the Effective Date and ending on a date one, two, three, four or six months later elected by AMRESCO in its notice to Agent; (2) AMRESCO's written notice of an election shall be received by Agent in time to satisfy the Minimum Notice Requirement; (3) the last day of the Interest Period will not be subsequent in time to the Revolving Facility Termination Date or Term Facility Termination Date, as applicable; (4) in the case of a continuation of a LIBOR Rate Advance or LIBOR Rate Portion, the Interest Period applicable after such continuation shall commence on the last day of the preceding Interest Period; (5) no LIBOR Rate election shall be made if Agent determines by reason of circumstances affecting the interbank Eurodollar market that either adequate or reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for any Interest Period, or it becomes impracticable for Agent or any Lender under the applicable Credit Facility to obtain funds by purchasing U.S. dollars in the interbank Eurodollar market, or if Agent or any Lender under the applicable Credit Facility determines that the Adjusted LIBOR Rate will not adequately or fairly reflect the costs to such Lender of maintaining the applicable LIBOR Rate Advances or LIBOR Rate Portion, as applicable, at such rate, or if as a result of any Regulatory Change, it shall become unlawful or impossible for Lenders under the applicable Credit Facility to maintain any such LIBOR Rate election; (6) there shall never be more than fifteen
(15) LIBOR Rate Advances, in the aggregate, in effect at any one time under the Revolving Credit Facility and no more than five
(5) LIBOR Rate Portions in effect at any one time under the Term Facility; and (7) no LIBOR Rate election shall be made after the occurrence and during the continuance of a Default or Event of Default.

     (c) As a condition to each Alternate Currency Advance, Borrower shall select an Alternate Currency Rate (based on the applicable Alternate Currency) to be applicable thereto; provided, that each such Alternate Currency Advance must be in an amount of not less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (in its Dollar Equivalent) in the aggregate on the same date, or any whole multiple of One Million and No/100 Dollars ($1,000,000.00) (in its Dollar Equivalent) in excess thereof; and provided, further, that (1) no Alternate Currency election shall be made if Agent or any Revolving Lender determines that, as a result of any Regulatory Change, it shall become unlawful, impracticable or impossible for Revolving
Lenders to maintain any such Alternate Currency election; (2) there shall never be more than ten (10) Alternate Currency Advances, in the aggregate, in effect at any one time under the Revolving Credit Facility; (3) in no event shall the Dollar Equivalent amount of the requested Alternate Currency Advance plus the then current outstanding balance of all previous Alternate Currency Advances based on the Dollar Equivalent thereof (as of the Business Day immediately prior to the date of such Advance) exceed $75,000,000 in the aggregate; (4) no Alternate Currency election shall be made after the occurrence and during the continuance of a Default or Event of Default; and
(5) Revolving Lenders shall not be required to make any Alternate Currency Advance if the applicable Alternate Currency Rate would be limited to the Maximum Lawful Rate pursuant to Section 3.3. Upon the expiration of any Interest Period applicable to an Alternate Currency Advance and provided that no Default has occurred and Borrower is entitled to have outstanding such Alternate Currency Advance under this Agreement, the Alternate Currency Advance shall continue for an Interest Period having the same duration as the Interest Period then ended (but not beyond the Revolving Facility Termination Date) unless Borrower shall, upon three (3) Business Days prior written notice, elect a different Interest Period. Upon the occurrence of an Event of Default, Agent may convert all Alternate Currency Advances into the Dollar Equivalent at the end of the respective Interest Periods therefor.

     (d) To the extent Borrower has not made an effective election under and in accordance with subparagraphs (a) or (b) above (including, without limitation, at the expiration of an Interest Period or, as of the Closing Date, with respect to the
Advance of the Term Facility), the Applicable Rate shall be the Variable Rate. If Borrower has failed to make such election at the end of an Interest Period under the Revolving Credit Facility, the Revolving Lenders shall be deemed to have made a Variable Rate Advance in Dollars and in the amount, and in replacement, of the LIBOR Rate Advance then maturing. If Borrower has failed to make such elections at the end of any Interest Period under the Term Facility, the applicable LIBOR Rate Portion shall expire and convert to a Variable Rate Portion. To the extent Borrower has not made an effective election under clause (c) above prior to the expiration of the applicable Interest Period with respect to Alternate Currency Advances, then Borrower shall be deemed to have elected an Interest Period in accordance with the penultimate sentence of clause (c) above.

     (e) If, on or after the Closing Date, any Regulatory Change shall make it unlawful, impracticable or impossible for any Lender (or its Eurodollar lending office) to make, maintain or fund LIBOR Rate Advances, LIBOR Rate Portions, Alternate Currency Advances or Competitive Bid Advances, as applicable, and such Lender shall so notify Agent, Agent shall forthwith give notice thereof to the other applicable Lenders and AMRESCO, whereupon until such Lender notifies AMRESCO and Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to maintain or fund LIBOR Rate Portions or to make LIBOR Rate Advances or Alternate Currency Advances or to maintain the funding under a Competitive Bid Note, as the case may be, shall be suspended. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding LIBOR Rate Advances, LIBOR Rate Portions, Alternate Currency Advances or amounts under a Competitive Bid Note, to maturity and shall so specify in such notice, Borrower shall immediately prepay in full the then outstanding principal amount of such Lender's portion of the LIBOR Rate Advances, Alternate Currency Advances or Competitive Bid Notes, as the case may be, together with accrued interest thereon, or, if applicable, any LIBOR Rate Portion shall immediately convert to a Variable Rate Portion. Concurrently with prepaying such portion of the LIBOR Rate Advances or Alternate Currency Advances, as the case may be, Borrower shall borrow a Variable Rate Advance and/or an Advance in Dollars, as the case may be, in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related LIBOR Rate Advances or Alternate Currency Advances, as the case may be, of the other Lenders), and such Lender shall make such Variable Rate Advance or Advance in Dollars, as the case may be. If a Lender shall be unable to make, maintain or fund LIBOR Rate Advances, LIBOR Rate Portions or Alternate Currency Advances as above provided for more than sixty days, and the other Lenders are not similarly restricted, Borrower shall be entitled to designate an Eligible Assignee acceptable to Agent to purchase the interest of the Lender which is unable to fund LIBOR Rate Advances, LIBOR Rate Portions or Alternate Currency Advances, as the case may be, and such Lender shall sell its interest to such Eligible Assignee within ten Business Days of Borrower's request. Any such purchase shall be in accordance with and subject to the provisions of Section 11.10.

     (f) Borrower shall promptly indemnify (i) Agent and Lenders against any loss or expense which Agent or Lenders may, as a consequence of Borrower's failure to make a payment on the date such payment is due hereunder, or the payment, prepayment or conversion of any LIBOR Rate Advances, LIBOR Rate Portions, Alternate Currency Advances or amounts due under Competitive Bid Notes hereunder on a day other than an Interest Adjustment Date or, in the case of Competitive Bid Notes, the last day of the applicable Interest Period, sustain or incur in liquidating or employing deposits from third parties acquired to effect, fund or maintain any such LIBOR Rate Advances, LIBOR Rate Portions, Alternate Currency Advances or Competitive Bid Advances or any part thereof, including, without limitation, any Consequential Loss or Alternate Currency Loss; (ii) Lenders against and reimburse Lenders for increased costs to Lenders, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Advances, LIBOR Rate Portions, Alternate Currency Advances or Competitive Bid Advances; Agent shall give AMRESCO written notice of such costs within ninety (90) days of its or any Lender's implementation and/or compliance with any such Regulatory Change, and such costs shall be reimbursed to such Lender prior to the earlier of (A) the Revolving Facility Termination Date or the Term Facility Termination Date, as applicable, or (B) ten (10) days following written notice thereof from Agent to AMRESCO; and
(iii) Agent and Revolving Lenders against any loss which Agent or Revolving Lenders may sustain or incur, as a consequence of Borrower=s failure to (A) pay any Alternate Currency Advance on the date due or in the Alternate Currency in which it was made or
(B) borrow Alternate Currency Advances on the date for such borrowing specified in the relevant Request for Advance, including without limitation, any loss (1) arising from any change in the value of Dollars in relation to any such Alternate Currency Advance which was not paid on the date due between the date such payment was due and the date of payment, or which was not paid in the Alternate Currency in which it was made, or (2) incurred in liquidating or closing out any foreign currency contract undertaken by such Revolving Lender in funding or maintaining such Alternate Currency Advance, all as determined by such Revolving Lender in its sole discretion. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

     Section 3.6.   Payments of Advances; Reduction of Commitment
Amount.

     (a)   At  any  time prior to the occurrence of an  Event  of
Default, Borrower may by notice from AMRESCO to Agent prior to 10:00 a.m. (Dallas, Texas time) on the date on which prepayment under this Section 3.6 is to be made, voluntarily prepay amounts outstanding under the Revolving Credit Facility from time to time and at any time, in whole or in part, without premium or penalty; provided, that (i) each such partial payment must be in a minimum amount of at least One Million and No/100 Dollars ($1,000,000.00) (or, as to prepayment of portions thereof which are Alternate
Currency Advances, the Dollar Equivalent thereof), and (ii) Borrower shall pay any related Consequential Losses or Alternate Currency Losses within ten days after Agent's demand therefor. Each such optional prepayment shall be applied to the Revolving Credit Facility ratably in accordance with Section 3.9 to pay the amounts owed to each Revolving Lender thereunder. At any time subsequent to the Revolving Facility Termination Date or the termination of the Revolving Credit Facility, but prior to the occurrence of an Event of Default, Borrower may by notice from AMRESCO to Agent prior to 10:00 a.m. (Dallas, Texas time) on the date on which prepayment under this Section 3.6 is to be made, voluntarily prepay amounts outstanding under the Term Facility from time to time and at any time, in whole or in part, without premium or penalty; provided, that Borrower shall pay any related Consequential Losses within ten days after Agent's demand therefor. Each such optional prepayment shall be applied to the Term Facility ratably in accordance with Section 3.9 to pay the amounts owed to each Term Lender thereunder. Borrower shall not be entitled to prepay any Competitive Bid Note unless Borrower simultaneously with such payment pays any Consequential Loss resulting from such prepayment.

     (b) Borrower shall make mandatory prepayments under the Revolving Credit Facility prior to the occurrence of an Event of Default in an amount equal to (a) the excess, if any, of the sum of the outstanding principal balance of the Revolving Credit Facility (including amounts outstanding under Competitive Bid Notes), plus the Letter of Credit Exposure, at any time over the lesser of (1) the Borrowing Base less the amount outstanding under the Term Facility, and (2) the Revolving Commitment; and,
(b) the net sale proceeds received by Borrower from the sale of any asset which has either a value at the time of the sale (as shown on the books of Borrower), or an aggregate sales price and all other consideration for such sale, in excess of $2,500,000.00 (excluding, however, the proceeds from the sale of any Borrowing Base Loan, if, within five Business Days from the receipt by Borrower of such sale proceeds, either such proceeds are used to reduce the outstanding balance of the Revolving Credit Facility or AMRESCO delivers to Agent an updated Borrowing Base Schedule showing that the aggregate outstanding Advances under the Revolving Credit Facility (including amounts outstanding under Competitive Bid Notes) do not exceed an aggregate amount equal to the Borrowing Base less the amount outstanding under the Term Facility). Borrower shall pay on demand given by Agent any Consequential Loss arising as a result of any such mandatory prepayments.

     (c) Borrower shall make mandatory prepayments under the Revolving Credit Facility prior to the occurrence of an Event of Default, and under both Credit Facilities pro rata after the occurrence of an Event of Default, in the amount of the proceeds received by any Subsidiary from the creation of the NIM Trusts.

     (d) Borrower may, prior to the occurrence of an Event of Default, fully or partially, reduce the Revolving Commitment, provided that (i) notice of such reduction must be received by Agent by 10:00 a.m. Dallas, Texas, time on the fifth Business Day preceding the effective date of such reduction, (ii) each such reduction in the Revolving Commitment must be in a minimum amount of $10,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof (or, as to the reduction of portions thereof which are Alternate Currency Advances, the Dollar Equivalent thereof),
(iii) Borrower shall not be entitled to an increase in the Revolving Commitment once it has been so reduced, (iv) if the sum of the aggregate outstanding principal balance of the Revolving Credit Facility (including amounts outstanding under Competitive Bid Notes), plus the Letter of Credit Exposure, exceeds the Revolving Commitment as so reduced, Borrower shall make a mandatory prepayment on the principal amount of the Revolving Credit Facility in at least the amount of such excess, together with any Consequential Loss or Alternate Currency Loss arising as a result thereof, and (v) in no event shall Borrower be entitled to so reduce the Revolving Commitment below $20,000,000.00, unless Borrower has elected to terminate the Revolving Credit Facility in full.

     (e) If Borrower shall prepay any LIBOR Rate Advance, LIBOR Rate Portion or Competitive Bid Loan prior to the expiration of its applicable Interest Period, a prepayment fee shall be due to Revolving Lenders, Term Lenders or the applicable holder of the Competitive Bid Loan in an amount equal to the consequential loss (the "Consequential Loss") incurred by such Revolving Lenders, Term Lenders or the applicable holder of the Competitive Bid Loan as a result of any such prepayment, such Consequential Loss to be computed as the product of (i) the amount of the sum so prepaid multiplied by (ii) the difference (but not less than 0.00) of
(A) the 360-day interest yield (as of the applicable Effective Date or Borrowing Date, as applicable, and expressed as a decimal) on a Treasury Obligation selected by Agent and having, as of the applicable Effective Date or Borrowing Date, a remaining term until its maturity approximately equal to the original Interest Period, minus (B) the 360-day interest yield (as of the Business Day immediately preceding the prepayment date and expressed as a decimal) on a Treasury Obligation selected by Agent and having, as of the Business Day preceding the prepayment date, a remaining term until maturity approximately equal to the unexpired portion of the Interest Period, multiplied by (iii) the quotient of (A) the number of calendar days in the unexpired portion of the Interest Period, divided by (B) 360. For purposes of computing a prepayment fee, the Treasury Obligations selected by Agent shall be from among those included in the over-the-counter quotations supplied to The Wall Street Journal by the Federal Reserve Bank of New York City based on transactions of $1,000,000.00 or more. Any prepayment fee required to be paid by Borrower pursuant to this Section 3.6 or any other provisions of this Agreement or of the other Loan Documents in connection with the prepayment of any LIBOR Rate Advances, LIBOR Rate Portions or Competitive Bid Loans shall be due and payable whether such prepayment is being made voluntarily or involuntarily, including, without limitation, as a result of an acceleration of sums due under LIBOR Rate Advances, LIBOR Rate Portions, Competitive Bid Loans or any part thereof due to an Event of Default.
     (f) If Borrower shall prepay any Alternate Currency Advance or for whatever reason an Alternate Currency Advance is converted to Dollars prior to the expiration of its applicable Interest Period, a prepayment fee shall be due to Revolving Lenders for any loss, cost, liability, or expense (an "Alternate Currency Loss") which any Revolving Lender incurs as a result thereof, including, without limitation, (i) any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third Persons acquired to effect or maintain such Alternate Currency Advance or any part thereof, (ii) an amount equal to the excess, if any of (A) its cost of obtaining the funds for the Alternate Currency Advance being prepaid or converted prior to the expiration of its applicable Interest Period for the period from the date of such prepayment or conversion to the last day of the Interest Period for such Alternate Currency Advance, over (B) the amount of interest (as reasonably determined by such Revolving Lender) that would be realized by such Revolving Lender in re-employing the funds so prepaid or converted for such Interest Period, (iii) any loss incurred in liquidating or closing out any foreign currency contract undertaken by such Revolving Lender in funding or maintaining such Alternate Currency Advance, and (iv) any loss arising from any change in the value of Dollars in relation to any such Alternate Currency Advance which was not paid on the date due between the date such payment was due and the date of payment, or which was not paid in the Alternate Currency in which it was made, all as determined by such Revolving Lender in its good faith discretion, but otherwise without penalty.

     (g) As long as no Event of Default has occurred and is continuing, Borrower shall make such regularly scheduled principal payments under the Term Facility as are set forth in the Term Notes; provided, that prior to the Revolving Facility Termination Date or the termination of the Revolving Credit Facility, the aggregate amount of such principal payments under the Term Facility during the twelve (12) month period immediately preceding any such payment shall not exceed one percent (1%) of the aggregate outstanding balance under the Term Notes at the beginning of such twelve (12) month period.

A Revolving Lender (through the Agent) must request compensation under this Section 3.6 as promptly as practicable after it obtains knowledge of the event which entitles it to such compensation, but in any event within 180 days after it obtains such knowledge and pursuant to a certificate which sets forth the amount such Revolving Lender is entitled to receive pursuant to this Section 3.6 and the basis for determining such amount, which certificate shall be conclusive as to the matters set forth therein in the absence of manifest error. Any amounts received by Agent from Borrower pursuant hereto shall be disbursed by Agent in immediately available funds to the Revolving Lenders requesting such amounts.

     Section 3.7. Schedules on Notes. Each Revolving Lender is hereby authorized to record the date and amount of the initial principal balance of its Revolving Note and the date and amount of each advance and repayment of principal on such Revolving Note, and to attach any such recording as a schedule to the Revolving Note whereupon such schedule shall constitute a part of such Revolving Note for all purposes. Any such recording shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the absence or inaccuracy of any such schedule or notation thereon shall not limit or otherwise affect the liability of Borrower for the repayment of all amounts outstanding under the Revolving Notes together with interest thereon.
     Section 3.8. General Provisions as to Payments. All payments and indemnities required to be made by Borrower under any of the Loan Documents shall be joint and several obligations of Borrower. Borrower shall make each payment of principal and interest on either of the Credit Facilities and all fees payable hereunder or under any other Loan Document not later than 12:00 noon (Dallas time) on the date when due, in Federal or other funds immediately available in Dallas, Texas, to Agent at Agent's address for payments set forth in Schedule I. Agent will promptly (and if such payment is received by Agent by 12:00 noon (Dallas, Texas time), and otherwise if reasonably possible, on the same Business Day, and in any event not later than the next Business Day after receipt of such payment) distribute to each Lender under the Credit Facility on which a payment is made a payment on the applicable Note, in accordance with such Lender's pro rata share of each such payment received by Agent. For purposes of calculating accrued interest on either of the Credit Facilities, any payment received by Agent as aforesaid by
12:00 noon (Dallas, Texas time) on any Business Day shall be deemed made on such day; otherwise, such payment shall be deemed made on the next Business Day after receipt by Agent. Whenever any payment of principal or interest on either of the Credit Facilities, or any fees under the Loan Documents, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     Section  3.9.    Application  of  Payments.   Prior  to  the
occurrence of an Event of Default, all payments made on the Revolving Credit Facility, the Term Facility or the Competitive Bid Loans shall be applied against the Revolving Credit Facility, the Term Facility or the Competitive Bid Loans as designated by AMRESCO (other than any payments required under the Term Notes) and shall be paid to each Revolving Lender or Term Lender, as applicable, in accordance with its Revolving Loan Percentage or Term Loan Percentage, respectively, or to the holder of the applicable Competitive Bid Note, subject to the provisions of
Article X and any provision in the Loan Documents or agreements among the applicable Lenders providing for the application of such proceeds against expenses or other amounts. After the occurrence of an Event of Default and for a period of thirty days after notice of such Event of Default has been received and acknowledged by, or delivered by, Agent, all payments made on the Credit Facilities (other than scheduled payments on the Credit Facilities and any provisions in the Loan Documents providing for the application of such proceeds against expenses and other amounts) shall be applied first against the Revolving Credit Facility. If an Event of Default continues uncured or unwaived after said thirty-day period, payments on the Credit Facilities shall be ratably paid to each Lender in accordance with its Aggregate Loan Percentage, subject to Article X and any provision in the Loan Documents or agreements among the Lenders providing for the application of such amounts. Revolving Lenders and Borrower agree that in the event an Event of Default continues uncured or unwaived after the above-referenced thirty day period, the Revolving Lenders shall make an Advance to each of the Term Lenders and holders of Competitive Bid Loans in an amount equal to the net aggregate payments applied against the Revolving Credit Facility during such thirty-day period times the Aggregate Loan Percentage of such Term Lenders and holders of Competitive Bid Loans. The Advance or Advances so made shall not require any action on the part of Borrower and shall be made notwithstanding Borrower=s failure to comply with the conditions for making Advances under the Revolving Credit Facility. Except as (a) to principal payments made pursuant to Section 3.6(a),(b),(c) or
(d)(iv), (b) provided in Section 9.10, and (c) otherwise specifically provided in this Agreement or in any Loan Document, all prepayments on the respective Credit Facilities (including Competitive Bid Loans) shall be applied against accrued but unpaid interest and then against the principal portion of the applicable Credit Facility; provided, however, that, unless otherwise designated by AMRESCO or required by law, prepayments and involuntary payments received by the holder hereof and applied to principal hereunder shall be applied first to the Variable Rate Advances or Variable Rate Portion, as applicable, in Dollars (or that portion of LIBOR Rate Advances or LIBOR Rate Portions, as applicable, not subject to a prepayment penalty), second to the LIBOR Rate Advances or LIBOR Rate Portions, as applicable, in Dollars, third, to the Competitive Bid Loans and fourth to the Alternate Currency Advances.

     Section 3.10. Post-Default Interest; Past Due Principal and Interest. After maturity of the Notes or the occurrence of an Event of Default, the outstanding principal balance of the Notes shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal of and, to the extent permitted by law, past due interest on the Notes shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or the foreclosure of any of the Lenders' Liens, except as otherwise provided by applicable law.

     Section 3.11. Computation of Interest and Fees. All interest payable on the Notes hereunder or the amount of any fees hereunder shall be computed based on the number of days elapsed and 360 days per year (or 365 days for Alternate Currency Advances in British pounds sterling), subject to the provisions hereof limiting interest to the maximum permitted by applicable law.

     Section 3.12. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender reasonably determines that the amount of capital so required or expected to be maintained is increased by or based upon the existence of the Credit Facilities or the Letters of Credit, then such Lender may notify AMRESCO of such fact, and commencing ninety (90) days following such notice, Borrower shall pay to such Lender or Agent (for such Lender) from time to time on demand, as an additional fee payable hereunder, such amount as Lender shall determine in good faith and certify in a notice to AMRESCO in reasonable detail to be an amount that will adequately compensate such Lender in light of these circumstances for its increased costs of maintaining such capital. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

     Section 3.13. Deposit of Cash Collateral. Upon the occurrence of any Event of Default, Borrower shall, on the next succeeding Business Day, deposit in a segregated, interest bearing account with Agent such funds as Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure. Any funds so deposited shall be held by Agent as security for the Obligations (including the Letters of Credit) and Borrower will, in connection therewith, execute and deliver such assignments and security agreements in form and substance satisfactory to Agent which Agent may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Borrower hereby irrevocably directs Agent to apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Revolving Notes have been repaid in full (and Lenders have no obligation to make further Advances or issue Letters of Credit hereunder) or such Event of Default has been cured to the satisfaction of Agent, Agent shall release to AMRESCO any remaining funds deposited under this
Section 3.13. Whenever Borrower is required to make deposits under this Section 3.13 and fail to do so on the day such deposit is due, Revolving Lenders may make such deposit using any funds of Borrower then available to any Revolving Lender.

     Section 3.14. Alternate Currency Notes. In order to satisfy various Legal Requirements applicable to certain Foreign Portfolios or for any other purpose for which Borrower can obtain an Alternate Currency Advance (including, without limitation, Legal Requirements related to the deductibility of interest on Alternate Currency Advances used to fund the acquisition of such Foreign Portfolios or for such other purposes), Borrower has requested that they be allowed to separately document the fundings for, or refinancing of, the acquisition of any such Foreign Portfolios or for such other purposes. Revolving Lenders hereby approve such request subject to Agent being satisfied that such additional documentation is appropriate. If approved by Agent, Borrower which desires to acquire the applicable Foreign Portfolio or to make a capital contribution to the Guarantor making any such acquisition or to acquire or invest in any asset or Person for the purpose for which Borrower can obtain an Alternate Currency Advance may each execute and deliver to NationsBank a promissory note or notes (the "Alternate Currency Note") in an amount equal to the proceeds to be funded for such acquisition. The terms of such Alternate Currency Note shall be satisfactory to Agent in all respects. Agent, on behalf of Lenders, shall then acquire the Alternate Currency Note from NationsBank, and Borrower shall simultaneously with the delivery of the Alternate Currency Note deliver to Agent a Request For Advance for an Alternate Currency Advance in an amount sufficient to enable Revolving Lenders to acquire the Alternate Currency Note. Borrower and NationsBank understand and agree that NationsBank shall not fund an Alternate Currency Note until such time that Revolving Lenders have funded or are prepared to simultaneously fund an Alternate Currency Advance to acquire such Alternate Currency Note. The purchase price for each Alternate Currency Note shall be equal to the outstanding principal balance thereof, together will all accrued but unpaid interest thereon, and, upon such payment, NationsBank shall endorse such Alternate Currency Note to Agent, on behalf of Revolving Lenders, without recourse or warranty. Payments of principal and interest made on any Alternate Currency Note shall be applied against the principal and interest on the Alternate Currency Advance made by Revolving Lenders to acquire such Alternate Currency Note. In addition, upon repayment by Borrower of all principal and accrued but unpaid interest on any Alternate Currency Advance used to acquire an Alternate Currency Note, than Agent, on behalf of Revolving Lenders, shall return such Alternate Currency Note to the maker thereof marked "Paid."


                           ARTICLE IV

                     CONDITIONS TO CLOSING

     Section 4.1. Conditions To Closing. The obligation of the Revolving Lenders to fund the first Advance under the Revolving Credit Facility after the Closing Date, the Issuing Lender to issue any Letter of Credit after the Closing Date, any Term Lender to fund any additional Term Loan, or any Revolving Lender to fund a Competitive Bid Loan, whichever is first, as provided herein is subject to the satisfaction of the following conditions and requirements:

          (a) receipt by Agent of (i) this Agreement, properly executed by Borrower, and (ii) evidence acceptable to Agent that Borrower has paid all fees and expenses required to be paid by Borrower as of the date of such Advance or issuance;

          (b) receipt by each Lender of its Note, properly executed by Borrower, together with its Participation Fee and Modification Fee, if applicable;

          (c) receipt by Agent of one or more Pledge Agreements, and all financing statements related thereto, properly executed by the appropriate Borrower or Guarantor, together with the original stock certificates accompanied by stock powers executed in blank by the appropriate Borrower or Guarantor evidencing all of the outstanding shares of stock of each Subsidiary of Borrower and Guarantors which is incorporated in the United States (other than stock of the Excluded Subsidiaries and sixty-five percent (65%) of the stock of the Foreign Obligors.

          (d)   receipt  by  Agent of each Third Modification  of
Collateral  Assignment  and  all  financing  statements   related
thereto,  properly  executed  by  Borrower  and  the  appropriate
Guarantors;

          (e) receipt by Agent of the Third Modification of Security Agreement and all financing statements related thereto, properly executed by Borrower and the appropriate Guarantors;

          (f) receipt by Agent of the Third Modification of Lockbox Agreement and all financing statements related thereto, properly executed by Borrower, Guarantors and the Lockbox Agent;

          (g) receipt by the Custodians of the original promissory notes evidencing the Assigned Loans owned by Borrower or any Guarantor as of the Closing Date, together with allonge endorsements attached thereto (in form acceptable to Agent) executed in blank by Borrower or the appropriate Guarantor, and all other documents required to be delivered to the Custodian pursuant to the terms of the Custodial Agreement, the Collateral Assignment or the other Loan Documents (including, without limitation, as required by Sections 5.2 and 5.3 hereof);

          (h) receipt by Agent from each Custodian of the certificate required to be delivered under its respective Custodial Agreement to reflect receipt by the Custodian of the items referenced in (g) above;
          (i) receipt by Agent of the Guaranty Agreement executed by each Subsidiary of Borrower other than the Excluded Subsidiaries;

          (j)    receipt   by   Agent  of  a   contribution   and
indemnification agreement in form and substance satisfactory to Agent executed by Borrower and each Subsidiary of Borrower other than the Excluded Subsidiaries;

          (k) receipt by Agent of an opinion of general counsel for Borrower and each Guarantor, opining as to the due organization and existence of Borrower and each Guarantor, the enforceability of each of the Loan Documents and such other matters as Agent may reasonably request, in form and substance satisfactory to Agent;

          (l) receipt by Agent of all resolutions, certificates or documents it may reasonably request relating to the formation, existence and good standing of Borrower and each Guarantor on the date hereof, corporate authority for the execution and validity of this Agreement and the other Loan Documents, and any other matters relevant to this Agreement, all in form and substance satisfactory to Agent, which resolutions, certificates and documents shall include, without limitation, (i) the articles of incorporation and bylaws of Borrower and each Guarantor,
(ii) resolutions of the board of directors of Borrower and each Guarantor authorizing the execution of the Loan Documents on behalf of each such Borrower and Guarantor and the granting of all the Lenders' Liens as security for the Credit Facilities and the Letters of Credit, (iii) certificates of incumbency for the officers of Borrower and each Guarantor, and (iv) certificates of corporate existence and good standing issued by the state of incorporation of Borrower and each Guarantor and, as requested by Agent, from the appropriate governmental authority of each state in which Borrower and each Guarantor is required by applicable law to be qualified;

          (m) receipt by Agent of filing officer certificates (or commercial reports similar thereto, if satisfactory to Agent) under Section 9-407(2) of the UCC, releases or partial releases of liens or financing statements, and other evidence satisfactory to Agent that there are no Liens on any assets of Borrower or any Guarantor, except Liens permitted by Section 8.7 hereof;

          (n)   satisfaction  of  all  conditions  contained   in
Section 4.2 if an Advance is being made, or satisfaction of all conditions contained in Section 4.3 if a Letter of Credit is being issued;

          (o)   receipt  by  Agent of copies of  certificates  of
insurance  for  each  policy  maintained  by  Borrower   or   any
Guarantor, together with evidence of payment of all premiums thereon; and

          (p)   receipt  by  Agent and/or Lenders  of  all  other
documents,  instruments,  certificates  and  information  to   be
delivered on or before the Closing Date pursuant to the terms of this Agreement and the other Loan Documents.

All the documents, instruments, certificates, information, evidences and opinions referred to in this Section 4.1 shall be delivered to Agent no later than the Closing Date, and Lenders shall not be bound by or obligated hereunder until Agent has received all such items.

     Section 4.2. Conditions To All Advances. The obligation of Lenders to fund any Advance as provided herein is subject to the satisfaction of the following conditions and requirements:

          (a)   timely receipt by Agent of a Request For  Advance
(which shall be appropriately modified to Agent's satisfaction with respect to the funding of the Term Facility);

          (b) immediately before and after giving effect to such Advance, no Default shall have occurred and be continuing and the making of such Advance shall not cause a Default;

          (c) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, except that all representations and warranties that speak as of a particular date shall only be required on the date of each such Advance to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date; and

          (d) such other information and documentation as Agent shall reasonably deem necessary or desirable in connection with the funding of such Advance.

     Section  4.3.    Conditions  to  Letters  of  Credit.    The
obligation of the Issuing Lender to issue any Letter of Credit as provided herein is subject to the satisfaction by Borrower of the following conditions and requirements:

          (a) timely receipt by the Issuing Lender of a fully completed LOC Application;

          (b)  timely receipt by Agent of a Request For Advance;

          (c)   immediately before and after the issuance of such
Letter  of  Credit,  no  Default  shall  have  occurred  and   be
continuing and the issuance of any Letter of Credit shall not cause a Default;

          (d) the representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of issuance of such Letter of Credit, except that all representations and warranties that speak as of a particular date shall only be required on the date of issuance of each such Letter of Credit to be true and correct in all material respects as of the date to which such representation or warranty speaks and not as of any subsequent date;

          (e)   timely receipt by Agent (on behalf of the Issuing
Lender)  of  the issuance fee required to be paid by the  Issuing
Lender related to the issuance of such Letter of Credit; and

          (f)   such other information and documentation as Agent
or   the  Issuing  Lender  shall  reasonably  deem  necessary  or desirable in connection with the issuance of such Letter of Credit.

                           ARTICLE V

                   COLLATERAL AND GUARANTIES

     Section 5.1. Security and Guaranties. The Credit Facilities, the Letters of Credit, and the Obligations (as modified and increased pursuant to this Agreement) shall all be
(a) secured by the liens and security interests created by the Security Documents and any and all other Collateral described herein, and all proceeds thereof, until the particular item of Collateral is released or until the Letters of Credit have expired and the Credit Facilities and all the Obligations are paid and performed in full (and any obligation of Lenders to make Advances has been terminated) and (b) guaranties by each Subsidiary (other than an Excluded Subsidiary) pursuant to the terms of the Guaranty Agreement. Borrower and Lenders understand and agree that the term "Obligations" as used in the Security Documents is intended to, and shall mean, the Obligations as modified and increased by this Agreement, and therefore, the liens and security interests created and evidenced by the Security Documents secure, and the Guaranty Agreement guaranty, all such Obligations.

     Section 5.2. Requirements For Assigned Loans. With respect to each of the Assigned Loans, Borrower or the applicable Guarantor shall deliver to a Custodian the documents required by the applicable Custodial Agreement which shall include, without limitation, the following:

          (a) Either (i) the original promissory note or notes evidencing the Assigned Loan properly endorsed showing endorsements thereof from the original holder thereof, and all subsequent holders, to Borrower or the applicable Guarantor, together with an endorsement thereof by Borrower or such Guarantor to Agent, on behalf of Lenders (in form satisfactory to Agent), which endorsement may be an allonge endorsement,
(ii) with respect to any Assigned Loan where the original promissory note has been lost, an original lost note affidavit in form which is sufficient under the UCC or the laws of any applicable jurisdiction to enable the owner thereof to maintain an action on the related promissory notes and recover from any party liable thereon, and properly executed by the Person which sold such promissory note to Borrower or the applicable Guarantor, (iii) with respect to any Assigned Loan for which Borrower or a Guarantor has a participation interest, the original or a copy of the participation certificate or agreement evidencing Borrower's or applicable Guarantor=s interest in such Assigned Loan, or (iv) with respect to any Assigned Loan for which a Borrower or a Guarantor has a judgment, an original Assignment of Judgment (as defined in the Collateral Assignment);

          (b) Copies of the mortgage, deed of trust or other security documents by which a lien or security interest has been granted to secure the Assigned Loan;

          (c) An original Transfer of Liens properly executed and acknowledged by Borrower or the appropriate Guarantor;

          (d) To the extent in the possession of Borrower or a Guarantor or an Affiliate of Borrower or a Guarantor, a Title
Policy and certificate of hazard and/or liability insurance with respect to any Underlying Real Estate; and

          (e)   Such  other information related to the Underlying
Real Estate, to the extent in the possession of Borrower, any Guarantor or an Affiliate of Borrower or any Guarantor, as Agent shall reasonably request.

     Section 5.3. Requirements for Mortgaged Properties. With respect to each of the Mortgaged Properties, Borrower or Guarantor which owns such Mortgaged Property shall deliver to a Custodian the documents required by the applicable Custodial Agreement with respect thereto which shall include, without limitation, the following:

          (a) A copy of the deed or conveyance instrument by which the applicable Borrower or the applicable Guarantor took title to the Mortgaged Property;

          (b) A Title Policy (which Title Policy may be a mortgagee policy of title insurance which has converted to an owner's policy of title insurance after foreclosure), for each Mortgaged Property with a value in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) and, unless covered under an umbrella policy approved by Agent, a certificate of hazard and/or liability insurance covering the Mortgaged Property;

          (c)   An  original, properly executed and  acknowledged
Mortgage,  together with a financing statement  related  thereto;
and

          (d) Such other information as Agent shall reasonably request.

     Section 5.4. Recording. The Custodial Agreements shall provide that the Custodian shall hold the original of each Mortgage (and related financing statement) and Transfer of Liens for recording in the appropriate real estate (or UCC, as appropriate) records if and when (i) a Default occurs, or
(ii) Agent delivers ten (10) days prior written notice to the Custodians and AMRESCO that the Required Lenders require the recordation of such Mortgages (and related financing statements) or Transfers of Liens. After the occurrence of any of the above events, the Custodians or Agent shall record all Mortgages (and related financing statements) and Transfers of Liens then held by the Custodians, and Borrower shall be required to pay, or reimburse the Lenders for the payment of, all filing fees, mortgage and stamp taxes and other expenses incurred by Lenders, Agent or Custodians in connection with the recordation of the Mortgages (and related financing statements) and Transfers of Liens.

     Section 5.5. Timing of Deliveries. The items referenced in Sections 5.2 and 5.3 must be delivered to a Custodian under a Custodial Agreement within the time periods specified in such Custodial Agreement, and Borrower or the appropriate Guarantor must deliver to Agent a supplement to the Collateral Assignment covering any Assigned Loans or Mortgaged Property acquired by Borrower or any Guarantor after the Closing Date, no later than the earlier to occur of (i) a Default, (ii) thirty (30) days after the effective date of the acquisition by Borrower or the applicable Guarantor of such Assigned Loans or Mortgaged Property, or (iii) the date on which Borrower requests that such Assigned Loans or Mortgaged Property be included in the Borrowing Base.

     Section 5.6. Agent's Discretion. All requirements for the Collateral are imposed solely and exclusively for the benefit of the Lenders but are to be enforced and monitored solely and exclusively by Agent in accordance with the provisions of the Loan Documents. No Person (including Borrower, any Guarantor or any other Lender) other than Agent shall have any standing to require satisfaction of any such requirements. Agent shall be entitled to require delivery of the items referenced in Section
5.2 and Section 5.3 at any time and, from time to time (subject to the limitation contained in Section 5.4), and the failure of Agent to request any such items at any particular time shall not constitute a waiver of the Lenders' rights to thereafter require that such items be delivered.

     Section 5.7.   Lockbox; Lockbox Account.

          (a) Notwithstanding any provision herein or in the other Loan Documents to the contrary, Borrower and Guarantors agree that they have instructed, or will cause instructions to be given to, all Account Debtors, or contemporaneously with the execution of this Agreement or within thirty (30) days after the addition of an Asset Portfolio to the Borrowing Base will instruct, or will cause instructions to be given to, all Account Debtors, pursuant to a letter from Borrower or the appropriate Guarantor or the seller of such Asset Portfolio in form approved by Agent, to mail all payments and other remittances owing with respect to the Assigned Loans directly to the Lockbox. Lockbox Agent will have exclusive and unrestricted access to the Lockbox and will have complete and exclusive authority to receive, pick up and open all mail addressed to the Lockbox, whether registered, certified, insured or otherwise. Neither Borrower nor any Guarantors will have access to or control over the Lockbox or any checks or monies received in the Lockbox. All items received and monies collected in connection with the Assigned Loans will be processed by the Lockbox Agent pursuant to the terms of the Lockbox Agreement, and in the event any checks or monies shall be submitted to Borrower or any Guarantor by any Account Debtor under the Assigned Loans, or shall otherwise come into the possession of Borrower or any Guarantor, the same shall be deemed held by Borrower or such Guarantor in trust for Lenders, and Borrower or such Guarantor shall deliver the same to the Lockbox Agent within three (3) Business Days after received by Borrower or such Guarantor, endorsed if appropriate, for deposit into the Lockbox Account.

          (b) Prior to the occurrence of a Default, on each Business Day during each Credit Period, the Lockbox Agent shall, and Borrower and each Guarantor hereby authorize and instruct the Lockbox Agent to, withdraw all funds from the Lockbox Account, if any, and deposit same into AMRESCO's operating account at NationsBank as designated in writing from time to time by AMRESCO to the Lockbox Agent. Upon the occurrence of a Default and thereafter, all amounts in the Lockbox Account shall be disbursed to and applied by Lockbox Agent and Agent to reduce the outstanding obligations as provided in Section 9.10.

          (c) Notwithstanding anything herein to the contrary, Agent shall be entitled to establish, in lieu of the lock-box arrangement otherwise described in this Section 5.7, a trust or similar account arrangement in those countries where lock-box arrangements are not commonly used. Without limiting the generality of the previous sentence, Lenders, Borrower and Guarantors agree that AMRESCO UK, AMRESCO UK Ventures Limited, AMRESCO UK Limited and Old Midland House Limited shall not be subject to the previous provisions of this Section 5.7, but shall be subject to similar obligations with respect to any "Trust Account" established by or for the benefit of such Persons in the United Kingdom as set forth in Clause 6 of that certain Composite Guarantee and Debenture dated June 7, 1996, executed by and among each of such Persons and Agent.

     Section 5.8. Release of Collateral. Prior to the occurrence of a Default or an Event of Default, Borrower and Guarantors shall be entitled to obtain a release of the Lenders' Liens with respect to certain of the Collateral designated by Borrower so long as (a) either (i) the Collateral being released is not required to be pledged to the Lenders pursuant to the terms of this Agreement, (ii) the Collateral being released is being sold by Borrower or the applicable Guarantor (provided, that, if the purchaser or transferee in connection with such sale is an Excluded Subsidiary, the book value [determined in accordance with GAAP] of any item of Collateral being released does not exceed three percent (3%) of Adjusted Net Worth and the aggregate book value [determined in accordance with GAAP] of all items of Collateral so released over the immediately preceding twelve month period does not exceed ten percent (10%) of Adjusted Net Worth), or (iii) the Collateral being released is being pledged by Borrower or such Guarantor to secure Debt which Borrower or such Guarantor is entitled to incur under Section 8.5 and Borrower or such Guarantor is entitled under Section 8.7 to grant a lien on such Collateral being released in favor of the Person for whom, and securing the Debt which, such lien is then being created to secure, (b) Borrower and Guarantors shall continue to be in compliance under this Agreement following the release of such Lenders' Liens, and (c) Borrower has reduced the amount outstanding under the Credit Facilities in an amount deemed satisfactory by Agent, in its sole discretion, due to such release of Collateral. If Collateral is released as part of an asset exchange or capital contribution in connection with an Investment permitted by this Agreement, then condition (c) above can be satisfied by Borrower granting to Agent (for the benefit of Lenders) liens or security interests in Collateral of the same value as the Collateral being released as determined by Agent in its sole discretion.


                           ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES

     Borrower and each Guarantor represent and warrant to Lenders that:

     Section 6.1. Existence and Power of Borrower and Guarantors. Each Borrower and Guarantor (a) is a corporation or partnership, as appropriate, duly created, validly existing and in good standing under the laws of the state, province or country under which it is organized, and is or will be qualified and in good standing as a foreign corporation or partnership, as appropriate, under the laws of each state where such qualification is necessary for Borrower or such Guarantor to conduct its business; and (b) has all corporate or partnership, as appropriate, powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted, except where the failure to have any such item would not have a material adverse effect on Borrower's or such Guarantor's business and financial condition.

     Section 6.2. Subsidiaries. Other than the Excluded Subsidiaries, all direct and indirect Subsidiaries of AMRESCO are Guarantors or a Borrower. All stock of each Subsidiary other than Foreign Obligors and sixty-five percent (65%) of the stock of each Foreign Obligor has been collaterally assigned to Agent (on behalf of Lenders) pursuant to a Pledge Agreement, other than stock of Excluded Subsidiaries. No Guarantor is an Excluded Subsidiary.

     Section 6.3. Authorization; Contravention. The execution, delivery and performance of this Agreements, the Notes, the LOC Applications, the Security Documents, the Guaranty Agreement and the other Loan Documents by Borrower and each Guarantor as appropriate, are within Borrower's or such Guarantor=s corporate or partnership, as appropriate, powers, have been duly authorized by all necessary corporate or partnership, as appropriate, action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation, bylaws or partnership agreement, as appropriate, of Borrower or any such Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or any such Guarantor or result in the creation or imposition of any Lien on any asset of Borrower or any such Guarantor except Liens securing the Notes.

     Section 6.4. Enforceable Obligations. This Agreement, the Notes, the LOC Applications and the other Loan Documents each constitutes a valid and binding agreement of Borrower to the extent Borrower is a party thereto, enforceable in accordance with its terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability. The Guaranty Agreement and the other Loan Documents each constitutes a valid and binding agreement of each Guarantor to the extent such Guarantor is a party thereto, enforceable in accordance with its terms except as
(a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     Section 6.5.   Financial Information.

          (a) The current financial statements of Borrower and each Guarantor and all of the other financial reports and information of Borrower and each Guarantor that have been delivered to Lenders are true and correct in all material respects as of the date of such current financial statements and other reports and information.

          (b) Except as disclosed in writing to Lenders prior to the execution and delivery of this Agreement, since June 30, 1997, there has been no material adverse change in the business, financial position or results of operations of Borrower or any Guarantor; and, there exists no condition, event or occurrence that, individually or in the aggregate, could reasonably be expected to result in a material adverse change in the business, financial position or results of operations of Borrower or any Guarantor.

     Section 6.6. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of Borrower, threatened against or affecting, Borrower or any Guarantor before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of Borrower or any Guarantor or which could in any manner draw into question the validity of the Loan Documents.

     Section 6.7.   ERISA.

          (a) Each Employee Plan has been maintained and administered in substantial compliance with the applicable requirements of the Code and ERISA. No circumstances exist with respect to any Employee Plan that could have a material adverse effect on Borrower or any Guarantor.

          (b) With respect to each Pension Plan, (i) no accumulated funding deficiency (within the meaning of
Section  412(a) of the Code), whether waived or unwaived, exists;
(ii) the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing assumptions) does not exceed the current value of plan assets allocable to such benefits by a material amount; (iii) no reportable event (within the meaning of
Section 4043 of ERISA) other than purchases and sales of securities from a plan trustee as reported in the audited
financial  statements  of  such  plan  has  occurred;   (iv)   no
uncorrected  prohibited  transactions  (within  the  meaning   of
Section 4975 of the Code) exist which could have a material adverse effect on Borrower or any Guarantor; (v) to the extent such plan is covered by PBGC, no material liability to the PBGC exists and no circumstances exist that could reasonably be expected to result in any such liability; and (vi) no material withdrawal liability (within the meaning of Section 4201(a) of ERISA) exists and no circumstances exist that could reasonably be expected to result in any such liability.

          (c) As of the date hereof, neither Borrower nor any Guarantor has any obligation under any Employee Plan to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code.

     Section 6.8. Taxes and Filing of Tax Returns. Borrower and each Guarantor have filed all material tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable other than Taxes with respect  to  which  a failure to pay would not  have  a  material adverse effect on Borrower or any Guarantor. Neither Borrower nor any Guarantor has any knowledge of any proposed Tax assessment against Borrower or any Guarantor other than customary ad valorem taxes or other Taxes to become due in the normal course of business, and all Tax liabilities of Borrower and each Guarantor are adequately provided for. No income tax liability of Borrower or any Guarantor has been asserted by the Internal Revenue Service for Taxes in excess of those already paid, the payment of which would have a material adverse affect on Borrower or any Guarantor.

     Section 6.9. Ownership of Assets. Borrower and each Guarantor have good and indefeasible title to all of the
Collateral and all other assets reflected on its most current financial statements delivered to Lenders. Except for Permitted Encumbrances and liens permitted by Section 8.7 hereof, there is no Lien on any property of Borrower or any Guarantor, and the execution, delivery, performance or observance of the Loan Documents will not require or result in the creation of any Lien (except Lenders' Liens) on any such property. Borrower and each Guarantor have properly granted to Lenders a perfected security interest or lien in all Assigned Loans and other Collateral and a valid first lien on all Mortgaged Properties owned by Borrower or any Guarantor which have not been previously released pursuant to the terms of the applicable Custodial Agreement (including, without limitation, all Assigned Loans and Mortgaged Properties included in the current Borrowing Base). Borrower and Guarantors have requested as an accommodation to Borrower and Guarantors because of the number of Assigned Loans and for ease of administering the Credit Facilities that the Assigned Loans be endorsed by using an allonge endorsement, and Borrower and Guarantors acknowledge that, if an allonge endorsement is so used in connection with an Assigned Loan, Borrower and Guarantors intend such endorsement to be a part of the Assigned Loan as fully as if such endorsement was made on the instrument itself.

     Section 6.10. Business; Compliance. Borrower and each Guarantor have performed and abided by all obligations required to be performed by it under any license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any of its assets are bound and which, if Borrower or such Guarantor were to fail to perform or abide by, such failure would have a material adverse effect on the business operations of Borrower or such Guarantor.

     Section 6.11. Licenses, Permits. Borrower and each Guarantor possess such valid franchises, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on its business as now being conducted, other than violations which would not (either individually or collectively) have a material adverse effect on the financial condition or operations of Borrower or any Guarantor.

     Section 6.12. Compliance with Law. The business and operations of Borrower and each Guarantor have been and are being conducted in accordance with all applicable laws, rules and regulations of all Governmental Authorities, other than violations which would not (either individually or collectively) have a material adverse effect on the financial condition or operations of Borrower or any Guarantor.

     Section 6.13. Full Disclosure. All information heretofore furnished by Borrower or any Guarantor (or any other party on Borrower=s or any Guarantor's behalf) to Agent and Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Borrower or any Guarantor to Agent and any Lender will be, true and accurate in every material respect and shall be, to the best of the knowledge and belief of the party furnishing such information, without material omission. Borrower and each Guarantor have, to the best of their knowledge, disclosed to Agent in writing any and all facts which might reasonably be expected to materially and adversely affect the business, operations, prospects or condition, financial or otherwise, of Borrower or any Guarantor, or the ability of Borrower or any Guarantor to perform its obligations under this Agreement or the other Loan Documents.

     Section 6.14.  Environmental Matters.

     (a) With respect to assets of Borrower and Guarantors, other than any Mortgaged Property, and except for conditions, circumstances or violations that would not, individually or in the aggregate, have a material adverse effect on the financial condition, operation or business of Borrower or any Guarantor, neither Borrower nor any Guarantor (i) knows of any environmental condition or circumstance, such as the presence of any hazardous substance (as defined in Section 7.7), adversely affecting the properties or operation of Borrower or any Guarantor, (ii) has received any report of a violation by Borrower or any Guarantor of any Applicable Environmental Law, or (iii) knows that Borrower or any Guarantor is under any obligation to remedy any violation of any Applicable Environmental Laws.

     (b) With respect to the Mortgaged Properties, (i) no portion of any Mortgaged Property is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law, including, without limitation, any asbestos, polychlorinated biphenyl, radioactive substance, methane, volatile hydrocarbons, industrial solvents or any other material or substance which has in the past or could foreseeably at the present time or at any time in the future cause or constitute a material health, safety or other environmental hazard to any Person or property, except as otherwise disclosed in the Borrower Due Diligence Reports or the applicable investment approval reports (ii) neither Borrower nor any Guarantor nor, to the knowledge of Borrower or any Guarantor, any other Person has caused or suffered to occur a discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste, or hazardous substance at, upon, under or within any portion of any Mortgaged Property or any contiguous real estate which either (A) would be a violation of Applicable Environmental Law or (B) has not been remediated so as to cure any violation of Applicable Environmental Law (such remediation having been accomplished without increasing the potential environmental liability of Borrower or any Guarantor or Lender), (iii) neither Borrower nor any Guarantor nor, to the knowledge of Borrower or any Guarantor, any other Person has been or is involved in operations at or near any portion of any Mortgaged Property which could lead to the imposition on
Borrower, any Guarantor or any operator of such Mortgaged Property of liability which could have a material adverse effect on the financial condition or business operations of Borrower or any Guarantor, or the creation of a lien on such property, under any Applicable Environmental Law, (iv) neither Borrower, any Guarantor nor any other Person has permitted any tenant or occupant of any portion of any Mortgaged Property, to engage in any activity that could lead to the imposition of liability on such tenant or occupant, Borrower, any Guarantor or any operator of any of such property which could have a material adverse effect on the financial condition or business operations of Borrower or any Guarantor, or could lead to the creation of a lien on such property, under any Applicable Environmental Law, or
(v) to the knowledge of Borrower and Guarantors, no part of any Mortgaged Property is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law, except as otherwise disclosed in the Borrower Due Diligence Reports or otherwise described in writing to Agent.

     (c) With respect to the Underlying Real Estate, to the knowledge of Borrower and Guarantors, no part of any Underlying Real Estate is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law, or if any part of any Mortgaged Property or any Underlying Real Estate is so contaminated the holder of the related Assigned Loan is not subject to liability resulting from such contamination because such party is a secured lender, as opposed to an owner, of such property.

     Section 6.15. Purpose of Credit. Borrower will use the proceeds of the Credit Facilities for the purposes stated in
Section 2.1(a) hereof. No part of the proceeds of either of the Credit Facilities will be used, directly or indirectly, for a purpose which violates any law, rule or regulation. Borrower will not, directly or indirectly, use any of the proceeds of either of the Credit Facilities for the purpose of purchasing or carrying, or retiring any Debt which was originally incurred to purchase or carry, any "margin stock" as defined in the Margin Regulations, or to purchase or carry any "security that is publicly-held" within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, or otherwise take or permit any action which would involve a violation of such Margin Regulations or any other regulation of such Board of Governors. The Credit Facilities are not secured, directly or indirectly, in whole or in part, by collateral that includes any "margin stock" within the meaning of the Margin Regulations. Borrower will not engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of the Margin Regulations.

     Section 6.16. Governmental Regulations. Neither Borrower nor any Guarantor is subject to regulation under the Investment Advisers Act of 1940, as amended. Neither Borrower nor any Guarantor is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, any Margin Regulations or any other law, rule or regulation which regulates the incurrence of Debt.

     Section 6.17. Indebtedness. Neither Borrower nor any Guarantor is an obligor on any Debt other than Debt permitted by
Section 8.5. Neither Borrower nor any Guarantor is (nor will Borrower or any Guarantor ever become) an obligor on any Debt of any Excluded Subsidiary, and none of the assets of Borrower or any Guarantor have been pledged to secure, or otherwise given as security for, any Debt of any Excluded Subsidiary.

     Section 6.18. Insurance. Borrower and each Guarantor maintains with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and business against such casualties and contingencies and of such types and in such amounts (and with co-insurance and deductibles) as is customary for the same or similar businesses.

     Section 6.19. Solvency. On a consolidated basis as of the Closing Date (a) the aggregate fair market value of Borrower=s assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) Borrower has sufficient cash flow to enable it to pay its Debts as they mature, and (c) Borrower has a reasonable amount of capital to conduct its respective businesses as presently contemplated.

     Section 6.20. Due Diligence Procedures. The due diligence, collateral control and collection procedures used by Borrower and Guarantors with respect to the Assigned Loans are no less stringent than Standard Industry Practices. All Borrower Due Diligence Reports have been prepared or reviewed by Borrower or a Guarantor. The factual information contained in the Borrower Due Diligence Reports, including without limitation, regarding title to and the condition of each Borrowing Base Loan (but not including valuation amounts and cash flow projections) has not been intentionally misstated by Borrower or any Guarantor, and, with respect to the Asset Portfolios taken as a whole, the Borrower Due Diligence Reports accurately reflected the material facts concerning each of the Borrowing Base Loans and Mortgaged Properties included in such Asset Portfolios at the time the Borrower Due Diligence Reports were prepared.


                          ARTICLE VII

                     AFFIRMATIVE COVENANTS

     Borrower and each Guarantor covenant and agree that, so long as the Revolving Lenders' commitment to make Advances under the Revolving Credit Facility remains in effect, any amounts remain outstanding under the Term Facility, any Letters of Credit remain outstanding or any of the Obligations remain unpaid:

     Section  7.1.    Information  From  AMRESCO.   AMRESCO  will
deliver, or cause to be delivered, to Agent on behalf of Lenders:

          (a) As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of AMRESCO, a consolidated balance sheet of AMRESCO and its Subsidiaries as of the end of such Fiscal Year and the related statements of income and cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by AMRESCO in accordance with GAAP and audited by Deloitte & Touche (or its successors) or other independent public accountants reasonably acceptable to Agent.

          (b) As soon as available and in any event within forty-five (45) days after the end of each calendar quarter, a consolidated cash flow statement and a consolidating and consolidated balance sheet and related statement of income of AMRESCO and its Subsidiaries as of the end of such quarter and year-to-date, all certified by the chief financial officer, the chief accounting officer or Treasurer of AMRESCO as to fairness of presentation and as to whether such financial statements fairly reflect the financial condition of AMRESCO and its Subsidiaries as of the date of delivery thereof, subject to year-end adjustments. Such financial statements shall be prepared in conformity with GAAP, except that certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP may be condensed or omitted provided that the disclosures made are adequate to make the information presented not misleading, and GAAP shall be applied on a basis consistent with the financial statements referred to in Section 7.1(a).

          (c) Simultaneously with the delivery of each set of financial statements referred to in Sections 7.1(a) and (b), a certificate of an Authorized Officer of AMRESCO, in the form as attached hereto as Exhibit C, (i) setting forth in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Sections 8.1 through and including Section 8.4 on the date of such financial statements, and (ii) with respect to only the financial statements delivered pursuant to Sections 7.1(a) and (b), stating, to the best of such Authorized Officer's knowledge and belief, whether or not such financial statements fairly reflect the financial condition of AMRESCO and its Subsidiaries and results of AMRESCO's and its Subsidiaries' operations as of the date of the delivery of such financial statements.

          (d) Promptly after the filing thereof, a true, correct and complete copy of each Form 10-K and Form 10-Q and each other report filed by or on behalf of AMRESCO with the SEC.

          (e) Immediately upon the occurrence of any Default, a certificate of an Authorized Officer of AMRESCO setting forth the details thereof and the action which AMRESCO or any applicable Guarantor is taking or proposes to take with respect thereto.

          (f) Within fifteen (15) days after the end of each calendar month, a current Borrowing Base Schedule, including an Asset Portfolio Report (which, at the request of Agent, shall include a detailed listing of each Assigned Loan included in the Borrowing Base). If Agent disapproves a Borrowing Base Schedule, the most recent Borrowing Base Schedule which has not been disapproved by Agent shall be deemed to be the effective Borrowing Base Schedule. AMRESCO shall also deliver a Borrowing Base Schedule with each Request for Advance if, since the date of the currently effective Borrowing Base Schedule, either Borrower or any Guarantor has (A) sold or otherwise disposed of either
(x) an asset which contributed an amount equal to or greater than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) to the Net Investment Value of its applicable Asset Portfolio or (y) any Asset Portfolio included in the currently effective Borrowing Base or (B) desires to include new Eligible Investments in the Borrowing Base.

          (g) Upon Agent's request from time to time, an Interest Rate Exposure Report.

          (h) Within forty-five (45) days after the end of each calendar quarter, (i) a Residual Interests Report, (ii) an organizational chart showing AMRESCO and its Subsidiaries, (iii) a Permitted Secured Debt and Warehouse Lines Report and Certification, (iv) a Pledged Asset Schedule and Certification, and (v) a report in form satisfactory to Agent detailing any loans which had been sold or securitized by Borrower or any Subsidiary, but which were required to be repurchased by Borrower or any Subsidiary if the amount of such loans which Borrower or any Subsidiary were required to repurchase exceeds $2,000,000.00 in the aggregate during such quarter.

          (i) Prompt notification of (i) any material adverse change in the financial condition of Borrower or any Guarantor, including, without limitation, the occurrence of any litigation which could reasonably be expected to have a material adverse effect on Borrower or any Guarantor, or (ii) the occurrence of any acceleration of the maturity of any indebtedness owing by Borrower or any Guarantor, or any default under any indenture, mortgage, agreement, contract or other instrument to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or any properties of Borrower or any Guarantor are bound, if such default or acceleration might have a material adverse effect upon the financial condition of Borrower or any Guarantor.

          (j) From time to time such additional information regarding the financial position or business of Borrower and/or any of Borrower's Subsidiaries as Agent, at the request of any Lender, may reasonably request, including, without limitation, financial projections of Borrower or any Guarantor and information concerning the insurance being maintained by Borrower and Guarantors.

     Section 7.2. Business of Borrower and Guarantors. The primary business of Borrower and each Guarantor is, and Borrower and each Guarantor covenant that it shall remain, a financial services company which specializes in residential and commercial mortgage banking, commercial finance, asset management and related capital market activities.

     Section 7.3. Right of Inspection; Confidentiality and Non-Solicitation. Borrower and each Guarantor will permit Agent or any Lender, or any officer, employee or agent of any such party, to visit and inspect any of the assets of Borrower or any Guarantor, examine the books of record and accounts of Borrower or any Guarantor (including, without limitation, all Borrower Due Diligence Reports), take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower or any Guarantor with the respective officers, accountants and auditors of Borrower or any Guarantor, all at such reasonable times and as often as Agent or any Lender may reasonably require, all at the expense of Borrower; provided, that, prior to the occurrence of a Default, each Lender will make no more than two such visits or inspections in any twelve month period. Each Lender covenants and agrees to preserve the confidentiality of any financial data concerning Borrower, any Subsidiary of Borrower or related to
Borrower's, or any Borrower's Subsidiaries' businesses or operations or any information with respect to which Borrower or any Subsidiary has (a) an obligation of confidentiality to a third party (to the extent such obligation has been disclosed to such Lender) or (b) informed such Lender of the confidential nature of the specific information, except to the extent such Lender is required to disclose such information pursuant to any applicable law, rule, regulation or order of any Governmental Authority; provided that (i) any information contained in any annual report, or any Form 10-K, Form 10-Q or Form 8-K reports (if any) which have been delivered to the SEC, or any other annual or quarterly reports to the stockholders of Borrower subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, proxy material delivered to the stockholders of any Borrower or any report delivered to the SEC, or any other information that is in the public domain or has become publicly known, shall not in any event be deemed confidential, and (ii) each Lender may make any information received by it available (A) to a transferee of or participant in any interest in either of the Credit Facilities or the Notes, provided that such transferee or participant agrees in writing to be bound by the provisions of this Section 7.3, (B) to any accountants or other professionals engaged by such Lender, provided that each such accountant or professional agrees to be bound by the provisions of this Section 7.3, or (C) in connection with the enforcement of any of the Loan Documents or any litigation in connection therewith. Additionally, each Lender covenants and agrees to preserve the confidentiality of this Agreement and the transactions contemplated herein, except as set forth in (ii)(A),(B) and (C) of the preceding sentence. Further each Lender agrees that, during the term of the Credit Facilities, it will not use the information provided by AMRESCO and not otherwise generally known or obtainable through sources other than AMRESCO to take any action to personally, by telephone or mail, solicit any Underlying Obligor for any purpose which is in conflict with the services and products which AMRESCO is providing or can provide with AMRESCO's current products and services to such Underlying Obligor, including to refinance loans made by AMRESCO to such Underlying Obligor, without the prior written consent of AMRESCO. It is understood and agreed that all rights, title and interest in and to the list of such Underlying Obligors and data relating to their mortgages are the property of AMRESCO, and Lenders shall take no action to undermine these rights and benefits.

     Section 7.4. Maintenance of Insurance. Borrower and each Guarantor will at all times maintain or cause to be maintained insurance covering its respective risks as are customarily carried by businesses similarly situated including, without limitation, the following: (a) worker's compensation insurance;
(b) comprehensive general public liability and property damage insurance in respect of all activities in which Borrower or such Guarantor might incur personal liability for the death or injury of an employee or third person, or damage to or destruction of another's property; (c) insurance against loss or damage by fire, lightning, hail, tornado, explosion and other similar risk; and
(d) comprehensive automobile liability insurance. Borrower and each Guarantor shall maintain coverage with respect to the foregoing risks in such coverage amounts as are customarily carried by businesses similarly situated.

     Section 7.5. Payment of Taxes, Impositions and Claims. Borrower and each Guarantor shall pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits, and all Impositions not later than the due date thereof, or before any material penalty or interest may accrue thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien on any of its assets; provided, however, payment of Taxes, Impositions or claims shall not be required if and for so long as (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of Borrower or any Guarantor are subject to levy or execution, (ii) Borrower or such Guarantor as required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) Borrower or such Guarantor has notified Agent of such circumstances, in detail satisfactory to Agent, and, provided further, that Borrower or such Guarantor shall pay any such Tax, Imposition or claim if such contest is not successful and in any event prior to the commencement of any action to realize upon or foreclose any Lien against any part of the Collateral.

     Section 7.6. Compliance with Laws and Documents. Borrower shall at all times comply, and cause each of its Subsidiaries to comply, with all Legal Requirements, the articles of incorporation and bylaws of Borrower, and each of Borrower's Subsidiaries, and any other agreement to which Borrower, or any Subsidiary of Borrower is a party, unless its failure to so comply alone or in the aggregate would not have a material adverse effect on the financial condition or operations of Borrower, together with its Subsidiaries taken as a whole.

     Section 7.7. Environmental Law Compliance and Indemnity. Borrower and each Guarantor agree to promptly pay and discharge when due all debts, claims, liabilities and obligations with respect to any clean-up measures necessary for Borrower or any Guarantor to comply with Applicable Environmental Laws affecting Borrower or any Guarantor, provided that, with respect to any single tract or parcel of real property, neither Borrower nor any Guarantor shall be required to take such action if failure to take such action would not have a material adverse effect on the financial condition of Borrower or any Guarantor or would, in the reasonable opinion of Agent, have the potential for creating any liability or claim against Agent or any of the Lenders. Borrower and Guarantors hereby, jointly and severally, indemnify and agree to defend and hold Agent and each Lender and its successors and assigns harmless from and against any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Agent or any Lender at any time and from time to time including, without limitation, those asserted or arising subsequent to the payment or other satisfaction of the Notes and expiration of the Letters of Credit, by reason of, arising out of or related in any way to Agent's and Lenders' entering into this Agreement and the transactions herein contemplated, INCLUDING MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE ORDINARY NEGLIGENCE OF AGENT OR ANY LENDER OR FOR WHICH AGENT OR ANY LENDER MAY HAVE STRICT LIABILITY, BUT EXCLUDING MATTERS ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AGENT OR ANY LENDER. It shall not be a defense to the covenant of Borrower and Guarantors to indemnify that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The terms "hazardous substance" and "release" shall have the meanings specified in the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and the terms "solid waste" and "disposed" shall have the meanings specified in the Resource Conservation and Recovery Act of 1976 ("RCRA"); provided, to the extent that any other applicable laws of the United States of America or political subdivision thereof establish a meaning for "hazardous substance," "release," "solid waste," or "disposed" which is broader than that specified in either SARA or RCRA, such broader meaning shall apply. As used in this Agreement, "Applicable Environmental Law" shall mean and include the singular, and "Applicable Environmental Laws" shall mean and include the collective aggregate of the following: Any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting
Borrower or any Guarantor pertaining to health, safety or the environment, including, without limitation, all applicable flood disaster laws and health, safety and environmental laws and regulations pertaining to health, safety or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act, the Texas Water Code, the Texas Solid Waste Disposal Act, the Texas Workers' Compensation Laws, and any federal, state or municipal laws, ordinances, regulations or law which may now or hereafter require removal of asbestos or other hazardous wastes from any property of Borrower or any Guarantor or impose any liability on Agent or any Lender related to asbestos or other hazardous wastes in any property of Borrower or any Guarantor. The provisions of this Section 7.7 shall survive the repayment of the Notes and expiration of the Letters of Credit. In the event of the transfer of the Notes or any portion thereof, each Lender or any prior holder of the Notes and any participants shall continue to be benefitted by this indemnity and agreement with respect to the period of such holding of the Notes.

     Section  7.8.    Covenant  Compliance.   Borrower  and  each
Guarantor   shall   perform  and  comply  with   all   covenants,
obligations and agreements contained in this Agreement and in the other Loan Documents.

     Section 7.9. Quantity and Quality of Documents. All certificates, opinions, reports and documents to be delivered from time to time hereunder shall be in such number of counterparts as Agent may reasonably request and in form reasonably acceptable to Agent, and counterpart signature pages to any such documents may be attached to and shall, together with all counterparts, constitute one and the same document.

     Section 7.10. Use of Proceeds. Borrower and each Guarantor will use the proceeds of the Credit Facilities (including the Letters of Credit) solely for the purposes represented in this Agreement and shall not use such proceeds, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, and none of such proceeds will be used in violation of applicable law (including, without limitation, the Margin Regulations).

     Section 7.11. Additional Documents. Within ten (10) Business Days after request by Agent, Borrower and each Guarantor agree that they will execute and deliver or cause to be executed and delivered to Agent upon Agent's request such other and further instruments, documents or certificates as in the judgment of Agent may be required to better effectuate the transactions contemplated herein or to conform, create, evidence, perfect, preserve or maintain the Lenders' Liens (including, without limitation, the Lenders' Liens with respect to the Securities (as defined in the Pledge Agreement)) or the Lenders' rights hereunder or under the other Loan Documents, and Borrower and each Guarantor shall do all such additional acts, give such assurances and execute such instruments as Agent may reasonably require to vest more completely in and assure to Lenders their rights under this Agreement.

     Section  7.12.   Compliance  With Due  Diligence  Standards;
Offices and Files. Borrower and each Guarantor shall at all times comply with Standard Industry Practices and Borrower=s and each Guarantor=s past procedures related to due diligence, collateral control, collection and reporting procedures with respect to all Assigned Loans. Borrower's and each Guarantor's chief executive office shall at all times be maintained at 700 N. Pearl Street, Suite 2400, LB# 342, Dallas, Texas, 75201, and Borrower's and each Guarantor's books, records and files related to the Borrowing Base Loans (including, without limitation, the Borrower Due Diligence Reports) shall at all times be maintained at Borrower's chief executive office or Borrower's office at 10 Dorrance Street, Providence, Rhode Island, or Two Corporate Park, Suite 100, Irvine, California 92714, unless in either such instance, AMRESCO gives Agent thirty (30) days prior written notice of a change in address. Borrower and each Guarantor shall maintain all files related to the Borrowing Base Loans in a reasonably prudent manner.

     Section 7.13. Appraisals. Agent may require, and Borrower or the appropriate Guarantor shall deliver to Agent promptly upon request therefor (but no more than once each twelve month period) with respect to any given portion of the Mortgaged Property which has a cost in excess of One Hundred Thousand and No/100 Dollars ($100,000.00) and for which the Lenders have requested the recordation of a Mortgage under this Agreement, a new appraisal for such portion of the Mortgaged Property. If required by applicable regulations, Agent may order any such appraisal directly, and Borrower or Guarantors shall reimburse Agent for the reasonable cost of such appraisal upon request by Agent. Agent shall provide AMRESCO with a copy of any such appraisal ordered by Agent. Each such appraisal shall be in form and substance satisfactory to Agent.


                          ARTICLE VIII

                       NEGATIVE COVENANTS

     Borrower and each Guarantor covenant and agree that without the prior written consent of the Required Lenders, so long as Lenders' commitment to make Advances under the Revolving Credit Facility remains in effect, any amounts remain outstanding under the Term Facility, any Letters of Credit remain outstanding or any of the Obligations remain unpaid:

     Section 8.1. Minimum Consolidated Tangible Net Worth. Borrower shall not permit Consolidated Tangible Net Worth to be less than the sum of (a) One Hundred Eighty-Two Million and No/100 Dollars ($182,000,000), plus (b) seventy-five percent (75%) of the cumulative Consolidated Net Income for each calendar quarter commencing on July 1, 1997, through the quarter ending immediately prior to, or on, the date as of which compliance with this covenant is being measured, plus (c) seventy-five percent (75%) of the amount of any proceeds (less reasonable and customary transaction costs) received by AMRESCO from the issuance of any additional shares of stock or other equity instruments.
     Section  8.2.   Leverage Ratios.  Borrower shall not  permit
(a) an amount equal to (i)Total Consolidated Debt less (ii) Approved Subordinated Debt as a percentage of an amount equal to
(i) Consolidated Tangible Net Worth plus (ii) Approved Subordinated Debt to be greater than 450%, and (b) an amount equal to Total Consolidated Debt less fifty percent (50%) of the face value of all Approved Subordinated Debt as of the last day of any fiscal quarter of Borrower to exceed the Adjusted Asset Amount at such time.

     Section 8.3. Coverage Ratio. Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.35 to 1.00.

     Section 8.4. Adjusted EBITDA Maintenance. As of the end of any fiscal quarter of Borrower, Borrower shall not permit its Adjusted EBITDA for the immediately preceding four (4) quarters to be less than (a) $145,000,000 as of December 31, 1997, (b) $175,000,000 as of March 31, 1998, (c) $205,000,000 as of June
30,  1998,  (d)  $240,000,000 as of September 30, 1998,  and  (e)
$295,000,000 as of the end of any fiscal quarter of Borrower after October 1, 1998.

     Section  8.5.    Permitted Debt.  Neither Borrower  nor  any
Subsidiary of Borrower shall incur any Debt, except

          (a)  the  Credit  Facilities (including the Letters  of
               Credit);

          (b) Borrower or any Guarantor or any Excluded Subsidiary may have liability under unsecured Interest and Foreign Exchange Hedge Agreements, so long as (i) there is no recourse to Borrower, any Guarantor or any Excluded Subsidiary under any such Interest and Foreign Exchange Hedge Agreements other than the Borrower, Guarantor or Excluded Subsidiary entering into such Interest and Foreign Exchange Agreement, (ii) each such Interest and Foreign Exchange Hedge Agreement has a maturity of no more than seven years, (iii) the purpose of each such Interest and Foreign Exchange Hedge Agreement is to hedge the applicable Borrower's, Guarantor's or Excluded Subsidiary's interest rate or foreign exchange or other business risk, and is not speculative in nature, and (iv) neither Borrower, any Guarantor nor any Excluded Subsidiary deviates from the current practices and policies related to obtaining Interest and Foreign Exchange Hedge Agreements in effect on the date hereof as such practices and policies may be reasonably changed so long as such changes are consistent with such practices and policies in effect on the date hereof;

          (c) obligations under secured Interest and Foreign Exchange Hedge Agreements, so long as the provider of any such Interest and Foreign Exchange Hedge Agreements is a Lender and such Lender=s Liens are evidenced by the Security Documents securing the Credit Facilities;

          (d) the Investment Line of Credit, Warehouse Lines and all Permitted Secured Debt;

          (e) Debt of any Borrower or Guarantor to any other Borrower, Guarantor or Excluded Subsidiary (subject to the limitation contained in Section 8.10(c) or elsewhere in this Agreement);
          (f)  Debt secured by purchase money security interests;

          (g) Contingent Obligations in connection with Debt which is otherwise permitted in this Section 8.5 (so long as any such Contingent Obligation does not exceed the amount of the related Debt), except (i) in connection with Debt which is secured, other than the Debt set forth in Section 8.5(p), and
(ii) where such contingent obligations are specifically prohibited by this Agreement;

          (h) Contingent Obligations in the form of indemnity obligations or typical repurchase obligations related to the sale by Borrower or any Guarantor of assets in the ordinary course of its business, including the securitization of loans;

          (i) Leases of office space and office equipment used by Borrower or any Guarantor in the ordinary course of its business;

          (j) Debt in respect of current accounts payable incurred in the ordinary course of Borrower's or any Guarantor=s business;

          (k) Approved Subordinated Debt or Approved Senior Debt; provided that neither Borrower nor any Subsidiary shall make payments on or redeem, or approve by board of director action or otherwise the payment of any amounts on, or redemption of, the Approved Subordinated Debt or Approved Senior Debt after the occurrence of a Default or, prior to the occurrence of a Default, which would exceed the scheduled payments due under the documents evidencing the Approved Subordinated Debt or the Approved Senior Debt, such prohibited payments including any payments made under Article 11 of that certain Indenture, dated January 15, 1996, by and between AMRESCO and Bank One, Columbus, N.A., as Trustee;

          (l)   Excluded Subsidiary Debt, provided, that  neither
Borrower nor any Guarantor shall have any obligation (contingent or otherwise) with respect to any such Excluded Subsidiary Debt;

          (m)   Contingent Obligations which are quantifiable and
included in the ratios computed pursuant to Section 8.2 and which are  given  in  lieu of an Investment permitted by  Section  8.10 hereof;

          (o) the Bridge Debt (Lenders hereby agreeing that Agent shall be entitled to execute on behalf of Lenders any documents or agreements approved by Agent acknowledging that the Bridge Debt is included in the Obligations and secured by the Collateral, subject, however, to the provisions of Section 10.6 hereof); and

          (p)   Debt  of  the UK Subsidiaries (or any  of  them),
provided  that  such  Debt shall not exceed  ,125,000,000  pounds sterling in the aggregate and can be secured only by the assets acquired with the proceeds of such Debt, all of which assets are to be located outside, or payable by Persons located outside, the United States other than a guaranty by AMRESCO.
     Section 8.6. Limitation on Sale of Properties. Neither Borrower nor any Guarantor shall sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of its business.

     Section 8.7. Permitted Liens. Borrower shall not , and Borrower shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its assets (including, without limitation, the stock of any Subsidiary incorporated outside of the United States and not pledged to Lenders) or to give a negative pledge to any Person with respect to any of its assets, except for (a) the Lenders' Liens; (b) the Permitted Encumbrances; (c) with respect to equipment or inventory, (i) landlord's Liens arising in the ordinary course of Borrower's or any Subsidiary=s business and (ii) Liens on equipment or supplies hereafter acquired by Borrower or any Subsidiary in the ordinary course of Borrower's or such
Subsidiary=s  business  to  secure the  purchase  price  of  such equipment or supplies and any such Lien existing on such equipment or supplies at the time of acquisition by Borrower or such Subsidiary (individually, a "Purchase Money Lien"), provided that (1) no Purchase Money Lien shall cover any property other than the equipment or supplies so acquired, and (2) the Debt secured by such Purchase Money Lien shall not exceed one hundred percent (100%) of the purchase price of such equipment or supplies; (d) Liens on the Collateral to secure obligations under Interest and Foreign Exchange Hedge Agreements, so long as the provider of any such Interest and Foreign Exchange Hedge Agreement is a Lender and such Liens are evidenced by the Security Documents securing the Credit Facilities; (e) Liens to secure permitted Excluded Subsidiary Debt, provided that (i) no such Lien shall cover any property other than property purchased or refinanced with proceeds of permitted Excluded Subsidiary Debt, and (ii) the Excluded Subsidiary Debt secured by such Lien shall not exceed one hundred percent (100%) of the purchase price of such property; (f) the six percent (6%) net profits interest granted by AMRESCO New Hampshire, Inc. to Heller Financial, Inc. pursuant to Section 3.6 of that certain Term Loan Agreement, dated as of December 31, 1993, among AMRESCO New Hampshire, Inc., AMRESCO Holdings, Inc. and Heller Financial, Inc.; (g) Liens involuntarily filed against any asset of Borrower or any Subsidiary, provided, that within fifteen (15) days after such filing, Borrower or the applicable Subsidiary has obtained a release of any such Lien or is contesting the filing of such Lien in good faith and an adequate bond has been obtained to satisfy in full any claim which such Lien secures; (h) Liens securing the Investment Line of Credit or Permitted Secured Debt or Liens securing any Warehouse Lines to the extent permitted by the definition of Permitted Secured Debt or Warehouse Lines; and (i) Liens securing the Debt of the UK Subsidiaries permitted by
Section 8.5(p).

     Section 8.8. Limitation on Loans to Shareholders. Neither Borrower nor any Subsidiary of Borrower shall advance any Debt to Borrower's or any Guarantor's shareholders, except for Debt advanced to Borrower or a shareholder which is also a Guarantor or an employee (as permitted by Section 8.10), without the prior written consent of the Required Lenders.

     Section 8.9. Consolidations, Mergers, Sales of Assets, and Maintenance. Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, (a) consolidate or merge with or into any other Person except for (i) mergers of any Guarantor into Borrower or another Guarantor or (ii) mergers of any Guarantor with or into any other Person which also becomes a "Guarantor" under this Agreement and delivers all Loan Documents required by this Agreement and otherwise complies with Section 2.5, so long as, if applicable, such merger would satisfy the conditions of
Section 8.10(a) or (b) if it were applicable, and in the case of a consolidation or merger by any Subsidiary of AMRESCO with another Person, AMRESCO will remain the direct or indirect owner of all of the outstanding capital stock and other equity securities of the continuing or surviving corporation, (b) sell, lease, abandon or otherwise transfer all or any material part of its assets to any Person, in one or a series of related transactions, other than the sale of assets singly or in bulk in the normal course of business, (c) other than in connection with
(i) a consolidation or merger permitted in clause (a) immediately above or (ii) the dissolution of any Guarantor of which Agent has been notified and the distribution of all of the assets of such Guarantor to another Guarantor, terminate, or fail to maintain, its corporate existence or qualification, as applicable, in the state of its incorporation and any other applicable jurisdiction where the business of such Guarantor requires such qualification (provided that nothing herein shall permit the dissolution of AMRESCO or the failure of AMRESCO to maintain its corporate existence and qualification to do business as elsewhere required in this Agreement), or (d) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the failure to maintain its good standing or qualification to transact business could have a material adverse effect on its financial condition or operations.

     Section 8.10. Investments. Without the prior written consent of Required Lenders, Borrower shall not, and Borrower shall not permit any of its Subsidiaries to, directly or indirectly, make any loans, advances, extensions of credit or capital contributions to, make any investment in, or purchase any stock or securities of, or interest in, any Person (collectively "Investments"), except for

          (a) Acquisitions involving a stock purchase approved by the board of directors of the entity being acquired and consistent with the business of AMRESCO as set forth in Section
7.2 hereof, so long as concurrently with such Investment such entity becomes a Borrower or Guarantor;

          (b) Investments with respect to any Acquisition in which the board of directors of the entity being acquired has not approved such Acquisition, provided that (i) the assets, property or business acquired or invested in shall be consistent with the business of AMRESCO as set forth in Section 7.2, and (ii) the Acquisition Consideration does not exceed $10,000,000;

          (c)    Excluded   Subsidiaries,  provided,   that   the
aggregate Investment does not exceed 15% of Adjusted Net Worth;

          (d)    loans  to  any  employee  of  Borrower  or   any
Subsidiary of Borrower (i) to facilitate relocations and (ii) other loans to employees so long as the aggregate of such loans does not exceed $1,500,000;

          (e) Investments made by Borrower or any Subsidiary of Borrower in the ordinary course of its business as contemplated by Section 7.2 hereof; and

          (f) any other Investments which would otherwise be prohibited by this section so long as the aggregate amount (at original cost) of all such Investments of Borrower and its Subsidiaries at any time shall be less than 20% of Consolidated Tangible Net Worth.

     Notwithstanding the foregoing, in no event shall (x) any Investment permitted pursuant to this Section 8.10 be permitted if (i) there shall exist a Default or Event of Default, or (ii) if after giving effect to any such Investment, Borrower or Guarantors shall not be in compliance with any covenant set forth in the Loan Documents, and (y) the aggregate amount of Investments (at original cost) made by AMRESCO and Guarantors incorporated or operating in the United States to Foreign Obligors shall not exceed twenty percent (20%) of Adjusted Net Worth.

     Section 8.11. Distributions. Neither Borrower nor any Guarantor shall make or declare any Distributions after the occurrence of a Default. Prior to the occurrence of a Default,
(a) AMRESCO shall be entitled to make Distributions in an amount not to exceed twenty-five percent (25%) of the net income of AMRESCO (determined in accordance with GAAP) on a consolidated basis for the twelve month period immediately preceding such Distribution and (b) each Borrower (other than AMRESCO) and Guarantor shall be entitled to make Distributions to Borrower or another Guarantor.

     Section 8.12. Limitation on Contingent Liabilities. Neither Borrower nor any Guarantor shall create, incur, assume or suffer to exist any contingent liabilities, except for Contingent Obligations permitted by Section 8.5 and litigation claims which do not result in a violation of Section 9.1(i).

     Section 8.13. Transactions with Affiliates. Neither Borrower nor any Guarantor shall engage in any transaction with an Affiliate of Borrower or any Guarantor unless such transaction is (a) between Borrower and any Guarantor or between Guarantors or (b) is generally as favorable to Borrower or such Guarantor as could be obtained in an arm's length transaction with an
unaffiliated  Person  in  accordance  with  prevailing   industry
customs and practices.

     Section 8.14.  Employee Plans.

          (a) Neither Borrower nor any Guarantor shall, nor shall any such Person cause any member of its Controlled Group (as that term is defined in the Code) to, fail to maintain and administer any Employee Plan in accordance with the applicable requirements of the Code and ERISA. Neither Borrower nor any Guarantor shall permit or suffer to exist any circumstances with respect to any Employee Plan that could have a material adverse effect on Borrower or such Guarantor.

          (b) With respect to any Pension Plan, neither Borrower nor any Guarantor shall (i) permit any accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, to exist; (ii) permit the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing actuarial assumptions) to exceed the current value of plan assets allocable to such benefits by a material amount;
(iii)  permit  any  reportable  event  (within  the  meaning   of
Section 4043 of ERISA) to occur, other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan; (iv) permit a prohibited transaction (within the meaning of Section 4975 of the Code) to occur which has or could have a material adverse effect on Borrower or any Guarantor; (v) incur any material liability to the PBGC; or (vi) incur any material withdrawal liability (within the meaning of Section 4201(a) of ERISA).

          (c) Neither Borrower nor any Guarantor shall incur a material obligation to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code or otherwise required by law.

     Section 8.15. Use Violations. Neither Borrower nor any Guarantor shall use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any of its properties in any manner which (a) violates any Legal Requirement unless such violation would not have a material adverse effect on the financial condition, operations or business of Borrower or any Guarantor, (b) may be dangerous unless safeguarded as required by law, (c) constitutes a public or private nuisance,
(d) makes void, voidable or cancelable any insurance then in force with respect thereto or (e) makes void, voidable, or cancelable any governmental permit.

     Section 8.16. Exceptions to Covenants. Neither Borrower nor any Guarantor shall take or permit to be taken any action or fail to take any action which is permitted by any of the covenants contained in this Agreement if such action or omission would result in the breach of any other covenant contained in this Agreement.

     Section 8.17. Fiscal Year and Accounting Methods. Neither Borrower nor any Guarantor will change its Fiscal Year or its method of accounting (other than changes as are concurred with by Borrower's or such Guarantor's independent public accountants as being required by GAAP).

     Section 8.18. Governmental Regulations. Neither Borrower nor any Guarantor will conduct its business in such a way that it will become subject to regulation under the Investment Advisers Act of 1940, as amended. Neither Borrower nor any Guarantor will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended, or any other laws, rules or regulations which regulate the incurrence of Debt.


                           ARTICLE IX

                     DEFAULTS AND REMEDIES

     Section  9.1.    Events  of Default.   The  term  "Event  of
Default" as used in this Agreement, shall mean any one of the following:

          (a) The failure of Borrower to pay when due any principal of or interest on the Notes, or any fees, charges or any other amounts payable to Agent, Arranger, or any Lender hereunder or under any of the Notes or other Loan Documents, including, without limitation, the Participation Fees, the Commitment Fees, the Agent's Administrative Fee, the Structure Fee and Letter of Credit Fees;

          (b) The failure, refusal or neglect of Borrower or any Guarantor to observe, perform or comply with any covenant or agreement contained in Article VIII other than Sections 8.13 and 8.14;

          (c) The failure, refusal or neglect of Borrower or any Guarantor to properly observe, perform or comply with any covenant, agreement or obligation contained in this Agreement, or any of the other Loan Documents [other than those covered by Sections 9.1(a) and (b)] and the continuation of such failure, refusal or neglect for fifteen (15) days after written notice thereof has been given to AMRESCO by Agent or a representative of Agent;

          (d) Any representation, warranty, certification or statement made by Borrower or any Guarantor (either for itself or for any other Person) in this Agreement or by Borrower, any Guarantor or any other Person on behalf of Borrower or any Guarantor in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been untrue in any material respect when made or deemed to have been made;

          (e)  The occurrence of (1) any event or condition which
(i) results in the acceleration of the maturity of any Debt of Borrower or any Guarantor, or (ii) constitutes a default under any Debt of Borrower or any Guarantor, provided, that if notice is required to be given under the documents evidencing or securing such Debt prior to acceleration thereof, it shall not be an Event of Default hereunder until Borrower has received written notice of such default, (2) any event or condition which would require Borrower, any Guarantor or any Excluded Subsidiary to make a payment under any Interest and Foreign Exchange Hedge Agreement, and the effect of making such payment, would cause Borrower or any Guarantor to violate any provision of Article VIII hereunder as tested on the date any such Interest or Foreign Hedge Agreement payment became payable or (3) a default or event of default under the documents evidencing or securing (i) the Approved Subordinated Debt, (ii) the Approved Senior Debt, (iii) the Permitted Secured Debt, (iv) the Warehouse Lines, or (v) any Bridge Debt, or the payment by Borrower or any Guarantor, or the approval of the board of directors of Borrower or any Guarantor for the payment, of amounts under any of the preceding clauses
(2)(i) or (2)(ii) in excess of the regularly scheduled payments thereunder, or which would otherwise cause a violation by Borrower or any Guarantor of any covenant or condition contained in any of the Loan Documents;

          (f) The filing or commencement by Borrower or any Subsidiary of Borrower of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or Borrower or any Subsidiary of Borrower shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; provided, however, that, with respect to any violation of this Section 9.1(f) that pertains to a
Subsidiary of Borrower (which Subsidiary is not also a Guarantor), it shall not be an Event of Default if such violation does not (i) otherwise result in an Event of Default or (ii) have a material adverse effect on the business, financial position or results of operations of Borrower or any Guarantor;

          (g) The filing or commencement of an involuntary case or other proceeding against Borrower or any Subsidiary of Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or any Subsidiary of Borrower under the federal bankruptcy laws as now or hereafter in effect; provided, however, that, with respect to any violation of this Section 9.1(g) that pertains to a
Subsidiary of Borrower (which Subsidiary is not also a Guarantor), it shall not be an Event of Default if such violation does not (i) otherwise result in an Event of Default or (ii) have a material adverse effect on the business, financial position or results of operations of Borrower or any Guarantor;

          (h) The liquidation or dissolution of Borrower or any Guarantor, other than any liquidation or dissolution of any Guarantor permitted by Section 8.9;

          (i) One or more judgments or orders for the payment of money aggregating in excess of $500,000.00 shall be rendered against Borrower and/or any Subsidiary of Borrower and such judgment or order (A) shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of thirty (30) days, unless
Borrower or any such Subsidiary has obtained an indemnification of the full amount of such judgment or order by a third party approved by the Required Lenders [it being acknowledged that an indemnification from any Lender or the Resolution Trust Corporation shall be deemed an approved third party for purposes of this subparagraph (i)] pursuant to a written indemnification agreement approved by the Required Lenders, or (B) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;

          (j) The Lenders' Liens with respect to the Collateral, or any part thereof, shall not constitute first and prior liens and/or security interests; or

          (k)  There shall occur a Change in Control.

     It is understood and agreed by Borrower and each Guarantor that any of the foregoing "Events of Default" shall constitute an Event of Default under each of the Notes, and that such "Events of Default" are cumulative and in addition to any default or events of default contained in any of the other Loan Documents, and that in the event of any discrepancy or inconsistency between any Event of Default hereunder and any default or event of default contained in any other Loan Document, the description of the Event of Default stated herein shall control.

     Section 9.2. Remedies. Upon the occurrence of an Event of Default, Agent may, and at the direction and election of the Required Lenders shall, acting by or through any of its agents, trustees or other Persons, without notice (unless expressly provided for herein), demand or presentment (including, without limitation, notice of default, notice of intent to accelerate or of acceleration) all of which are hereby waived, and in addition to any other provision of this Agreement or any other Loan Document, exercise any or all of the following rights, remedies and recourses:

          (a) Terminate Lenders= commitment to make Advances hereunder and declare the unpaid principal balance of each of the Notes, the accrued and unpaid interest thereon and any other accrued but unpaid portion of the Obligations to be immediately due and payable, without notice (expressly including, but not limited to, notice of default, notice of intent to accelerate or of acceleration), except any notice that is expressly required by the terms of this Agreement, presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower, whereupon the same shall become immediately due and payable. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Event of Default described in
Section 9.1(f) or Section 9.1(g) by Borrower, the entire unpaid principal balance of the Notes, and all accrued, unpaid interest thereon shall automatically be accelerated and immediately be due and payable in full, without notice (expressly including, but not limited to, notice of default, intent to accelerate or of acceleration), presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower; provided, however, that if accelerated automatically pursuant to this sentence, the Notes and all such indebtedness may be reinstated at the option and upon the written approval of the Required Lenders.

          (b)   Enter  upon the Mortgaged Property or  any  other
Collateral or any part thereof and take exclusive possession thereof and of all books, records and accounts relating thereto (including, without limitation, all Borrower Due Diligence Reports). If Borrower or any Guarantor remains in possession of all or any part of the Collateral after an Event of Default occurs and is continuing and without Agent's prior written consent thereto, Agent may invoke any and all legal remedies to dispossess Borrower or such Guarantor, including specifically one or more actions for declaratory or injunctive relief, forcible entry and detainer, trespass to try title and writ of restriction. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Collateral or any part thereof after an Event of Default occurs than would have existed in the absence of such sentence.

          (c) Hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, the Assigned Loans and all other Collateral, or any part thereof, either by itself or by other Persons, in such manner, for such time and upon such other terms as Agent may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Agent shall deem necessary or desirable), and apply all proceeds from the
Mortgaged Property, the Assigned Loans and all other Collateral in connection therewith in accordance with the provisions of
Section 9.10 hereof.

          (d) Sell or offer for sale the Collateral, or any part thereof, in such portions, order and parcels as Agent may determine, with or without having first taken possession of same, in accordance with the provisions of the applicable Loan Documents and applicable Legal Requirements.

          (e) Make application to a court of competent jurisdiction, as a matter of strict right and, except as otherwise provided by applicable law, without notice to Borrower or without regard to the adequacy of the Collateral for the payment of the Obligations, for the appointment of a receiver of the Collateral, or any part thereof, and, to the extent permitted by applicable law, Borrower does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain, sell, dispose and otherwise operate the Collateral, or any part thereof, upon such terms that may be approved by the court, and shall apply all proceeds from such operation of the Collateral in accordance with the provisions of
Section 9.10 hereof.

          (f) Exercise any and all other rights, remedies and recourses granted hereunder or under the other Loan Documents or otherwise now or hereafter existing in equity, at law, by virtue of statute or otherwise.

     Section 9.3.   Rights of Set-Off.

          (a) In addition to the Lender's Liens, Borrower and each Guarantor hereby expressly grant to Lenders the right of setoff against all deposits and other sums at any time held or credited by or due from any Lender to Borrower or any Guarantor, in accordance with the provisions of this Section 9.3. The rights of each Lender under this Section 9.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff under law or equity) which such Lender may have under law or by agreement.

          (b) Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, at its option, without notice or demand and without liability, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by Borrower or any Guarantor into which only funds of unrelated third-parties are deposited, and provided that Borrower or such Guarantor has informed such Lender and Agent of the nature of such accounts) at any time held, and other indebtedness at any time owing, by any Lender to or for the credit or the account of Borrower or any Guarantor against any and all of the Obligations now or hereafter existing under this Agreement, the Notes and the other Loan Documents, in such order and manner as such Lender may determine, subject, however, to the agreements contained in Section 10.14 hereof, regardless of whether such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured.

          (c) Borrower and each Guarantor agree, to the fullest extent it may effectively do so under applicable law, that each Lender and any holder of a participation in any of the Notes (with the appropriate consent of such Lender) may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower or such Guarantor in the amount of such participation.

     Section 9.4. Remedies Cumulative, Concurrent and Non-Exclusive. Lenders shall have all rights, remedies and recourses granted in the Loan Documents, and available at law or equity and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Borrower or any Guarantor, or any others obligated under any of the Notes, or against any one or more of them, at the sole discretion of Lenders, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by Borrower and each Guarantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, non-exclusive.

     Section 9.5. No Conditions Precedent to Exercise Remedies. Borrower and each other Person hereafter obligated for payment or fulfillment of all or any part of the Obligations shall not, except as otherwise provided by applicable law, be relieved of such obligation by reason of (a) the failure of a trustee to comply with any request of Borrower, or any other Person so obligated to foreclose the Lenders' Liens or to enforce any provisions of the Loan Documents, (b) the release, regardless of consideration, of any Person obligated with respect to the
Obligations,  or  of the Collateral or any part thereof,  or  the addition of any other property to the Collateral, (c) any agreement or stipulation between any subsequent owner of the Collateral and Agent or any Lender extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to Borrower, or such other Person, and in such event, Borrower and all such other Persons shall continue to be liable to make payments in accordance with the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Required Lenders, and (d) any other act or occurrence, save and except the complete payment of the Obligations. Borrower and each Guarantor waive any right to require Lenders to proceed against any other Person, exhaust any Collateral, or pursue any other remedy in Lenders' power. All dealings between Borrower, any Guarantor and any Lender, whether or not resulting in the creation of the Obligations, shall conclusively be presumed to have been had or consummated upon reliance upon this Agreement. Borrower and each Guarantor authorize Lenders, without notice or demand and without any reservation of rights against Borrower or any Guarantor and without affecting liability hereunder or on the Obligations, from time to time, to (i) renew, extend for any period, accelerate, modify, compromise, settle, or release the obligation of any other Person that may be obligated with respect to any or all of the Obligations or Collateral; (ii) take and hold any other property as collateral, other than the Collateral, for the payment of any or all of the Obligations, and exchange, enforce, waive, and release any or all of the Collateral or other property; and (iii) after the occurrence of an Event of Default, apply the Collateral or other property and direct the order or manner of sale thereof in accordance with the terms of this Agreement and the Security Documents.

     Section 9.6. Release of and Resort to Collateral. The release or substitution of all or any part of the Collateral, regardless of consideration, shall not in any way impair, affect, subordinate, or release the Lenders' Liens or their status as first and prior Liens in and to any remaining Collateral. For payment and performance of the Obligations, Lenders may resort to any other security therefor held by a trustee in such order and manner as Required Lenders may elect.

     Section 9.7. Waivers. To the full extent permitted by law, Borrower and each Guarantor hereby irrevocably and unconditionally waive and release (a) all benefit that might accrue to Borrower or any Guarantor by virtue of any present or future law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, evaluation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as specifically provided for herein, all notices of any Default or Event of Default or of any trustee's or Lenders' election to exercise or his or their actual exercise of any right, remedy or recourse provided for under the Loan Documents, (c) any right to a marshalling of assets with respect to the Notes or the Letters of Credit or any of the Collateral or any Debt of Borrower or any Guarantor, or a sale in inverse order of alienation and
(d) except as specifically provided for herein, any and all right to receive demand, grace, notice, presentment for payment, protest, notice of intention to accelerate the Obligations or notice of acceleration of the Obligations.

     Section 9.8. Discontinuance of Proceedings. In case Agent shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Agent shall have the unqualified right to do so and, in such event, Borrower, each Guarantor and Lenders shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Agent and Lenders shall continue as if same had never been invoked.

     Section 9.9. Power of Attorney. Borrower and each Guarantor hereby irrevocably appoint Agent, acting for all the Lenders, as the true and lawful attorney of Borrower or such Guarantor with full power of substitution for, and on behalf of Borrower and such Guarantor, and in its name, upon the request and instruction of Borrower and such Guarantor and in any event after the occurrence of an Event of Default (or prior to the occurrence of any Event of Default if Agent otherwise reasonably believes it is necessary to take such action), to take any action to preserve, maintain, protect or enforce the rights and interests of Borrower or such Guarantor with respect to the Collateral, including, without limitation, to (i) endorse any Assigned Loans to Agent, on behalf of Lenders, or to any other Person, (ii) enforce, cure any default or otherwise act with respect to any leases, sales contracts, management or marketing contracts or any other agreements pertaining to or affecting any of the Mortgaged Property, (iii) take all such action and to execute all such documents as Agent deems necessary or desirable to operate or preserve or protect the Assigned Loans and the collateral therefor, the Mortgaged Property or any other Collateral, (iv) sue for, demand or collect any sums owing to Borrower or any Guarantor under the Assigned Loans or under leases or other agreements affecting the Mortgaged Property and
(v) exercise rights of Borrower or any Guarantor under any purchase agreement related to any Assigned Loan. The power so vested in Agent under this Section 9.9 is one coupled with an interest and shall be irrevocable, except by written instrument executed jointly by Borrower, each Guarantor and Agent and filed for record in the Office of the County Clerk of Dallas County, Texas. Notwithstanding the foregoing, Agent shall be under no obligation to exercise any of the foregoing rights or take any action necessary to preserve any right in any asset subject to the Lenders' Liens against any other Person, and Agent, to the extent permitted herein or by applicable law, may exercise any of the foregoing rights without incurring any responsibility or liability to Borrower or any other Person and without in any way affecting the Obligations or any other obligations of Borrower or any Guarantor to Lenders. Borrower and Guarantors, jointly and severally, agree to reimburse Agent and Lenders upon demand for any costs and expenses, including, without limitation, reasonable attorneys' fees and collection costs, that Agent or any Lender may incur while acting as the attorney-in-fact of Borrower and Guarantors as provided hereunder (or pursuant to the attorney-in-fact herein created), all of which costs and expenses shall be included in the Obligations.

     Section 9.10. Application of Proceeds. All payments on the Notes or the Letters of Credit received by any Lender during the existence of an Event of Default (unless otherwise elected by Lenders), and the proceeds of any sale or disposition of, and all proceeds generated by the holding, leasing, operation or other use of, the Collateral, or any part thereof, during the existence of an Event of Default and upon the exercise of Lenders' rights and remedies hereunder or under any of the other Loan Documents, shall be applied by Lenders, the applicable trustee or the receiver, if one is appointed, to the extent that funds are so available therefrom, as determined by the Required Lenders (provided that, as among themselves, Lenders agree that any such proceeds shall be applied as contemplated by Article X hereof).


                           ARTICLE X

                     AGENT AND THE LENDERS

     Section 10.1.       Appointment and Authorization of Agent.

     (a) Each Lender hereby irrevocably appoints and authorizes Agent as its nominee and agent, in its name and on its behalf:
(i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of the Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to promptly distribute to each Lender the material information, requests, documents and items received from Borrower or Guarantors under the Loan Documents; (vi) to promptly distribute to each Lender such Lender's Aggregate Loan Percentage of each payment or prepayment in accordance with the terms of the Loan Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals and consents received from Lenders.

     (b) The obligations of Agent hereunder are only those expressly set forth herein. Each Lender and Borrower and each Guarantor agree that Agent is not a fiduciary for Lenders or for Borrower or Guarantors but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders and that Agent has no duties or responsibilities to Lenders, Borrower or Guarantors except those expressly set forth herein. Without limiting the generality of the foregoing, Agent shall not be required to take any action or exercise any right or remedy with respect to any Default or Event of Default, except if requested by the Required Lenders. Notwithstanding the administrative authority delegated to Agent, Agent shall not cause or permit any modification of the Loan Documents or take other action relating to either or both of the Credit Facilities specifically requiring the consent or approval of the Required Lenders without such consent or approval. Action taken by Agent including, without limitation, any exercise of remedies or initiation of suit or other legal proceedings made in accordance with the instructions of the Required Lenders or as otherwise permitted by this Article X, shall be binding upon each of the Lenders. Each Lender specifically acknowledges that it has reviewed and approved the voting and other provisions of this Agreement and the other Loan Documents setting forth the relative rights and obligations among the Lenders and agrees to be bound by such provisions notwithstanding that such Lender is only a Revolving Lender or only a Term Lender, and acknowledges that Agent (and counsel for the Lenders, as a group) are acting on behalf of all the Lenders and not the Revolving Lenders, as a group, and Term Lenders, as a separate group.

     (c) Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Agent, and any resignation by Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender.

     (d) Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower or any Guarantor, act as trustee or depositary for Borrower or any Guarantor or otherwise be engaged in other transactions with Borrower, any Guarantor and/or their Affiliates (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Agent shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower or any Guarantor which are not contemplated or included in the Loan Documents (any present or future offset exercised by Agent in respect of such other activities), any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Agent which may be or become security for the Obligations by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties, such property or the proceeds thereof or any offset shall be applied to reduction of the Obligations, then each Lender shall be entitled to share in such application pursuant to the terms of this Agreement.
     Section  10.2.        Possession of  Instruments  by  Agent.
Agent shall exercise all rights and remedies under the Loan Documents and take all actions with respect thereto in accordance with the request or direction of the Required Lenders, or otherwise as and to the extent provided herein or in the other Loan Documents; provided, however, that Agent may take such actions in its name without the joinder of Lenders, and Borrower, Guarantors and all third parties shall be entitled to rely on the actions taken by Agent with respect to the execution by Agent of any and all agreements, financing statements, affidavits, notices or any other type of document or instrument pertaining thereto, including, without limitation, in connection with the exercise of any rights or remedies of Lenders under the Loan Documents (and specifically including any foreclosure proceedings under any of the Security Documents or other legal proceedings), and the same shall be binding upon all Lenders as to any third party relying on such actions of Agent. Agent shall also be the named secured party or beneficiary under the Security Documents and shall take and maintain possession of all the Security Documents, as agent for and on behalf of all Lenders, and the grant to Agent of any Lien under any Security Document shall be for the ratable benefit of all Lenders.

     Section 10.3. Expenses. Each Lender shall pay its Aggregate Loan Percentage of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent in connection with any of the Loan Documents if Agent does not receive reimbursement therefor from other sources within thirty (30) days after incurred; provided that, and subject to the terms and conditions of Section 11.4, each Lender shall be entitled to receive its Aggregate Loan Percentage of any reimbursement for such expenses, or part thereof, which Agent subsequently receives from such other sources.

     Section   10.4.         Delegation  of   Duties;   Reliance;
Consultation.   Lenders  may  perform  any  of  their  duties  or
exercise any of their Rights under the Loan Documents by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective officers, directors, employees, attorneys, agents, or other representatives (collectively, "Representatives"). Agent, Lenders, and their respective Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order or other documents or conversation believed by any of them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or such Lender, (b) be entitled to deem and treat each Lender as the owner and holder of its Revolving Loan Percentage or Term Loan Percentage, as applicable, for all purposes until, subject to Section 11.10, written notice of the assignment or transfer thereof shall have been given to and received by Agent (and, any request, authorization, consent or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of such Lender's Revolving Loan Percentage or Term Loan Percentage, as applicable, or Participant therein until such notice is given and received), and (c) not be deemed to have notice of the occurrence of a Default or an Event of Default unless notified thereof by another Lender or AMRESCO. Agent may consult with legal counsel, independent public accountants, consultants, appraisers and other experts selected by Agent, and shall not be liable for any action taken or omitted to be taken by Agent in good faith in accordance with the advice of such counsel, accountants or experts. Any such counsel, accountants or other experts shall be engaged to represent and render services to all Lenders as a group, and not the Revolving Lenders as a group, and the Term Lenders as a separate group, unless otherwise specified by Agent.

     Section 10.5.       Limitation of Agent's Liability.

     (a) Neither Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment or negligence, except for gross negligence or willful misconduct, and neither Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that nothing herein shall negate the obligation of Agent to account for funds received by it for the account of any Lender).

     (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent shall not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Agent requests instructions from Lenders with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall Agent or any of its Representatives be required to take any action which it or they reasonably determine could incur for it or them criminal or civil liability.

     (c) Agent (and its Representatives) shall not be responsible in any manner to any Lender or any participant of a Lender for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of Borrower or any Guarantor and the risks involved to such Lender,
(ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien granted or purported to be granted under any Loan Document, (v) the observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of Borrower or any Guarantor, or (vi) the relative Rights of the Lenders as among themselves. Each Lender jointly and severally agrees to indemnify Agent and hold it harmless from and against (but limited to such Lender's Aggregate Loan Percentage of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever (including counsel fees and disbursements) which may be imposed on, asserted against, or incurred by Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents (provided that, although Agent shall have the right to be indemnified for its ordinary negligence, Agent shall not have the right to be indemnified hereunder for its own fraud, gross negligence, or willful misconduct).

     Section 10.6. Default; Collateral. Upon the occurrence and continuance of a Default or an Event of Default, Agent shall make a recommendation to Lenders of any actions to be taken, and each Lender agrees to promptly confer with the other Lenders in order that Lenders can consider such course of action or any other actions to be taken for the enforcement of the Rights of Lenders; provided that Agent shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve Rights, pending agreement by Lenders on the course of action to be taken. If the Required
Lenders cannot agree on a course of action to be taken within sixty (60) days following Agent's initial recommendation, Agent shall thereafter take such action as Agent deems advisable to enforce the Rights of Lenders; provided, that if, after Agent has begun taking such action, the Required Lenders agree on a course of action contrary to that undertaken by Agent, then Agent shall change its course of action so as to follow the course of action agreed upon by the Required Lenders. Any action directed or approved by the Required Lenders, including without limitation, any exercise of remedies or initiation of suit or other legal proceedings, shall be binding upon each Lender. In actions with respect to any property of Borrower or any Guarantor, Agent is acting for the account of each Lender to the extent of each Lender's Aggregate Loan Percentage. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebted ness or obligations of Borrower or any Guarantor to the Obligations shall be construed as being for the benefit of each Lender to the extent of its respective Aggregate Loan Percentage. If Agent acquires any security for the Obligations or any guaranty of the Obligations upon or in lieu of foreclosure, the same shall be held for the benefit of each Lender in proportion to such Lender's respective Aggregate Loan Percentage.

     Lenders agree, among themselves, that unless otherwise agreed to by Agent and the Required Lenders, all monies collected or received by Agent after the occurrence of an Event of Default in respect of the security for the Credit Facilities, directly or indirectly, or by any other means shall be applied (a) to the Administrative Fee and all costs of collection or maintenance of the Collateral, and then to either interest or principal of the Credit Facilities as recommended by Agent and approved by the Required Lenders (except that any amounts to be applied to interest or principal shall be distributed to Lenders based on their Aggregate Loan Percentage) until the Credit Facilities (including the Competitive Bid Loans) are paid in full, (b) to the amounts owed to any Lender under any Interest and Foreign Exchange Hedge Agreement, only after payment in full of the outstanding principal and interest under the Credit Facilities, and (c) to the amounts owed under the Bridge Debt, but only after payment in full of the outstanding principal and interest under the Credit Facilities and the amounts owed to all Lenders under any Interest and Foreign Exchange Hedge Agreement.

     Section 10.7. Lenders' Decision. Lenders agree as among themselves that any decisions or elections to be made by Lenders (and not Agent) under this Agreement and the other Loan Documents shall be made by the Required Lenders, except in the case, if any, where a specific different number or percentage of Lenders is expressly required under this Agreement or any other Loan Documents (use of the terms "Lenders" in any of the Loan Documents, without an express provision for different voting rights other than as set forth in the definition of Required Lenders, does not imply that unanimous consent is thereby required). Agent may, at its election, request any determination, vote, consent or approval by Lenders in writing or orally (by telephone or in person), and Agent shall be entitled to take or refrain from taking any action if it has received the oral or written approval of those Lenders which would satisfy the requirements set forth in the definition of Required Lenders, without having to contact or solicit the vote of any other Lenders. In addition, if any request by Agent for Lenders' determination or approval hereunder is made in writing and such writing contains written notice to Lenders requesting a response within five Business Days, or longer, from the date Lenders are deemed to have received notice as herein provided (and setting forth the actual date of the last day of the Lender reply period), then Lenders shall use reasonable efforts to reply within the applicable reply period, provided, that if any such Lender does not reply within the applicable reply period, such Lender shall be deemed not to have approved of or consented to or concurred with such recommendation or determination.

     Section 10.8. Limitation of Liability of Lenders. To the extent permitted by law, (a) neither Agent nor any Lender or participant of a Lender shall incur any liability to any other Lender or participant of a Lender except for acts or omissions in bad faith, and (b) neither Agent nor any Lender or participant of a Lender shall incur any liability to Borrower, Guarantors or any other Person for any act or omission of any other Lender or any participant.

     Section 10.9. Relationship of Lenders. Nothing herein shall be construed as creating a partnership or venture among Agent and Lenders or among Lenders.

     Section 10.10. Debtor-Creditor Relationship. Each Lender has and shall maintain a direct creditor-debtor relationship with Borrower and will have direct recourse, singly or in the aggregate, against Borrower and Guarantors, subject to the terms and conditions of the Loan Documents. Notwithstanding the foregoing, any right, remedy, action, omission or waiver respecting this Agreement, the Notes, the Security Documents and the other Loan Documents shall only be exercised, made, taken, or permitted by Agent, acting upon the direction of the Required Lenders, as the agent for all Lenders; provided, however, that if the Required Lenders have elected and directed Agent to institute suit against Borrower or any Guarantor for payment of any past due amounts under the Notes or any other Obligations for which Lenders have recourse against Borrower or any Guarantor, or in the event of any bankruptcy proceedings or other legal proceedings relating to this Agreement against Borrower or any Guarantor, each Lender shall be entitled, at its option, to bring or join in such proceedings in its own name.

     Section 10.11. Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each of the other Loan Documents to which it is a party or to which Agent is a party for its benefit. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or with respect to either Credit Facility.

     Section 10.12. Removal of Agent. Lenders, acting by written notice to Agent from and agreed to by all Lenders other than Agent, may remove for cause the then current Agent, as Agent, and appoint one of the other Lenders as the successor Agent. Upon the appointment of a successor Agent, the removed Agent and the successor Agent shall execute such documents as any Lender may reasonably request to reflect such appointment of a successor
Agent and shall notify AMRESCO of such change in Agent. The successor Agent shall be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of Agent in and under this Agreement and the other Loan Documents; provided, however, that until such time as AMRESCO is notified in writing signed by both the removed and successor Agent as to the appointment of the successor Agent, Borrower and Guarantors shall be entitled to rely on any decision, approval or other act by the removed Agent as binding on Lenders, and may pay to Agent any amounts due or owing by Borrower under the Loan Documents.

     Section 10.13. Resignation by Agent. An Agent's status as Agent under this Agreement shall automatically terminate fifteen
(15) days after the closing or liquidation of such Agent or fifteen (15) days after such Agent is adjudicated insolvent. Additionally, Agent may resign its position as Agent at any time by giving at least thirty (30) days written notice thereof to AMRESCO and the other Lenders. Upon any such occurrence causing a termination of Agent or the delivery of such notice of resignation from Agent, the Required Lenders and AMRESCO shall select a successor Agent. If the Required Lenders and AMRESCO cannot agree upon the choice of the successor Agent within ten
(10) days after the occurrence causing a termination in the case of a termination of Agent, or ten (10) days prior to the effective resignation date set forth in Agent's resignation notice in the case of a resignation by Agent, then the Designated Successor Agent shall become the successor Agent. AMRESCO shall be entitled to participate in the selection of the replacement Agent only prior to the occurrence of a Default. Upon any such termination or resignation, (a) the successor Agent shall automatically be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of Agent in and under this Agreement and the other Loan Documents and shall thereafter be deemed the "Agent" for all purposes under the Loan Documents and (b) such terminating or resigning Agent shall act only in a custodial capacity for the holding by it of any funds theretofore received from Borrower and any such funds shall be held in trust for the benefit of Lenders or Borrower, as the case may be. Additionally, upon the successor Agent becoming Agent as provided in this Section 10.13, the terminating or resigning Agent and the new Agent shall execute such documents as any Lender may reasonably request to reflect such succession. All costs incurred in connection with the execution of such documents shall be paid by Lenders in proportion to each Lender's Aggregate Loan Percentage.

     Section 10.14. Sharing of Payments and Setoffs. Each Lender agrees that if it should receive any amount (whether by voluntary payment, by realization upon any Collateral, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise) which is applicable to the payment of the principal of or interest on either of the Credit Facilities, of a sum which with respect to the related sum or sums received by the other Lenders exceeds such Lender's Aggregate Loan Percentage, then such Lender receiving such excess payment shall purchase without recourse or warranty from the other Lenders an interest in the indebtedness of Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. This Section 10.14 shall not impair the right of any Lender to exercise any right of setoff or counterclaim it may have with respect to any funds in an account pledged to such Lender to secure only indebtedness other than the Obligations, and to apply the amount received or subject to such exercise to the payment of such other indebtedness, it being expressly agreed by all Lenders, however, that until the Obligations are paid and satisfied in full, any and all amounts received by any Lender from offset of any account of Borrower or any Guarantor that either (a) constitutes Collateral or (b) contains funds exclusively derived from or related to the Collateral, shall be applied to the Obligations, and not to any other indebtedness of Borrower or any Guarantor to such Lender, except in the case of a certificate of deposit or other designated account (but in no event any operating account of Borrower or any Guarantor) that is specifically pledged or assigned to a Lender as security for indebtedness other than the Obligations.

     Section 10.15. Non-Advancing Lenders. In the event that Revolving Lender shall fail or refuse to advance its Revolving Loan Percentage of any Advance under the Revolving Credit Facility, or any Lender shall fail or refuse to advance its Aggregate Loan Percentage of any payment or reimbursement by Lenders as required hereunder, or of any amount to be funded pursuant to Section 10.3, when it is obligated to do so, Agent shall notify, in the case of the failure or refusal to make an Advance under the Revolving Credit Facility, the Revolving Lenders, and, in all other instances, the other Lenders, and such remaining Revolving Lenders or all other Lenders, as applicable, or any of them, may elect, at their sole option and discretion (without any obligation whatsoever to do so), to advance such non-advancing Lender's portion, pro rata in accordance with the proportion that (i) in the case of the failure or refusal to make an Advance under the Revolving Credit Facility, the Revolving Loan Percentage of each Revolving Lender electing to make such advance bears to the Revolving Loan Percentages of all Revolving Lenders electing to make such advance, or (ii) in all other instances, the Aggregate Loan Percentage of each Lender electing to make such advance bears to the Aggregate Loan Percentage of all Lenders electing to make such advance. Upon making any such advance, and notwithstanding anything to the contrary expressed or implied herein or in the Notes or any other Loan Document, all subsequent payments made on the Revolving Credit Facility, or both Credit Facilities, as applicable, and all proceeds realized from the sale of any Collateral securing the Credit Facilities or from the exercise of right of setoff or other remedies under this Agreement or the other Loan Documents, shall be applied, in the manner described below, only to Revolving Lenders, or all other Lenders, as applicable, other than the non-advancing Lender (and the non-advancing Lender shall not be entitled to receive the same), until the amounts advanced by such advancing Revolving Lenders, or all other Lenders, as applicable, on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), have been repaid in full. As among Lenders other than the non-advancing Lender, Lenders that advanced funds on behalf of the non-advancing Lender shall receive the portion the non-advancing Lender would have been entitled to receive had it advanced (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), to be applied pro rata in accordance with the amounts advanced by each such advancing Lender, until the amounts advanced by such Lenders on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the applicable Notes), have been repaid in full; any Revolving Lender that advanced only on its own behalf based on its Revolving Loan Percentage shall be repaid based on such Revolving Loan Percentage or its Aggregate Loan Percentage, as applicable. In addition, any Lenders that advance funds on behalf of a non-advancing Lender pursuant to this Section 10.15 shall (i) receive a proportionate share (based on the amounts so advanced by such Lenders) of the amount the non-advancing Lender would have been entitled to receive of any distribution of any Collateral securing the Credit Facilities in the event the same are distributed among Lenders, and (ii) have a claim against such non-advancing Lender for the amounts so advanced and shall be entitled to all rights and remedies at law or in equity to recover any unpaid amounts. A non-advancing Lender shall not be entitled to vote on any matters hereunder or related to either or both of the Credit Facilities (and its interest shall be excluded for purposes of determining the requisite percentage or number of Lenders for a vote) so long as such Lender remains a non-advancing Lender.

     Section 10.16. Benefit of Lenders. All terms, conditions and agreements set forth in this Article X, specifically including, without limitation, the provisions of Section 10.14 are for the sole and exclusive benefit of Lenders, and neither Borrower, Guarantors nor any other Person shall be entitled to rely on or seek the benefit of such provisions; provided, however, that Borrower and Guarantors shall be entitled to rely on any decision, approval or other act by Agent as binding Lenders.

     Section  10.17.  Duties and Rights of Co-Agent.   Bank  One,
Texas, N.A., as co-agent hereunder, shall have no duties under this Agreement or the other Loan Documents, and shall have no rights, in its capacity as co-agent hereunder.


                           ARTICLE XI

                         MISCELLANEOUS

     Section 11.1. Continuing Agreement. This is a continuing Agreement and all the rights, powers and remedies of Lenders hereunder and all agreements and obligations of Borrower, Guarantors, and Lenders hereunder, shall continue to exist until the Notes have been paid in full, the commitment of Lenders to make Advances hereunder has been terminated, all Letters of Credit have been terminated and all other Obligations have been paid in full.

     Section 11.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing), except for any telephone notices as specifically provided for herein, may be personally served or sent by telecopier, mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service, and
(a) if given by personal service or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt;
(b) if sent by telecopier without telephone confirmation, it shall be deemed to have been given twenty-four (24) hours after being given; (c) if sent by mail, it shall be deemed to have been given upon the earlier of (i) actual receipt, or (ii) three (3) Business Days after deposit in a depository of the United States Postal Service, first class mail, postage prepaid; (d) if sent by Federal Express, the express mail service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given upon the earlier of
(i) actual receipt or (ii) twenty-four (24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid, and properly addressed to Agent, Borrower, the applicable Guarantor or the applicable Lender; provided that notices to Agent under Article III and Article IV shall not be effective until received. For purposes hereof, the address of the parties to this Agreement shall be as set forth in Schedule I attached hereto. Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it. Notwithstanding anything to the contrary implied or expressed herein, the notice requirements herein (including the method, timing or deemed giving of any notice) is not intended to and shall not be deemed to increase the number of days or to modify the method of notice or to otherwise supplement or affect the requirements for any notice required or sent pursuant to any Legal Requirement (including, without limitation, any applicable statutory or law requirement), or otherwise given hereunder, that is not required under this Agreement or the other Loan Documents. The provisions of this Section 11.2 shall control over any conflicting contractual notice provisions contained in the Loan Documents.

     Section 11.3. No Waivers. No failure or delay by Agent or any Lender in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Documents.

     Section    11.4.          Expenses;    Documentary    Taxes;
Indemnification. Borrower and Guarantors, jointly and severally, agree to pay (a) all expenses of Agent and the reasonable fees and disbursements of legal counsel for Lenders as a group, in connection with the negotiation, documentation and closing of the Credit Facilities, and thereafter all reasonable expenses of Agent and Lenders in connection with any waiver or consent hereunder or under the other Loan Documents or any amendment, supplement or replacement of any of the Loan Documents, or any Default or alleged Default hereunder; and (b) if a Default or an Event of Default occurs, all out-of-pocket expenses incurred by Agent or Lenders, including fees and disbursements of legal counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom (including, without limitation, any bankruptcy or other insolvency proceedings), fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Lenders in connection therewith. Borrower and Guarantors shall, jointly and severally, indemnify Agent and each Lender against any Taxes (other than Taxes on the income of any Lender) imposed by reason of the execution, performance and delivery of this Agreement or the Notes. Borrower and Guarantors further shall, jointly and severally, indemnify Agent and each Lender and hold Agent and each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for Agent and Lenders in connection with any investigative, administrative or judicial proceeding, whether or not Agent or Lenders shall be designated a party thereto) which may be incurred by Agent or any Lender relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Notes or the Letters of Credit; PROVIDED THAT NEITHER AGENT NOR ANY LENDER SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IT BEING THE INTENTION HEREBY THAT AGENT AND EACH LENDER SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS NEGLIGENCE WHETHER IN WHOLE OR IN PART.

     Section 11.5. Amendments and Waivers; Consent to Deviation. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower, Agent and Required Lenders.

     Section 11.6. Survival. All representations, warranties and covenants made by Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf under the Loan Documents shall be considered to have been relied upon by Lenders and shall survive the delivery to Agent or Lenders of such Loan Documents or the extension of any of the Notes or the issuance of any of the Letters of Credit (or any part thereof), regardless of any investigation made by or on behalf of Agent or any Lender.

     Section   11.7.        Prior  Understandings;  No  Defenses;
Release; No Oral Agreements. This Agreement supersedes all other prior understandings and agreements, whether written or not, between the parties hereto relating specifically to the transactions provided for herein. Borrower and each Guarantor confirm that there are no existing defenses, claims, counterclaims or rights of offset against any Lender in connection with the negotiation, preparation, execution, performance or any other matters related to this Agreement or any of the other Loan Documents executed as of the date hereof and any of the transactions contemplated thereby, and Borrower and each Guarantor hereby expressly release and discharge each Lender, and its Representatives, from any and all such claims, known or unknown. Borrower and each Guarantor further confirm that no Lender has made any agreements with, or commitments or representations to, Borrower or any Guarantor (either in writing or orally) other than as expressly stated herein or in the other Loan Documents executed as of the date hereof.

     THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

To  the fullest extent applicable, Borrower, each Guarantor   and
Lender acknowledge and agree that this Agreement and each of the other Loan Documents shall be subject to Section 26.02 of the Texas Business and Commerce Code.

     Section 11.8. Limitation on Interest. It is expressly stipulated and agreed to be the intent of Borrower and Lenders at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Notes, the Credit Facilities and the Letters of Credit. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Notes or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to any of the Notes or the
Letters of Credit, or if acceleration of the maturity of the Notes, any prepayment by Borrower, or any other circumstance whatsoever, results in any Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower and Lenders that all excess amounts theretofore collected by Lenders be credited on the principal balance of the Notes (or, if the Notes have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Notes and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the indebtedness evidenced hereby or by the Notes shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate or maximum amount of interest permitted under applicable law. The term "applicable law" as used herein shall mean the laws of the State of Texas, or DIDMCA or any other applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this Section 11.8 shall control all agreements between Borrower and Lenders.

     Section 11.9. Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

     Section 11.10. Assignments and Participations. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that (i) Borrower shall not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its rights, duties or obligations under this Agreement without the express prior written consent of all of the Lenders. Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Note and its Revolving Loan Commitment Amount or Term Loan Commitment Amount, as applicable); provided, however, that

          (i)   each  such  assignment shall be  to  an  Eligible
          Assignee;

          (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender=s rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to (1) as to the Term Facility, Five Million and No/100 Dollars ($5,000,000.00), and (2) as to the Revolving Facility, the lesser of Five Million and No/100 Dollars ($5,000,000.00) or 6% of the Revolving Commitment in effect from time to time;

          (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the applicable
     Note; and

          (iv) the parties to such assignment shall execute and deliver to Agent for its acceptance an Assignment and Acceptance in the form of Exhibit D hereto, together with any Note subject to such assignment and a processing fee of $3,500.

     Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to AMRESCO and Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 11.20.

     (b)   Agent  shall maintain at its address  referred  to  in
Schedule I a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment Amount or Term Loan Commitment Amount, as applicable, owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by
AMRESCO or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

     (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loan Commitment Amount or Term Loan Commitment Amount, as applicable, and its Note); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) prior to an Event of Default which has occurred and is continuing, such participant shall be approved by AMRESCO, such approval not to be unreasonably withheld or delayed by AMRESCO and such approval to be deemed given by AMRESCO if no objection is received by the selling Lender from AMRESCO within two (2) Business Days after notice of such proposed participation has been provided by the selling Lender to AMRESCO, (iv) the participant shall be entitled to the benefit of the yield protection provisions contained in Article III, and (v) AMRESCO shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Note or extending the Revolving Facility or Term Facility, as applicable).

     (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Note or any amount outstanding thereunder to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (f) Any Lender may furnish any information concerning Borrower or any of the Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 7.3 hereof; and provided, that until AMRESCO has approved or disapproved a prospective assignee or participant pursuant to this Agreement (if such approval is permitted by this Agreement), any Lender may provide to such prospective assignee or participant only information available to the public.

     Section 11.11. Senior Debt; Borrower Subordination. The indebtedness of Borrower and Guarantors hereunder and under the Notes and all of the Obligations is intended to be and shall be senior to any subordinated indebtedness of Borrower or any Guarantor or any other indebtedness of Borrower or any Guarantor secured by a Lien on any portion of the Collateral (the foregoing shall not in any way imply Lenders' consent to any such subordinate debt or Liens which is not otherwise permitted by this Agreement). The Notes and any other amounts advanced to or on behalf of Borrower or any other Person pursuant to the terms of this Agreement or any other Loan Document, shall never be in a position subordinate to any Debt of Borrower or any Guarantor owing to any other Person, except with the knowledge and written consent of Lenders. If Borrower or any Guarantor is now or hereafter becomes indebted to Borrower or any other Guarantor,
(a) such indebtedness and all interest thereon shall, at all times, be subordinate in all respects to the Obligations and to all liens, security interests and rights now or hereafter existing to secure the Obligations; and (b) Borrower or any other Guarantor holding such inter-company indebtedness shall not be entitled after the occurrence of a Default to enforce or receive payment, directly or indirectly, of any such indebtedness until the Obligations have been fully and finally paid and performed.

     Section 11.12. Revolving Loan. Borrower and Lenders hereby agree that, except for Section 15.10(b) thereof, the provisions of Art. 5069-15.01 et seq. of the Revised Civil Statues of Texas, 1925, as amended (regulating certain revolving credit loans and revolving triparty accounts) shall not govern or in any manner apply to the Notes, the Letters of Credit or the Loan Documents.

     Section 11.13. Construction. The parties hereto acknowledge and agree that neither this Agreement nor any other Loan Document shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiations and preparation of this Agreement and the other Loan Documents.

     Section 11.14. APPLICABLE LAW. THIS AGREEMENT, THE NOTES AND ALL THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES, RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OR OTHERWISE.

     Section  11.15.  Submission  To  Jurisdiction;  Service   of
Process.

     (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of Texas or of the United States of America for the Northern District of Texas, and, by execution and delivery of this Agreement, Borrower and each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     (b) Borrower and each Guarantor irrevocably consent to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower or such Guarantor at its address provided herein.

     (c) Nothing contained in this Section 11.15 shall affect the right of Agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

     Section 11.16. JURY TRIAL WAIVER. BORROWER, GUARANTORS AND LENDERS EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING OR RELATING TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     Section 11.17. Counterparts. This Agreement and all amendments hereto, and all the other Loan Documents may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

     Section 11.18. Inconsistent Provisions. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall control.

     Section 11.19. Non-Waiver of Rights or Remedies. Except as otherwise set forth herein, this Agreement shall not be deemed
(a) a waiver of, or consent by Agent or any Lender to any default or event of default which may exist or hereafter occur under the Second Loan Agreement or any of the Loan Documents, (b) a waiver by Agent or any Lender of any of Borrower's or Guarantor's
obligations under the Second Loan Agreement or the Loan Documents, or (c) a waiver by Agent or any Lender of any rights, offsets, claims, or other causes of action that Agent or any Lender may have against Borrower or any Guarantor.

     Section 11.20. Taxes. Each Lender that is not a corporation or partnership created or organized in or under the laws of the United States, any estate that is subject to federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in section 7701 (a) (30) of the Internal Revenue Code (a "Non-U.S. Lender") shall deliver to AMRESCO and Agent (or, in the case of a participant, to the Lender from which the related participation shall have been purchased ) on or before the date on which it becomes a party to this Agreement (or, in the case of a participant, on or before the date on which such participant purchases the related participation) either:

          (a) (x) two duly completed and signed copies of either Internal Revenue Service Form 1001 (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents) or Form 4224 (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents), or successor and related applicable forms, as the case may be, or (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or W-9, or successor and related applicable forms, as the case may be; or

          (b) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881 (c) (3) (A) of the Code and that does not comply with the requirements of clause (a) hereof, (x) a statement in a form as shall be reasonably requested by AMRESCO from time to time to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 87(b) or 881(c), and
(y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable forms. Further, each Non-U.S. Lender agrees to deliver to AMRESCO and Agent, and if applicable, the assigning Lender (or, in the case of a participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms 1001, 4224, W-8 or W-9, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to AMRESCO (or, in the case of a participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable United States laws and regulations; unless, in any such case, any change in law or regulations has occurred subsequent to the date such Lender became a party to this Agreement ( or in the case of a participant, the date on which such participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies AMRESCO and Agent (or, in the case of a participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this Section 11.20. A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this Section 11.20 that such Non-U.S. Lender is not legally able to deliver it being understood and agreed that AMRESCO shall withhold or deduct such amount from any payments made to such Non-U.S. Lender that AMRESCO reasonably determines are required by law that payments resulting from a failure to comply with this Section 11.20 shall not be subject to payment or indemnity by Borrower and Guarantors pursuant to Section 11.4).

     Section 11.21. Judgment Currency.

     (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Borrower and Guarantors in respect of any such sum due from it to Agent, the Lenders, or any other Person hereunder (the "Judgment Creditors") or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Judgment Creditor(s) of any sum adjudged to be so due in the Judgment Currency, Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Judgment Creditor(s) in the Agreement
Currency, Borrower and each Guarantor jointly and severally agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Judgment Creditor(s) against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Judgment Creditor(s) in such currency, the Judgment Creditor receiving such overpayment agrees to return the amount of any excess received by such entity to Borrower (or to any other Person who may be entitled thereto under applicable law).

     (b) Borrower and each Guarantor jointly and severally promise to indemnify each Judgment Creditor against and hold each Judgment Creditor harmless from all loss and damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment (or, in the case of partial payments, the date of each partial payment) thereof by Borrower or any Guarantor. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Agent, the Required Lenders, or the Lenders from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

     Section 11.22. Consolidated Group. Borrower and Guarantors are engaged in the businesses set forth in Section 7.2 of this Agreement. These operations require financing on a basis such that the credit supplied can be made available from time to time to Borrower and Guarantors, as required for the continued successful operation of Borrower and Guarantors. Borrower and Guarantors have requested that Lenders make the Credit Facilities available primarily for the purposes of financing the operations of Borrower and Guarantors. Borrower and Guarantors expect to derive benefit (and the boards of directors or other governing body of each of Borrower and Guarantors may reasonably be expected to derive benefit), directly or indirectly, from the Credit Facilities established by Lenders, both in their separate capacities and as members of the group of companies, since the successful operation and condition of Borrower and each Guarantor is dependent on the continued successful performance of the functions of the group as a whole.

     Section 11.23. Amendment and Restatement/Renewal and Extension. The Credit Facilities are in renewal and extension of (but do not extinguish) the Revolving Credit Facility and the Term Facility, respectively. This Agreement renews and extends and amends and restates in its entirety the Second Loan Agreement. Borrower and Guarantors acknowledge and agree that all liens and security interests securing the Credit Facilities under the Second Loan Agreement are hereby renewed and extended and continue to secure the Credit Facilities as renewed and extended and amended and restated pursuant to this Agreement.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers effective as of the Closing Date.

                         BORROWER:

                         AMRESCO, INC., a Delaware corporation

                         By:
                              Thomas J. Andrus,
                              Treasurer


                         AMRESCO  UK HOLDINGS LIMITED,  a  United
                         Kingdom corporation

                         By:  AMRESCO, INC., a Delaware
                              corporation, as attorney-in-fact


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                         ACKNOWLEDGED  AND AGREED TO  as  of  the
                         30th day of September, 1997 by:

                         GUARANTORS:

                         AFC EQUITIES, INC.
                         AMRESCO ATLANTA INDUSTRIAL, INC.
                         AMRESCO BUILDERS GROUP, INC.
                         AMRESCO CANADA, INC.
                         AMRESCO CAPITAL CONDUIT CORPORATION
                         AMRESCO CAPITAL LIMITED, INC.
                         AMRESCO CAPITAL, L.P.
                         AMRESCO COMMERCIAL LENDING CORPORATION
                         AMRESCO CONSOLIDATION CORP. f/k/a
                              AMRESCO MORTGAGE CAPITAL, INC.
                         AMRESCO EQUITIES CANADA INC.
                         AMRESCO FINANCIAL I, INC.
                         AMRESCO FINANCIAL I, L.P.
                         AMRESCO FUNDING CORPORATION
                         AMRESCO FUNDING GEORGIA, L.P.
                         AMRESCO FUNDING INVESTORS, INC.
                         AMRESCO FUNDING MANAGEMENT, INC.
                         AMRESCO FUNDING MID-ATLANTIC, INC.
                         AMRESCO FUNDING PACIFIC, INC.
                         AMRESCO INSTITUTIONAL, INC.
                         AMRESCO INVESTMENTS, INC.
                         AMRESCO JERSEY VENTURES LIMITED
                         AMRESCO MANAGEMENT, INC.
                         AMRESCO MBS II, INC.
                         AMRESCO MORTGAGE CAPITAL LIMITED-1, INC.
                         AMRESCO MORTGAGE SERVICES LIMITED, INC.
                         AMRESCO NEW ENGLAND, L.P.
                         AMRESCO NEW ENGLAND II, L.P.
                         AMRESCO NEW ENGLAND, INC.
                         AMRESCO NEW ENGLAND II, INC.
                         AMRESCO NEW HAMPSHIRE, INC.
                         AMRESCO NEW HAMPSHIRE, L.P.
                         AMRESCO OVERSEAS, INC.
                         AMRESCO PORTFOLIO INVESTMENTS, INC.
                         AMRESCO PRINCIPAL MANAGERS I, INC.
                         AMRESCO PRINCIPAL MANAGERS II, INC.
                         AMRESCO RESIDENTIAL CAPITAL MARKETS, INC.
                         AMRESCO RESIDENTIAL CONDUIT, INC.
                         AMRESCO RESIDENTIAL CREDIT CORPORATION
                         AMRESCO RESIDENTIAL MORTGAGE CORPORATION
                         AMRESCO RESIDENTIAL PROPERTIES, INC.
                         AMRESCO RETAIL VENTURES, LTD
                         AMRESCO RETAIL VENTURES II, LTD.
                         AMRESCO RHODE ISLAND, INC.
                         AMRESCO SERVICES CANADA INC.
                         AMRESCO SERVICES, L.P.
                         AMRESCO UK LIMITED
                         AMRESCO UK VENTURES LIMITED
                         AMRESCO VENTURES, INC. f/k/a
                              AMRESCO GENERAL PARTNERS, INC.
                         AMRESCO 1994-N2, INC.
                         ASSET MANAGEMENT RESOLUTION COMPANY
                         BEI 1992 - N1, INC.
                         BEI 1993 - N3, INC.
                         BEI 1994 - N1, INC.
                         BEI MULTI-POOL, INC.
                         BEI PORTFOLIO INVESTMENTS, INC.
                         BEI PORTFOLIO MANAGERS, INC.
                         BEI REAL ESTATE SERVICES, INC.
                         BEI SANJAC, INC.
                         COMMONWEALTH TRUST DEED SERVICES, INC.
                         ENT MIDWEST, INC.
                         ENT NEW JERSEY, INC.
                         ENT SOUTHERN CALIFORNIA, INC.
                         EXPRESS FUNDING, INC.
                         GRANITE EQUITIES, INC.
                         LIFETIME HOMES, INC., f/k/a LIFETIME HOMES OF
                             NEW JERSEY, INC.
                         HOLLIDAY FENOGLIO, L.P.
                         OAK CLIFF FINANCIAL, INC.
                         OLD MIDLAND HOUSE LIMITED
                         PRESTON HOLLOW ASSET HOLDINGS, INC.
                         QUALITY FUNDING, INC.
                         SAVE-MORE INSURANCE SERVICES INC.
                         WHITEROCK INVESTMENTS, INC.


                        By:  AMRESCO, INC., a Delaware corporation,
                               as attorney-in-fact


                        By:
                        Thomas J. Andrus, as
                        Treasurer

                        AGENT:

                         NATIONSBANK OF TEXAS, N.A.,
                         a national banking association, as
                         Agent for Lenders

                         By:
                         Elizabeth Kurilecz
                         Senior Vice President


                         REVOLVING LENDERS:

                         NATIONSBANK OF TEXAS, N.A., a
                         national banking association


                         By:_________________________________
                         Elizabeth Kurilecz
                         Senior Vice President

                         BANK ONE, TEXAS, NA,
                         a national banking association

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________


                         WELLS FARGO BANK (TEXAS), N.A.,
                         a national banking association

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________


                         COMERICA BANK - TEXAS,
                         a state banking association

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         BANK UNITED,
                         a federal savings bank

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         THE BANK OF NEW YORK,
                         a national banking association

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         FLEET BANK, N.A.,
                         a national banking association

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         THE SUMITOMO BANK, LIMITED

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         PNC BANK, KENTUCKY, INC.

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         IMPERIAL BANK

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         TERM LENDERS:

                         ALLSTATE INSURANCE COMPANY

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         INDOSUEZ CAPITAL FUNDING II, LIMITED

                         By:  Indosuez Capital Luxembourg, SA, as
                              Collateral Manager

                              By:___________________________
                              Name:_________________________
                              Title:________________________

                         NATIONSBANK OF TEXAS, N.A., a
                         national banking association

                         By:
                              Elizabeth Kurilecz
                              Senior Vice President

                         STRATA FUNDING LTD.

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         CERES FINANCE LTD.

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         AMARA-2 FINANCE  LTD.

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________

                         KZH HOLDING CORPORATION III

                         By:________________________________
                         Name:______________________________
                         Title:_____________________________


           THIRD AMENDED AND RESTATED LOAN AGREEMENT

                          Dated as of

                       September 30, 1997

                             among

                         AMRESCO, INC.
                              and
                  AMRESCO UK HOLDINGS LIMITED

                          as Borrower

                              and

                   NATIONSBANK OF TEXAS, N.A.
                           as Agent,

               BANK ONE, TEXAS, N.A., as co-agent,

                               and

                   NATIONSBANK OF TEXAS, N.A.
            AND THE OTHER ENTITIES DESIGNATED HEREIN
                           as Lenders


                       TABLE OF CONTENTS

ARTICLE I
TERMS DEFINED                                                         2
     Section 1.1.   Definitions                                       2
     Section 1.2.   Singular and Plural of Definitions               32
     Section 1.3.   Substantive Definitions                          32
     Section 1.4.   Money                                            32
     Section 1.5.   Captions; References                             32
     Section 1.6.   Accounting Terms and Determinations              33

ARTICLE II
COMMITMENT                                                           33
     Section 2.1.   Commitment                                       33
     Section 2.2.   Method of Borrowing                              35
     Section 2.3    Competitive Bid Loans                            38
     Section 2.4.   Fees                                             41
     Section 2.5.   Additional Guarantors or Borrowers               43

ARTICLE III
TERMS OF THE CREDIT FACILITIES                                       43
     Section 3.1.   Notes                                            43
     Section 3.2.   Maturity                                         44
     Section 3.3.   Interest Rate                                    44
     Section 3.4.   Interest Payments                                44
     Section 3.5.   Conversion of Revolving Credit Advances;
                      Interest Rate Elections
                       under Term Facility; Regulatory Change        44
     Section 3.6.   Payments of Advances; Reduction of
                        Commitment Amount                            48
     Section 3.7.   Schedules on Notes                               51
     Section 3.8.   General Provisions as to Payments                51
     Section 3.9.   Application of Payments                          51
     Section 3.10.  Post-Default Interest; Past Due
                         Principal and Interest                      52
     Section 3.11.  Computation of Interest and Fees                 52
     Section 3.12.  Capital Adequacy                                 52
     Section 3.13.  Deposit of Cash Collateral                       53
     Section 3.14.  Alternate Currency Notes                         53

ARTICLE IV
CONDITIONS TO CLOSING                                                54
     Section 4.1.   Conditions To Closing                            54
     Section 4.2.   Conditions To All Advances                       56
     Section 4.3.   Conditions to Letters of Credit                  56

ARTICLE V
COLLATERAL AND GUARANTIES                                            57
     Section 5.1.   Security and Guaranties                          57
     Section 5.2.   Requirements For Assigned Loans.                 57
     Section 5.3.   Requirements for Mortgaged Properties            58
     Section 5.4.   Recording                                        59
     Section 5.5.   Timing of Deliveries                             59
     Section 5.6.   Agent's Discretion                               59
     Section 5.7.   Lockbox; Lockbox Account                         59
     Section 5.8.   Release of Collateral.                           60

ARTICLE VI
REPRESENTATIONS AND WARRANTIES                                       61
     Section 6.1.   Existence and Power of Borrower and Guarantors   61
     Section 6.2.   Subsidiaries                                     61
     Section 6.3.   Authorization; Contravention                     61
     Section 6.4.   Enforceable Obligations                          62
     Section 6.5.   Financial Information                            62
     Section 6.6.   Litigation                                       62
     Section 6.7.   ERISA                                            62
     Section 6.8.   Taxes and Filing of Tax Returns                  63
     Section 6.9.   Ownership of Assets                              63
     Section 6.10.  Business; Compliance                             64
     Section 6.11.  Licenses, Permits                                64
     Section 6.12.  Compliance with Law                              64
     Section 6.13.  Full Disclosure                                  64
     Section 6.14.  Environmental Matters                            64
     Section 6.15.  Purpose of Credit                                65
     Section 6.16.  Governmental Regulations                         66
     Section 6.17.  Indebtedness                                     66
     Section 6.18.  Insurance                                        66
     Section 6.19.  Solvency                                         66
     Section 6.20.  Due Diligence Procedures                         66

ARTICLE VII
AFFIRMATIVE COVENANTS                                                67
     Section 7.1.   Information From AMRESCO                         67
     Section 7.2.   Business of Borrower and Guarantors              69
     Section 7.3.   Right of Inspection                              69
     Section 7.4.   Maintenance of Insurance                         70
     Section 7.5.   Payment of Taxes, Impositions and Claims         70
     Section 7.6.   Compliance with Laws and Documents               70
     Section 7.7.   Environmental Law Compliance and Indemnity       70
     Section 7.8.   Covenant Compliance                              72
     Section 7.9.   Quantity and Quality of Documents                72
     Section 7.10.  Use of Proceeds                                  72
     Section 7.11.  Additional Documents                             72
     Section 7.12.  Compliance With Due Diligence Standards;
                         Offices and Files                           72
     Section 7.13.  Appraisal                                        73

ARTICLE VIII
NEGATIVE COVENANTS                                                   73
     Section 8.1.   Minimum Consolidated Tangible Net Worth          73
     Section 8.2.   Leverage Ratios                                  73
     Section 8.3.   Coverage Ratio                                   73
     Section 8.4.   Adjusted EBITDA Maintenance.                     73
     Section 8.5.   Permitted Debt                                   74
     Section 8.6.   Limitation on Sale of Properties                 75
     Section 8.7.   Permitted Liens                                  75
     Section 8.8.   Limitation on Loans to Shareholders              76
     Section 8.9.   Consolidations, Mergers, Sales of Assets,
                        and Maintenance                              76
     Section 8.10.  Investments                                      77
     Section 8.11.  Distributions                                    78
     Section 8.12.  Limitation on Contingent Liabilities             78
     Section 8.13.  Transactions with Affiliates                     78
     Section 8.14.  Employee Plans                                   78
     Section 8.15.  Use Violations                                   79
     Section 8.16.  Exceptions to Covenants                          79
     Section 8.17.  Fiscal Year and Accounting Methods               79
     Section 8.18.  Governmental Regulations                         79

ARTICLE IX
DEFAULTS AND REMEDIES                                                79
     Section 9.1.   Events of Default                                79
     Section 9.2.   Remedies                                         82
     Section 9.3.   Rights of Set-Off                                83
     Section 9.4.   Remedies Cumulative, Concurrent and
                         Non-Exclusive                               84
     Section 9.5.   No Conditions Precedent to Exercise Remedies     84
     Section 9.6.   Release of and Resort to Collateral              85
     Section 9.7.   Waivers                                          85
     Section 9.8.   Discontinuance of Proceedings                    85
     Section 9.9.   Power of Attorney                                85
     Section 9.10.  Application of Proceeds                          86

ARTICLE X
AGENT AND THE LENDERS                                                86
     Section 10.1.  Appointment and Authorization of Agent           86
     Section 10.2.  Possession of Instruments by Agent               88
     Section 10.3.  Expenses                                         88
     Section 10.4.  Delegation of Duties; Reliance; Consultation     88
     Section 10.5.  Limitation of Agent's Liability                  89
     Section 10.6.  Default; Collateral                              90
     Section 10.7.  Lenders' Decision                                90
     Section 10.8.  Limitation of Liability of Lenders               91
     Section 10.9.  Relationship of Lenders                          91
     Section 10.10. Debtor-Creditor Relationship                     91
     Section 10.11. Credit Decisions                                 91
     Section 10.12. Removal of Agent                                 92
     Section 10.13. Resignation by Agent                             92
     Section 10.14. Sharing of Payments and Setoffs.                 92
     Section 10.15. Non-Advancing Lenders.                           93
     Section 10.16. Benefit of Lenders                               94

ARTICLE XI
MISCELLANEOUS                                                        94
     Section 11.1.  Continuing Agreement                             94
     Section 11.2.  Notices                                          94
     Section 11.3.  No Waivers                                       95
     Section 11.4.  Expenses; Documentary Taxes; Indemnification     95
     Section 11.5.  Amendments and Waivers; Consent to Deviation     96
     Section 11.6.  Survival                                         96
     Section 11.7.  Prior Understandings; No Defenses; Release;
                         No Oral Agreements                          96
     Section 11.8.  Limitation on Interest                           97
     Section 11.9.  Invalid Provisions                               97
     Section 11.10. Assignments and Participations                   97
     Section 11.11. Senior Debt; Borrower Subordination              99
     Section 11.12. Revolving Loan                                  100
     Section 11.13. Construction                                    100
     Section 11.14. APPLICABLE LAW                                  100
     Section 11.15. Submission To Jurisdiction; Service of
          Process                                                   100
     Section 11.16. JURY TRIAL WAIVER                               101
     Section 11.17. Counterparts                                    101
     Section 11.18. Inconsistent Provisions                         101
     Section 11.19. Non-Waiver of Rights or Remedies                101
     Section 11.20. Taxes                                           101
     Section 11.21. Judgment Currency.                              102
     Section 11.22. Consolidated Group                              103


                     SCHEDULES AND EXHIBITS

SCHEDULE I      - LENDERS AND BORROWER
SCHEDULE II     - COMMITMENT FEE PERCENTAGE; LIBOR MARGIN
SCHEDULE III    - CAPITAL ADEQUACY TEST
EXHIBIT A       - REVOLVING NOTE
EXHIBIT A-1     - TERM NOTE
EXHIBIT A-3     - COMPETITIVE BID NOTE
EXHIBIT B       - REQUEST FOR ADVANCE
EXHIBIT C       - FORM OF COMPLIANCE LETTER
EXHIBIT D       - ASSIGNMENT AND ACCEPTANCE
EXHIBIT E       - REQUEST FOR COMPETITIVE BID QUOTE
EXHIBIT E-1     - INVITATION FOR COMPETITIVE BID QUOTE
EXHIBIT E-2     - COMPETITIVE BID QUOTE


                           SCHEDULE I

                      LENDER AND BORROWER

I.   LENDERS, AGENT AND ARRANGER

     A.   AGENT:

          NationsBank of Texas, N.A.
          Commercial Banking Division
          901 Main Street, 7th Floor
          Dallas, Texas  75202
          Attn: Elizabeth Kurilecz
          Fax No.:  (214) 508-0388

     B.   ARRANGER:

          NationsBanc Capital Markets, Inc.
          901 Main Street, 66th Floor
          Dallas, Texas  75202
          Attn:  Joseph Siegel, Jr.
          Fax No.:  (214) 508-2881

     C.   REVOLVING LENDERS:

          NationsBank of Texas, N.A.
          901 Main Street, 7th Floor
          Dallas, Texas  75202
          Attn: Elizabeth Kurilecz
          Tel:  (214) 508-0975
          Fax:  (214) 508-0338

          Bank One, Texas, NA
          1717 Main Street, 4th Floor
          Dallas, Texas  75201
          Attn:  Kathleen C. Stewart
          Tel:  (214) 290-2709
          Fax:  (214) 290-2275

          with a copy of all notices to:
          Bank One, Texas, NA
          1717 Main Street, 4th Floor
          Dallas, Texas 75201
          Attn: Kristin Blanchard
          Tel:  (214) 290-3028
          Fax: (214) 290-2275

Wells Fargo Bank (Texas), N.A.
1445 Ross Avenue, 3rd Floor
Dallas, Texas  75202
Attn:  Craig T. Scheef
Tel:  (214) 740-1548
Fax:  (214) 740-1519

Comerica Bank - Texas
8828 Stemmons, Suite 441
Dallas, Texas  75247
Attn:  David Terry
Tel:  (972) 841-4419
Fax:  (972) 263-9837

Bank United
1646 North California Blvd.
Suite 342
Walnut Creek, CA  94596
Attn:  Michael D. McAuley
Tel:  (510) 210-8060
Fax:  (510) 210-8065

The Bank of New York
One Wall Street, 17th Floor
New York, New York  10286
Attn:  Robert A. Tweed
Tel:  (212) 635-6465
Fax:  (212) 635-6468

Fleet Bank, N.A.
1185 Avenue of the Americas
16th Floor
New York, New York 10036
Attn: Robert Pierson
Tel:  (212) 819-6078
Fax:  (212) 819-6207

The Sumitomo Bank, Limited
1601 Elm Street, Suite 4250
Dallas, Texas 75201
Attn: Michael R. Pavell
Tel:  (214) 979-0925
Fax: (214) 979-0571

PNC Bank, Kentucky, Inc.
500 West Jefferson, Suite 1200
Louisville, KY 40202
Attn: Janice Wallace
Tel:  (502) 581-3112
Fax: (502) 581-3844

Imperial Bank
9920 S. LaCienega Blvd.
Englewood, CA 90301
Attn: John Farrace


D.    TERM LENDERS:

Allstate Insurance Companies
3075 Sanders Road, Suite G3A
Northbrook, IL 60062-7127
Attn: Jerry Zinkula


Indosuez Capital Funding II, Limited
c/o Indosuez Capital
1211 Avenue of the Americas
New York, New York 10036-8701


Strata Funding Ltd.
c/o Chancellor LGT Secured Management, Inc.
1166 Avenue of Americas
New York, New York 10036
Attention: Christopher E. Jansen


Ceres Finance Ltd.
c/o Chancellor LGT Secured Management, Inc.
1166 Avenue of Americas
New York, New York 10036
Attention: Christopher E. Jansen


Amara-2 Finance Ltd.
c/o Chancellor LGT Secured Management, Inc.
1166 Avenue of Americas
New York, New York 10036
Attention: Christopher E. Jansen
KZH Holding Corporation III
c/o The Chase Manhattan Bank
450 W. 33rd Street, 15th Floor
New York, New York 10001


NationsBank of Texas, N.A.
901 Main Street, 7th Floor
Dallas, Texas  75202
Attn: Elizabeth Kurilecz
Tel:  (214) 508-0975
Fax:  (214) 508-0338


                Revolving Loan    Revolving    Modification
                  Commitment          Loan      Fee Amount
                    Amount       Percentage      for this
                                                 Agreement

 Revolving
 Lenders:

 NationsBank       $55,000,000     18.644068%     $37,500.00

 Bank One          $50,000,000     16.949153%     $33,750.00

 Wells Fargo       $35,000,000     11.864407%     $26,250.00

 Comerica          $30,000,000     10.169491%     $22,500.00

 Bank United       $30,000,000     10.169491%     $22,500.00

 Bank of New       $30,000,000     10.169491%     $22,500.00
 York

 Fleet             $25,000,000      8.474576%     $18,750.00

 Sumitomo          $15,000,000      5.084746%     $11,250.00

 PNC               $15,000,000      5.084746%     $11,250.00

 Imperial          $10,000,000      3.389831%      $7,500.00

   Total          $290,000,000     100.00000%    $213,750.00


                   Term Loan      Term Loan    Modification
                  Commitment     Percentage   Fee Amount for
                    Amount                    this Agreement

Term Lenders:

NationsBank       $15,000,000     25.000000%        $0

Indosuez          $15,000,000     25.000000%    $11,250.00

Allstate          $10,000,000      16.66667%    $7,500.00

KZH III           $5,000,000       8.333334%    $3,750.00

Strata            $5,000,000       8.333334%    $3,750.00

Ceres             $5,000,000       8.333334%    $3,750.00

Amara-2           $5,000,000       8.333334%    $3,750.00

Total             $60,000,000     100.00000%   $ 33,750.00

II.   BORROWER

AMRESCO, INC.
AMRESCO UK HOLDINGS LIMITED
700 N. Pearl Street
Suite 2400, LB 342
Dallas, Texas  75201-7424
Attn:  Treasurer
Fax No.:  (214) 953-7757

                               SCHEDULE II

                 COMMITMENT FEE PERCENTAGE; LIBOR MARGIN

     Qualified       Applicable       Commitment     Letter of
     Investment        LIBOR             Fee         Credit Fee
       Rating          Margin         Percentages    Percentage
                                                       s

   B+/B1 or Lower    (a) 175.0 b.p.    37.5 b.p.       150 b.p
                     (b) 225.0 b.p.

      BB-/Ba3        (a) 150.0 b.p.    25.0 b.p.       100 b.p
                     (b) 225.0 b.p.

      BB/Ba2         (a) 125.0 b.p.    25.0 b.p.       100 b.p
                     (b) 200.0 b.p.

     BBB-/Baa3       (a) 100.0 b.p.    20.0 b.p.       100 b.p
                     (b) 175.0 b.p.


(a) - The Applicable LIBOR Margin for the Revolving Credit Facility.
(b) - The Applicable LIBOR Margin for the Term Facility.


                          SCHEDULE III
                     CAPITAL ADEQUACY TEST

                                                    LEVERAGE
                   ASSETS                         ADVANCE RATE
                                                         %

       Cash and Equivalents                             100%
       Temporary Investments                            100%
       Accounts Receivable (net of reserves)
          Management Contracts                           85%
       Loans held for sale, net
          Residential Mortgage                          100%
          Commercial Mortgage - FNMA                     99%
          Commercial Mortgage - Other                    95%
          Commercial Finance                             95%
       Loans, Net
          Residential Mortgage                          100%
          Commercial Mortgage - Servicing Advances       90%
          Commercial Finance                             85%
          Corporate and other                            85%
       Investments in Purch. Loan and Other Asset Port.
          Loan Portfolios
            Foreign                                      80%
            Domestic                                     80%
          Real Estate
            Foreign                                      80%
            Domestic                                     80%
          Partnerships and Joint Ventures                70%
       Asset Backed and Other Securities
             Available for Sale                          75%
       Retained Interests in Securitizations-Trading
             Residential Mortgage                        70%
       Retained Interests in Securitizations-Trading
             Commercial Lending                          85%
       Premises and equipment, Net of
             Acc. Depreciation                           50%

                           EXHIBIT A


                         REVOLVING NOTE


$________________        Dallas, Texas         _________ __, 1997


  FOR VALUE RECEIVED, AMRESCO, INC., a Delaware corporation, and the other parties executing this Note or hereafter added hereto as "Maker" (collectively "Makers"), hereby, jointly and severally, promise to pay to the order of _____________________________ ("Lender") in care of Agent, at its banking house in the City of Dallas, Dallas County, Texas, or at such other address in Dallas County, Texas, given to Makers by Agent, the principal sum of ____________________________ Dollars ($______________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

  This Note has been executed and delivered pursuant to the terms of that certain Third Amended and Restated Loan Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Loan Agreement") dated the date hereof, executed by and among Makers, Agent and the Lenders (which includes the payee of this Note) and is one of the notes defined therein as a "Revolving Note", the terms and provisions of the Loan Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term not expressly defined herein shall have the meaning given to such term under the Loan Agreement. The terms of the Loan Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

  This Note is secured by the Collateral Assignment, the Pledge Agreements, the Security Agreement, the Mortgages, the other Security Documents and all the other Loan Documents, and all liens and security interests created or evidenced thereby. Any holder shall be entitled to all benefits and remedies and security set forth in the Loan Agreement and all the other Loan Documents. [This Note renews, extends and replaces that certain Promissory Note dated ______________, in the amount of $________, executed by Makers, payable to Lender.]


  1.Interest and Payment.

     (a) Maturity. The principal of this Note and all accrued but unpaid interest hereon shall be due and payable in full on the Revolving Facility Termination Date.

     (b) Accrual of Interest. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate per annum equal to the lesser of (i) at Makers' option, the Variable Rate or the Adjusted LIBOR Rate, subject, however, to the provisions of the Loan Agreement, or (ii) the Maximum Lawful Rate; provided, however, that as to any portion of the outstanding principal balance hereof that is not subject to an effective election of or conversion to the Adjusted LIBOR Rate in accordance with the terms of the Loan Agreement, interest on such portion of this Note shall accrue interest at the lesser of (i) the Variable Rate or (ii) the Maximum Lawful Rate. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate. Without notice to any Maker or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and the Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Note and the Loan Agreement.

     (c) Agreements Concerning Pricing Election. Reference should be made to the provisions of Section 3.5 of the Loan Agreement concerning the terms, manner and agreements related to the interest rate elections available to Makers under this Note.

     (d) Principal and Interest Payments. Principal and interest hereon shall be due and payable as is provided in Article III of the Loan Agreement, which provides, in part, for quarterly payments of interest on the first (1st) day of each calendar quarter, commencing on October 1, 1997, and continuing on the first (1st) day of each January, April, July and October during the Credit Period.

     (e) Costs Due to Regulatory Changes. Makers shall indemnify Lender against and reimburse Lender for increased costs to Lender, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Advance or Alternate Currency Advance. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

     (f) Default Rate. After maturity of this Note or the occurrence of an Event of Default, the outstanding principal balance of this Note shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal, and to the extent permitted by law, past due interest on this Note shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or the foreclosure of any of the Lenders' Liens, unless otherwise provided by law.

     (g) Maximum Lawful Rate Adjustments. If at any time the Applicable Rate shall be limited to the Maximum Lawful Rate, any subsequent reductions in the Applicable Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the Revolving Credit Facility, the total amount of interest paid or accrued on the Revolving Credit Facility is less than the amount of interest which would have accrued if the Applicable Rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Makers shall pay to Agent, for the ratable benefit of the Lenders, an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Applicable Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid on the Revolving Credit Facility.

  2.Default. The occurrence of a Default or an Event of Default, under and as defined in the Loan Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.
  3.Remedies.

     (a) All Remedies Available. Upon the occurrence of an Event of Default, the holder hereof, acting by and through Agent in accordance with the terms of Articles IX and X of the Loan Agreement, shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Loan Agreement or any other Loan Document, or at law or in equity.

     (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or
(ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

  4.Usury Savings Provisions.

     (a) General Limitation. Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate.

     (b) Intent of Parties. It is expressly stipulated and agreed to be the intent of Makers and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note.
If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Makers, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Makers and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Makers), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the State of Texas, or DIDMCA or any other applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this paragraph shall control all agreements between Makers and Lender.

  5.General Provisions.

     (a) Business Days. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

     (b) Manner of Payment. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Loan Agreement, including, without limitation, Article
III  of the Loan Agreement.

     (c) Prepayments. Prepayments may be made, and as provided in Section 3.6 of the Loan Agreement are required to be made, on this Note subject to and in accordance with Section 3.6 of the Loan Agreement.

     (d) Application of Payments. All payments made on this Note shall be applied in accordance with Sections 3.6, 3.9 and 9.10 of the Loan Agreement, as applicable. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default. Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness owing by Makers to the holder hereof in such order and manner as the Required Lenders shall deem appropriate, any instructions from Makers or anyone else to the contrary notwithstanding.

     (e) Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if any Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Makers agree to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

     (f) Waivers and Acknowledgments. Each Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Loan Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against any Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and
(v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

     (g) Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

     (h) Purpose of Proceeds. The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.

     (i) Notices. Any notice required or which any party desires to give under this Note shall be given and effective as provided in Section 11.2 of the Loan Agreement.

     (j) Assignments/Participations. Makers acknowledge and agree that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Revolving Credit Facility or transfer to any Person a participation interest in the Revolving Credit Facility, subject to and in accordance with the terms and conditions of the Loan Agreement, including Section 11.10 thereof.

     (k) Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Makers shall bind their successors and assigns and shall be for the benefit of Lender and any holder hereof, and their successors and assigns, whether so expressed or not, subject, however, to the provisions of Section 11.10 of the Loan Agreement.

     (l) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OF THE LOAN AGREEMENT OR OTHERWISE.

     (m) Time of the Essence. Time shall be of the essence in this Note with respect to all of Makers' obligations hereunder.

     (n) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

  IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                              MAKERS:

                              AMRESCO, INC., a Delaware
                                corporation


                              By:
                                   Thomas J. Andrus,
                                   Treasurer


                              (VARIOUS MAKERS)


                              By:
                                  Name:
                                  Title:
                          EXHIBIT A-1


                           TERM NOTE


$________________        Dallas, Texas        __________ __, 1997


  FOR VALUE RECEIVED, AMRESCO, INC., a Delaware corporation, and the other parties executing this Note or hereafter added hereto as "Maker" (collectively "Makers"), hereby, jointly and severally, promise to pay to the order of _____________________________ ("Lender") in care of Agent, at its banking house in the City of Dallas, Dallas County, Texas, or at such other address in Dallas County, Texas, given to Makers by Agent, the principal sum of ____________________________ Dollars ($______________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

  This Note has been executed and delivered pursuant to the terms of that certain Third Amended and Restated Loan Agreement (as the same may be modified, amended, supplemented, extended or restated from time to time, the "Loan Agreement") dated the date hereof, executed by and among Makers, Agent and the Lenders (which includes the payee of this Note) and is one of the notes defined therein as a "Term Note", the terms and provisions of the Loan Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term not expressly defined herein shall have the meaning given to such term under the Loan Agreement. The terms of the Loan Agreement shall govern in the case of any inconsistency between such terms and the terms hereof.

  This Note is secured by the Collateral Assignment, the Pledge Agreements, the Security Agreement, the Mortgages, the other Security Documents and all the other Loan Documents, and all liens and security interests created or evidenced thereby. Any holder shall be entitled to all benefits and remedies and security set forth in the Loan Agreement and all the other Loan Documents. [This Note renews, extends and replaces that certain Promissory Note dated ______________, in the amount of $________, executed by Makers, payable to Lender.]

  1.Interest and Payment.

     (a) Maturity. The principal of this Note and all accrued but unpaid interest hereon shall be due and payable in full on the Term Facility Termination Date.

     (b) Accrual of Interest. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate per annum equal to the lesser of (i) at Makers' option, the Variable Rate or the Adjusted LIBOR Rate, subject, however, to the provisions of the Loan Agreement, or (ii) the Maximum Lawful Rate; provided, however, that as to any portion of the outstanding principal balance hereof that is not subject to an effective election of or conversion to the Adjusted LIBOR Rate in accordance with the terms of the Loan Agreement, interest on such portion of this Note shall accrue interest at the lesser of (i) the Variable Rate or (ii) the Maximum Lawful Rate. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate. Without notice to any Maker or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and the Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Note and the Loan Agreement.

     (c) Agreements Concerning Pricing Election. Reference should be made to the provisions of Section 3.5 of the Loan Agreement concerning the terms, manner and agreements related to the interest rate elections available to Makers under this Note.

     (d) Principal and Interest Payments. Principal and interest hereon shall be due and payable as is provided in Article III of the Loan Agreement, which provides, in part, for (i) quarterly payments of interest on the first (1st) day of each calendar quarter, commencing on October 1, 1997, and continuing on the first (1st) day of each January, April, July and October during the Credit Period, and (ii) an annual principal payment in an amount equal to $_______[1% of the principal] on April 15 of each year, commencing on April 15, 1998, and continuing on each April 15 thereafter during the Credit Period.

     (e) Costs Due to Regulatory Changes. Makers shall indemnify Lender against and reimburse Lender for increased costs to Lender, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Portion. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

     (f) Default Rate. After maturity of this Note or the occurrence of an Event of Default, the outstanding principal balance of this Note shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal, and to the extent permitted by law, past due interest on this Note shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or the foreclosure of any of the Lenders' Liens, unless otherwise provided by law.

     (g) Maximum Lawful Rate Adjustments. If at any time the Applicable Rate shall be limited to the Maximum Lawful Rate, any subsequent reductions in the Applicable Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the Term Facility, the total amount of interest paid or accrued on the Term Facility is less than the amount of interest which would have accrued if the Applicable Rate had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Makers shall pay to Agent, for the ratable benefit of the Lenders, an amount equal to the difference between
(a) the lesser of the amount of interest which would have accrued if the Applicable Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid on the Term Facility.

  2.Default. The occurrence of a Default or an Event of Default, under and as defined in the Loan Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

  3.Remedies.

     (a) All Remedies Available. Upon the occurrence of an Event of Default, the holder hereof, acting by and through Agent in accordance with the terms of Articles IX and X of the Loan Agreement, shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Loan Agreement or any other Loan Document, or at law or in equity.

     (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or
(ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

  4.Usury Savings Provisions.

     (a) General Limitation. Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate.

     (b) Intent of Parties. It is expressly stipulated and agreed to be the intent of Makers and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note.
If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Makers, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Makers and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Makers), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "applicable law" as used herein shall mean the laws of the State of Texas, or DIDMCA or any other applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this paragraph shall control all agreements between Makers and Lender.

  5.General Provisions.

     (a) Business Days. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

     (b) Manner of Payment. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Loan Agreement, including, without limitation, Article
III  of the Loan Agreement.

     (c) Prepayments. Prepayments may be made, and as provided in Section 3.6 of the Loan Agreement are required to be made, on this Note subject to and in accordance with Section 3.6 of the Loan Agreement.

     (d) Application of Payments. All payments made on this Note shall be applied in accordance with Sections 3.6, 3.9 and 9.10 of the Loan Agreement, as applicable. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default. Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness owing by Makers to the holder hereof in such order and manner as the Required Lenders shall deem appropriate, any instructions from Makers or anyone else to the contrary notwithstanding.

     (e) Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if any Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Makers agree to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

     (f) Waivers and Acknowledgments. Each Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Loan Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against any Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and
(v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

     (g) Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

     (h) Purpose of Proceeds. The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.

     (i) Notices. Any notice required or which any party desires to give under this Note shall be given and effective as provided in Section 11.2 of the Loan Agreement.

     (j) Assignments/Participations. Makers acknowledge and agree that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Term Facility or transfer to any Person a participation interest in the Term Facility, subject to and in accordance with the terms and conditions of the Loan Agreement, including Section 11.10 thereof.

     (k) Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Makers shall bind their successors and assigns and shall be for the benefit of Lender and any holder hereof, and their successors and assigns, whether so expressed or not, subject, however, to the provisions of Section 11.10 of the Loan Agreement.

     (l) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 11.8 OF THE LOAN AGREEMENT OR OTHERWISE.

     (m) Time of the Essence. Time shall be of the essence in this Note with respect to all of Makers' obligations hereunder.

     (n) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
  IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                         MAKERS:

                         AMRESCO, INC., a Delaware corporation


                         By:_____________________________________
                         Name:___________________________________
                         Title:__________________________________


                         (VARIOUS MAKERS)


                         By:
                         Name:
                         Title:

  The undersigned (each a "Guarantor") hereby agree that (a) each is jointly and severally liable for the payment in full of the indebtedness evidenced by this Term Note, (b) each shall take any and all actions necessary to insure Lender is paid such amount in full, (c) each shall increase the amount payable to such Lender to an amount which, after deduction from such increased amount of the taxes required to be held or deducted therefrom solely as a result of the payment by Guarantor of such amount, will yield to the Lender the amount stated to be payable with respect thereto, and (d) any and all amounts paid pursuant to this guaranty shall be paid in U.S. Dollars without consideration to any currency exchange rate.


                         TERM GUARANTORS:

                         [FOREIGN ENTITIES]


                         By:  AMRESCO, INC., a Delaware
                              corporation, as attorney-in-fact


                                   By:
                                   Name:
                                   Title: